Exhibit 4.47

1. Shipbroker	2. Place and date
13 March 2025
3.            Owners/Place of business (Cl. 1)

INSIGHT 23 HOLDING LIMITED

a company incorporated under the laws of Hong Kong with business registration number 76450738 whose registered oﬃce is at 6/F., Manulife Place, 348 Kwun Tong Road, Kowloon, Hong Kong, registered as Foreign Maritime Entity in the Republic of Liberia with registration number F-918984 (The “Owners” which expression includes its successors and assigns)

4.           Bareboat Charterers/Place of business (Cl. 1)

FRIEND OCEAN NAVIGATION CO.

a corporation incorporated and validly existing under the laws of the Republic of Liberia with registration number C-122897 whose registered address is at 80 Broad Street, Monrovia, Republic of Liberia

5. Vessel’s name, call sign and ﬂag (Cl. 1 and 3) Vessel's name: Friendship Call sign: 5LBT4 Flag: The Republic of Liberia
6. Type of Vessel Bulk Carrier (Capesize)	7. GT/NT GT: 89603 NT: 58437
8 When/Where built 2009 Namura Shipping Co., Ltd. Imari Works	9. Total DWT (abt.) in metric tons on summer freeboard 176,948
10. Classiﬁcaton Society (Cl. 3) BV	11. Date of last special survey by the Vessel’s classiﬁcaton society N/A
12. Further partculars of Vessel (also indicate minimum number of months’ validity of class certﬁcates agreed acc. to Cl. 3) N/A

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

13. Port or Place of delivery (Cl. 3) Back to back delivery under the MOA	14. Time for delivery (Cl. 4) SEE CLAUSE 34 (Delivery of Vessel)	15. Cancelling date (Cl. 5) SEE CLAUSE 33 (Cancellation)
16. Port or Place of redelivery (Cl. 15) SEE CLAUSE 40.5		17. No. of months' validity of trading and class certﬁcates upon redelivery (Cl. 15) SEE CLAUSE 40.5
18 . Running days’ notce if other than stated in Cl. 4 N/A		19. Frequency of dry-docking (Cl. 10(g)) SEE CLAUSE 10(g)
20. Trading limits (Cl. 6) Worldwide within International Navigating Limits, please also see clauses 46.1(r), 46.1(s), 46.1 (ee), 46.1(ﬀ) (Charterers' Undertakings)
21. Charter period (Cl. 2) SEE CLAUSE 32 (Charter Period)		22. Charter hire (Cl. 11) SEE CLAUSE 36 (Charterhire)
23. New class and other safety requirements (state percentage of Vessel's insurance value acc. to Box 29)(Cl. 10(a)(ii)) SEE CLAUSE 38 (Insurance)
24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV SEE CLAUSE 36 (Charterhire)		25. Currency and method of payment (Cl. 11) USD/BANK TRANSFER
26. Place of payment; also state beneﬁciary and bank account (Cl. 11) Such account as the Owners may notify the Charterers from time to time		27. ~~Bank~~ Corporate guarantee~~/bond (sum and place)~~ (Cl. 24) (optonal) SEE CLAUSE 24 (Corporate Guarantee)
28.         Mortgage(s), if any (state whether 12(a) or (b) applies; if 12(b) applies state date of Financial Instrument and name of Mortgagee(s)/Place of business) (Cl. 12)

SEE CLAUSES 12(b) and 58 (Changes to the Parties)

29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) SEE CLAUSE 38 (Insurance)- CLAUSE 14 DOES NOT APPLY
30. Additonal insurance cover, if any, for Owners’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) SEE CLAUSE 38 (Insurance)		31. Additonal insurance cover, if any, for Charterers’ account limited to (Cl. 13(b) or, if applicable, Cl. 14(g)) SEE CLAUSE 38 (Insurance)
32. Latent defects (only to be ﬁlled in if period other than stated in Cl. 3) N/A		33. Brokerage commission and to whom payable (Cl. 27) N/A

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34. Grace period (state number of clear banking days) (Cl. 28) N/A	35. Dispute Resoluton (state 30(a), 30(b) or 30(c); if 30(c) agreed Place of Arbitraton must be stated (Cl. 30) ~~(c)~~ SEE CLAUSE 30 (Dispute Resolution)
36. War cancellaton (indicate countries agreed) (Cl. 26(f)) N/A
37. Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optonal) No, Part III does not apply	38. Name and place of Builders (only to be ﬁlled in if PART III applies) N/A
39. Vessel’s Yard Building No. (only to be ﬁlled in if PART III applies) N/A	40. Date of Building Contract (only to be ﬁlled in if PART III applies) N/A
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1) (a) N/A (b) (c)
42. Hire/Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optonal) NO, PART IV DOES NOT APPLY	43. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optonal) NO, PART V DOES NOT APPLY
44. Flag and Country of the Bareboat Charter Registry (only to be ﬁlled in if PART V applies) N/A	45. Country of the Underlying Registry (only to be ﬁlled in if PART V applies) N/A
46. Number of additonal clauses covering special provisions, if agreed CLAUSE 32 (Charter Period) TO CLAUSE 61 (Deﬁnitions) AND SCHEDULE 1 TO SCHEDULE 2

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditons contained in this Charter which shall include PART I and PART II and the Additonal Clauses. In the event of a conﬂict of conditons, the provisions of the Additonal Clauses shall prevail over the provisions of PART I and PART II PART I shall prevail over those of PART II to the extent of such conﬂict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conﬂict of conditons, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conﬂict but no further.

Signature (Owners) /s/ Mao Yufei MAO Yufei Director	Signature (Charterers) /s/ Stavros Gyftakis Stavros Gyftakis Attorney-in-fact

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
1	1.	Deﬁnitions

2	In this Charter capitalised terms not otherwise deﬁned herein have the meaning given to them in the Additional Clauses and, the following terms shall have the meanings hereby assigned to them:

"Additional Clauses" means Clause 32 (Charter Period) to Clause 61 (Deﬁnitions) appended to this Charter;

3	“The Owners” shall mean the party identiﬁed in Box 3;

4	“The Charterers” shall mean the party identiﬁed in Box 4;

5	“The Vessel” shall mean the vessel named in Box 5 and with particulars as stated in Boxes 6 to 12.

~~6~~	~~“Financial Instrument” means the mortgage, deed of covenant or other such ﬁnancial security instrument as~~
~~7~~	~~annexed to this Charter and stated in Box 28.~~

8	2.	Charter Period

9	In consideration of the hire detailed in Box 22, the Owners have agreed to let and the Charterers have agreed to
10	hire the Vessel for the period stated in Box 21 (“The Charter Period”). See also Clause 32 (Charter Period).

11	3.	Delivery

12	(not applicable when Part III applies, as indicated in Box 37)

~~13~~	~~(a)~~	~~The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in~~
~~14~~	~~every respect ready in hull, machinery and equipment for service under this Charter.~~

15	The Vessel shall be delivered by the Owners and taken over by the Charterers at the port or place indicated in
16	Box 13 ~~in such ready safe berth as the Charterers may direct~~.

17	(b)	The Vessel shall be properly documented on delivery in accordance with the laws of the ﬂag state indicated in
18	Box 5 and the requirements of the classiﬁcation society stated in Box 10. ~~The Vessel upon delivery shall have her~~
~~19~~	~~survey cycles up to date and trading and class certiﬁcates valid for at least the number of months agreed in Box~~
~~20~~	~~12.~~

21	(c)	The delivery of the Vessel by the Owners and the taking over of the Vessel by the Charterers shall constitute a
22	full performance by the Owners of all the Owners’ obligations under this Clause 3, and thereafter the Charterers
23	shall not be entitled to make or assert any claim against the Owners on account of any conditions,
24	representations or warranties expressed or implied with respect to the Vessel ~~but the Owners shall be liable for~~
~~25~~	~~the cost of but not the time for repairs or renewals occasioned by latent defects in the Vessel, her machinery or~~
~~26~~	~~appurtenances, existing at the time of delivery under this Charter, provided such defects have manifested~~
~~27~~	~~themselves within twelve (12) months after delivery unless otherwise provided in Box 32~~.

28	4.	Time for Delivery (See Clause 34 (Delivery of Vessel))

~~29~~	~~(not applicable when Part III applies, as indicated in Box 37)~~
~~30~~	~~The Vessel shall not be delivered before the date indicated in Box 14 without the Charterers’ consent and the~~
~~31~~	~~Owners shall exercise due diligence to deliver the Vessel not later than the date indicated in Box 15.~~

~~32~~	~~Unless otherwise agreed in Box 18, the Owners shall give the Charterers not less than thirty (30) running days’~~
~~33~~	~~preliminary and not less than fourteen (14) running days’ deﬁnite notice of the date on which the Vessel is~~
~~34~~	~~expected to be ready for delivery. The Owners shall keep the Charterers closely advised of possible changes in~~
~~35~~	~~the Vessel’s position.~~

36	5.	Cancelling (See Clause 33 (Cancellation))

~~37~~	~~(not applicable when Part III applies, as indicated in Box 37)~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
~~38~~	~~(a)~~	~~Should the Vessel not be delivered latest by the cancelling date indicated in Box 15, the Charterers shall have the~~
~~39~~	~~option of cancelling this Charter by giving the Owners notice of cancellation within thirty-six (36) running hours~~
~~40~~	~~after the cancelling date stated in Box 15, failing which this Charter shall remain in full force and eﬀect.~~

~~41~~	~~(b)~~	~~If it appears that the Vessel will be delayed beyond the cancelling date, the Owners may, as soon as they are in~~
~~42~~	~~a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to~~
~~43~~	~~the Charterers asking whether they will exercise their option of cancelling, and the option must then be declared~~
~~44~~	~~within one hundred and sixty-eight (168) running hours of the receipt by the Charterers of such notice or within~~
~~45~~	~~thirty-six (36) running hours after the cancelling date, whichever is the earlier. If the Charterers do not then~~
~~46~~	~~exercise their option of cancelling, the seventh day after the readiness date stated in the Owners’ notice shall be~~
~~47~~	~~substituted for the cancelling date indicated in Box 15 for the purpose of this Clause 5.~~

~~48~~	~~(c)~~	~~Cancellation under this Clause 5 shall be without prejudice to any claim the Charterers may otherwise have on~~
~~49~~	~~the Owners under this Charter.~~

50	6.	Trading Restrictions

51	The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise operation within the trading

52	limits indicated in Box 20.

53	The Charterers undertake not to employ the Vessel or suﬀer the Vessel to be employed otherwise than in
54	conformity with the terms of the contracts of insurance (including any warranties expressed or implied therein)
55	without ﬁrst obtaining the consent of the insurers to such employment and complying with such requirements
56	as to extra premium or otherwise as the insurers may prescribe.

57	The Charterers also undertake not to employ the Vessel or suﬀer her employment in any trade or business which
58	is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or
59	prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction,
60	seizure or conﬁscation.

61	Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive
62	products or waste are speciﬁcally excluded from the cargo permitted to be loaded or carried under this Charter.
63	This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial,
64	agricultural, medical or scientiﬁc purposes provided the Owners’ prior approval has been obtained to loading
65	thereof.

66	7.	Surveys ~~on Delivery and~~ Redelivery

67	~~(not applicable when Part III applies, as indicated in Box 37)~~

68
The Owners ~~and Charterers~~ shall be entitled to ~~each~~ appoint surveyors or the Charterers shall be entitled to appoint surveyors (subject to such appointment being accepted in writing by the Owners) for the purpose of determining and agreeing in writing

69	the condition of the Vessel at the time of ~~delivery and~~ redelivery pursuant to Clause 40 (with the relevant costs paid by the Charterers). ~~hereunder. The Owners shall bear all expenses~~

~~70~~	~~of the On-hire Survey including loss of time, if any, and the Charterers shall bear all expenses of the Oﬀ-hire~~
~~71~~	~~Survey including loss of time, if any, at the daily equivalent to the rate of hire or pro rata thereof.~~

72	8.	Inspection (See Clause 46(A) (Inspection of Vessel))

~~73~~	~~The Owners shall have the right at any time after giving reasonable notice to the Charterers to inspect or survey~~
~~74~~	~~the Vessel or instruct a duly authorised surveyor to carry out such survey on their behalf:~~

~~75~~	~~(a)~~	~~to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and~~
~~76~~	~~maintained. The costs and fees for such inspection or survey shall be paid by the Owners unless the Vessel is~~
~~77~~	~~found to require repairs or maintenance in order to achieve the condition so provided;~~

~~78~~	~~(b)~~	~~in dry-dock if the Charterers have not dry-docked Her in accordance with Clause 10(g). The costs and fees for~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
~~79~~	~~such inspection or survey shall be paid by the Charterers; and~~

~~80~~	~~(c)~~	~~for any other commercial reason they consider necessary (provided it does not unduly interfere with the~~
~~81~~	~~commercial operation of the Vessel). The costs and fees for such inspection and survey shall be paid by the~~
~~82~~	~~Owners.~~

~~83~~	~~All time used in respect of inspection, survey or repairs shall be for the Charterers’ account and form part of the~~
~~84~~	~~Charter Period.~~

~~85~~	~~The Charterers shall also permit the Owners to inspect the Vessel’s log books whenever requested and shall~~
~~86~~	~~whenever required by the Owners furnish them with full information regarding any casualties or other accidents~~
~~87~~	~~or damage to the Vessel.~~

88	9.	Inventories, Oil and Stores

89	A complete inventory of the Vessel’s entire equipment, outfit including spare parts, appliances and of all
90	consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on
91	delivery and again on redelivery (if applicable) of the Vessel. The Charterers ~~and the Owners, respec~~ti~~vely,~~ shall at the time of
92	delivery ~~and redelivery~~ take over ~~and pay for~~ all bunkers, lubricating oil, unbroached provisions, paints, ropes
93	and other consumable stores (excluding spare parts) in the said Vessel at the then current market prices at the
94	ports of delivery ~~and redelivery, respectively~~. The Charterers shall ensure that all spare parts listed in the
95	inventory and used during the Charter Period are replaced at their expense prior to redelivery (if applicable) of the Vessel.

96	10.	Maintenance and Operation

97	(a)	(i) Maintenance and Repairs - During the Charter Period the Vessel shall be in the full possession and at the
98	absolute disposal for all purposes of the Charterers and under their complete control in every respect. The
99	Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of
100	repair, in eﬃcient operating condition and in accordance with good commercial maintenance practice and,
101	~~except as provided for in Clause 14(l),~~ if applicable, at their own expense they shall at all times keep the Vessel’s
102	~~Class~~ classiﬁcation fully up to date with the Classiﬁcation Society indicated in Box 10 and maintain all other necessary
103	certiﬁcates in force at all times.

104	(ii) New Class and Other Safety Requirements - In the event of any improvement, structural changes or new
105
equipment becoming necessary for the continued operation of the Vessel by reason of new class requirements or by compulsory legislation, the Charterers shall ensure that the same are complied with and the time and cost of compliance shall be on the Charterers' account. ~~class requirements~~

~~106~~	~~or by compulsory legislation costing (excluding the Charterers’ loss of time) more than the percentage stated in~~
~~107~~	~~Box 23, or if Box 23 is lef t blank, 5 per cent of the Vessel’s insurance value as stated in Box 29, then the extent, if~~
~~108~~	~~any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between~~
~~109~~	~~the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the~~
~~110~~	~~Charterers having regard, inter alia, to the length of the period remaining under this Charter shall, in the absence~~
~~111~~	~~of agreement, be referred to the dispute resolution method agreed in Clause 30.~~

112	(iii) Financial Security - The Charterers shall maintain ﬁnancial security or responsibility in respect of third party
113	liabilities as required by any government, including federal, state or municipal or other division or authority
114	thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place,
115	territorial or contiguous waters of any country, state or municipality in performance of this Charter without any
116	delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such
117	government or division or authority thereof.

118	The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy
119	such requirements at the Charterers’ sole expense and the Charterers shall indemnify the Owners against all

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PART II
120	consequences whatsoever (including loss of time) for any failure or inability to do so.

121	(b)	Operation of the Vessel - The Charterers shall at their own expense and by their own procurement man, victual,
122	navigate, operate, supply, fuel and, whenever required, repair the Vessel during the Charter Period and they
123	shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of
124	the Vessel under this Charter, including annual ﬂag state fees and any foreign general municipality and/or state
125	taxes. The Master, oﬃcers and crew of the Vessel shall be the servants of the Charterers for all purposes
126	whatsoever, even if for any reason appointed by the Owners.

127	Charterers shall comply with the regulations regarding oﬃcers and crew in force in the country of the Vessel’s
128	ﬂag or any other applicable law.

129	(c)	The Charterers shall keep the Owners and ~~the~~ any mortgagee(s) advised of the intended employment, planned dry-
130	docking and major repairs of the Vessel, as reasonably required.

131	(d)	Flag and Name of Vessel – During the Charter Period, the Charterers shall have the liberty to paint the Vessel in
132	their own colours, install and display their funnel insignia and ﬂy their own house ﬂag. The Charterers shall also
133	have the liberty, with the Owners’ consent, ~~which shall not be unreasonably withheld~~and which, subject to Clause 41.4, shall be granted in the case of a Flag State, to change the ﬂag and/or
134	the name of the Vessel during the Charter Period. Painting and re-painting, instalment and re-instalment,
135
registration and re-registration, ~~if required by the Owners,~~ shall be at the Charterers’ expense and time. The Charterers shall also have the liberty, with the Owners' consent, which shall not be unreasonably withheld, to change the classiﬁcation society (to be a member of International Association of Classiﬁcation Societies) during the Charter Period and such expense shall be for Charterers' account.

136	(e)	Changes to the Vessel – Subject to Clause 10(a)(ii), the Charterers shall make no structural changes in the Vessel
137	or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance ﬁrst securing
138	the Owners’ approval thereof. ~~If the Owners so agree, t~~The Charterers shall, if the Owners so require, restore the
139	Vessel to its former condition ~~before the termination of this Charter.~~

140	(f)	Use of the Vessel’s Outfit, Equipment and Appliances - The Charterers shall have the use of all outfit, equipment,
141	and appliances on board the Vessel at the time of delivery, provided the same or their substantial equivalent
142	shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary
143	wear and tear excepted. The Charterers shall from time to time during the Charter Period replace such items of
144	equipment as shall be so damaged or worn as to be unﬁt for use. The Charterers are to procure that all repairs
145	to or replacement of any damaged, worn or lost parts or equipment be eﬀected in such manner (both as regards
146
workmanship and quality of materials) as not to diminish the value of the Vessel. Title of any equipment so replaced shall, unless agreed between the Owners and the Charterers, remain with the Owners. The Charterers have the right

147
to ﬁt additional equipment at their expense and risk (provided that no permanent structural damage is caused to the Vessel by reason of such installation) and~~but~~ the Charterers shall at their expenses remove such equipment and make good any damage caused by the ﬁtting or removal of such additional equipment~~at the end~~

148	~~of the period~~ if requested by the Owners at the time of redelivery of the Vessel. Any equipment including radio equipment on hire on the Vessel at
149	time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations
150	and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners
151	for all expenses incurred in connection therewith, also for any new equipment required in order to comply with
152	radio regulations.

153	(g)	Periodical Dry-Docking - The Charterers shall dry-dock the Vessel and clean and paint her underwater parts
154	whenever the same may be necessary in accordance with Classiﬁcation Society of Flag State requirements.~~, but not less than once during the period stated in Box 19 or, if Box 19 has~~
~~155~~	~~been lef t blank, every sixty (60) calendar months after delivery or such other period as may be required by the~~
~~156~~	~~Classiﬁcation Society or ﬂag state.~~

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PART II
157	11.	Hire (See Clause 36 (Charterhire))

~~158~~ 	~~(a)~~	~~The Charterers shall pay hire due to the Owners punctually in accordance with the terms of this Charter in respect~~
~~159~~	~~of which time shall be of the essence.~~

~~160~~	~~(b)~~	~~The Charterers shall pay to the Owners for the hire of the Vessel a lump sum in the amount indicated in Box 22~~
~~161~~	~~which shall be payable not later than every thirty (30) running days in advance, the ﬁrst lump sum being payable~~
~~162~~	~~on the date and hour of the Vessel’s delivery to the Charterers. Hire shall be paid continuously throughout the~~
163	~~Charter Period.~~

~~164~~	~~(c)~~	~~Payment of hire shall be made in cash without discount in the currency and in the manner indicated in Box 25~~
~~165~~	~~and at the place mentioned in Box 26.~~

166	~~(d)~~	~~Final payment of hire, if for a period of less than thirty (30) running days, shall be calculated proportionally~~
~~167~~	~~according to the number of days and hours remaining before redelivery and advance payment to be eﬀected~~
168	~~accordingly.~~

~~169~~	~~(e)~~	~~Should the Vessel be lost or missing, hire shall cease from the date and time when she was lost or last heard of.~~
~~170~~	~~The date upon which the Vessel is to be treated as lost or missing shall be ten (10) days after the Vessel was last~~
~~171~~	~~reported or when the Vessel is posted as missing by Lloyd’s, whichever occurs ﬁrst. Any hire paid in advance to~~
~~172~~	~~be adjusted accordingly.~~

~~173~~ 	~~(f)~~	~~Any delay in payment of hire shall entitle the Owners to interest at the rate per annum as agreed in Box 24. If~~
~~174~~	~~Box 24 has not been ﬁlled in, the three months Interbank oﬀered rate in London (LIBOR or its successor) for the~~
~~175~~	~~currency stated in Box 25, as quoted by the British Bankers’ Association (BBA) on the date when the hire fell due,~~
~~176~~	~~increased by 2 per cent, shall apply.~~

177	~~(g)~~	~~Payment of interest due under sub-clause 11(f) shall be made within seven (7) running days of the date of the~~
~~178~~	~~Owners’ invoice specifying the amount payable or, in the absence of an invoice, at the time of the next hire~~
~~179~~	~~payment date.~~

180	12.	Mortgage

~~181~~	~~(only to apply if Box 28 has been appropriately ﬁlled in)~~

~~182~~	~~(a)* The Owners warrant that they have not eﬀected any mortgage(s) of the Vessel and that they shall not eﬀect any~~
~~183~~	~~mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~

184	(b)* The Vessel chartered under this Charter may be~~is~~ ﬁnanced by a mortgage(s) according to the Financial Instruments.

185	The Charterers undertake to comply, and provide such information and documents to enable the Owners to
186	comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and
187	maintenance of the Vessel as laid down in the Financial Instruments or as may be directed from time to time
188	during the currency of the Charter by the mortgagee(s) in conformity with each~~the~~ Financial Instrument (if any) as long as the requested information and documents are reasonably required. The
189	Charterers ~~conﬁrm that, for this purpose, they have acquainted themselves with all relevant terms, conditions~~
~~190~~	~~and provisions of the Financial Instrument and~~ agree to acknowledge each Financial Instrument (if any) ~~this~~ in writing in any form that may be reasonably
191	required by the mortgagee(s). ~~The Owners warrant that they have not eﬀected any mortgage(s) other than stated~~
~~192~~	~~in Box 28 and that they shall not agree to any amendment of the mortgage(s) referred to in Box 28 or eﬀect any~~
~~193~~	~~other mortgage(s) without the prior consent of the Charterers, which shall not be unreasonably withheld.~~
~~194~~	~~*(Optional, Clauses 12(a) and 12(b) are alternatives; indicate alternative agreed in Box 28).~~

195	13.	Insurance and Repairs(See also Clause 38)

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PART II
196	(a)	Without prejudice to Clause 38 (Insurance), during~~During~~ the Charter Period the Vessel shall be kept insured by the Charterers at their expense against hull and
197	machinery, war and Protection and Indemnity risks (and any risks against which it is compulsory to insure for the
198	operation of the Vessel, including but not limited to maintaining ﬁnancial security in accordance with sub-clause 10(a)(iii)) in such
199	form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such insurances
200	shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and the
201	~~mortgagee(s)~~ Owners’ Financier (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any
202	managers they may appoint. Insurance policies shall cover the Owners and the Charterers according to their
203	respective interests.

204	Subject to the provisions of the agreed loss payable clauses, ~~the Financial Instrument, if any,~~ and the approval of the Owners and the insurers,
205	the Charterers shall eﬀect all insured repairs and shall undertake settlement and reimbursement from the
206	insurers of all costs in connection with such repairs as well as insured charges, expenses and liabilities to the
207	extent of coverage under the insurances herein provided for.

208	The Charterers also to remain responsible for and to eﬀect repairs and settlement of costs and expenses incurred
209	thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible
210	franchise(s) or deductibles provided for in the insurances.

211	All time used for repairs under the provisions of sub-clause 13(a) and for repairs of latent defects according to
212	Clause 3(c) above, including any deviation, shall be for the Charterers’ account.

213	(b)	~~If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall~~
~~214~~	~~be limited to the amount for each party set out in Box 30 and Box 31, respectively.~~ The ~~Owners or the~~ Charterers
215	~~as the case may be~~ shall timely ~~immediately~~ furnish the Owners~~other party~~ with particulars of any additional insurance eﬀected,
216	including copies of any cover notes or policies and the written consent of the insurers of any such required
217	insurance in any case where the consent of such insurers is necessary.

218	(c)	The Charterers shall upon the request of the Owners, provide information and promptly execute such documents

219	as may be required to enable the Owners to comply with the insurance provisions of ~~the~~each Financial Instrument (if any).

220	(d)	~~Subject to the provisions of the Financial Instrument, if any, s~~Should the Vessel become ~~an actual, constructive,~~
~~221~~	~~compromised or agreed~~ a tTotal Lloss under the insurances required under sub-clause 13(a), all insurance payments

222
for such loss shall be paid to the Owners  (or if applicable, Owners’ Financier) in accordance with the agreed loss payable clauses, who shall distribute the moneys between the Owners and the Charterers

223	according to this Charter~~their respective interests~~. The Charterers undertake to notify the Owners and the Owners’ Financier ~~mortgagee(s), if~~

~~224~~	~~any~~, of any occurrences in consequence of which the Vessel is likely to become a Ttotal Lloss ~~as deﬁned in this~~
~~225~~	~~Clause~~.

~~226~~	~~(e)~~	~~The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to~~
~~227~~	~~enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.~~

228	(f)	For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-
229	clause 13(a), the value of the Vessel is the sum indicated in Clause 38 (Insurance)~~Box 29~~.

~~230~~	~~14.~~	~~Insurance, Repairs and Classiﬁcation~~

~~231~~	~~(Optional, only to apply if expressly agreed and stated in Box 29, in which event Clause 13 shall be considered~~

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PART II
~~232~~	~~deleted).~~

~~233~~ 	~~(a)~~	~~During the Charter Period the Vessel shall be kept insured by the Owners at their expense against hull and~~
~~234~~	~~machinery and war risks under the form of policy or policies attached hereto. The Owners and/or insurers shall~~
~~235~~	~~not have any right of recovery or subrogation against the Charterers on account of loss of or any damage to the~~
~~236~~	~~Vessel or her machinery or appurtenances covered by such insurance, or on account of payments made to~~
~~237~~	~~discharge claims against or liabilities of the Vessel or the Owners covered by such insurance. Insurance policies~~
238	~~shall cover the Owners and the Charterers according to their respective interests.~~

~~239~~ 	~~(b)~~	~~During the Charter Period the Vessel shall be kept insured by the Charterers at their expense against Protection~~
~~240~~	~~and Indemnity risks (and any risks against which it is compulsory to insure for the operation of the Vessel,~~
~~241~~	~~including maintaining ﬁnancial security in accordance with sub-clause 10(a)(iii)) in such form as the Owners shall~~
~~242~~	~~in writing approve which approval shall not be unreasonably withheld.~~

~~243~~ 	~~(c)~~	~~In the event that any act or negligence of the Charterers shall vitiate any of the insurance herein provided, the~~
~~244~~	~~Charterers shall pay to the Owners all losses and indemnify the Owners against all claims and demands which~~
~~245~~	~~would otherwise have been covered by such insurance.~~

~~246~~ 	~~(d)~~	~~The Charterers shall, subject to the approval of the Owners or Owners’ Underwriters, eﬀect all insured repairs,~~
~~247~~	~~and the Charterers shall undertake settlement of all miscellaneous expenses in connection with such repairs as~~
~~248~~	~~well as all insured charges, expenses and liabilities, to the extent of coverage under the insurances provided for~~
~~249~~	~~under the provisions of sub-clause 14(a).~~

~~250~~	~~The Charterers to be secured reimbursement through the Owners’ Underwriters for such expenditures upon~~
~~251~~	~~presentation of accounts.~~

~~252~~ 	~~(e)~~	~~The Charterers to remain responsible for and to eﬀect repairs and settlement of costs and expenses incurred~~
~~253~~	~~thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible~~
~~254~~	~~franchise(s) or deductibles provided for in the insurances.~~

~~255~~ 	~~(f)~~	~~All time used for repairs under the provisions of sub-clauses 14(d) and 14(e) and for repairs of latent defects~~
~~256~~	~~according to Clause 3 above, including any deviation, shall be for the Charterers’ account and shall form part of~~
~~257~~	~~the Charter Period.~~

~~258~~	The Owners shall not be responsible for any expenses as are incident to the use and operation of the Vessel for
~~259~~	~~such time as may be required to make such repairs.~~

260	~~(g)~~	~~If the conditions of the above insurances permit additional insurance to be placed by the parties such cover shall~~
~~261~~	~~be limited to the amount for each party set out in Box 30 and Box 31, respectively. The Owners or the Charterers~~
~~262~~	~~as the case may be shall immediately furnish the other party with particulars of any additional insurance eﬀected,~~

~~263~~	~~including copies of any cover notes or policies and the written consent of the insurers of any such required~~
~~264~~	~~insurance in any case where the consent of such insurers is necessary.~~

~~265~~ 	~~(h)~~	~~Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances~~
~~266~~	~~required under sub-clause 14(a), all insurance payments for such loss shall be paid to the Owners, who shall~~
~~267~~	~~distribute the moneys between themselves and the Charterers according to their respective interests.~~

268	~~(i)~~	~~If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged~~
~~269~~	~~by the Owners in accordance with sub-clause 14(a), this Charter shall terminate as of the date of such loss.~~

270	~~(j)~~	~~The Charterers shall upon the request of the Owners, promptly execute such documents as may be required to~~
~~271~~	~~enable the Owners to abandon the Vessel to the insurers and claim a constructive total loss.~~

272	~~(k)~~	~~For the purpose of insurance coverage against hull and machinery and war risks under the provisions of sub-~~
~~273~~	~~clause 14(a), the value of the Vessel is the sum indicated in Box 29.~~

274	~~(l)~~	~~Notwithstanding anything contained in sub-clause 10(a), it is agreed that under the provisions of Clause 14, if~~
~~275~~	~~applicable, the Owners shall keep the Vessel’s Class fully up to date with the Classiﬁcation Society indicated in~~

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PART II
~~276~~	~~Box 10 and maintain all other necessary certiﬁcates in force at all times.~~

277	15.	Redelivery - See Clause 40 (Termination, Redelivery, and Total Loss)

~~278~~	~~At the expiration of the Charter Period the Vessel shall be redelivered by the Charterers to the Owners at a safe~~
~~279~~	~~and ice-free port or place as indicated in Box 16, in such ready safe berth as the Owners may direct. The~~
~~280~~	~~Charterers shall give the Owners not less than thirty (30) running days’ preliminary notice of expected date, range~~
~~281~~	~~of ports of redelivery or port or place of redelivery and not less than fourteen (14) running days’ deﬁnite notice~~
~~282~~	~~of expected date and port or place of redelivery.~~

~~283~~	~~Any changes thereafter in the Vessel’s position shall be notiﬁed immediately to the Owners.~~

~~284~~	~~The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding~~
~~285~~	~~ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel~~
~~286~~	~~within the Charter Period. Notwithstanding the above, should the Charterers fail to redeliver the Vessel within~~
~~287~~	~~the Charter Period, the Charterers shall pay the daily equivalent to the rate of hire stated in Box 22 plus 10 per~~
~~288~~	~~cent or to the market rate, whichever is the higher, for the number of days by which the Charter Period is~~
~~289~~	~~exceeded. All other terms, conditions and provisions of this Charter shall continue to apply.~~

~~290~~	~~Subject to the provisions of Clause 10, the Vessel shall be redelivered to the Owners in the same or as good~~
~~291~~	~~structure, state, condition and class as that in which she was delivered, fair wear and tear not aﬀecting class~~
~~292~~	~~excepted.~~

~~293~~	~~The Vessel upon redelivery shall have her survey cycles up to date and trading and class certiﬁcates valid for at~~
~~294~~	~~least the number of months agreed in Box 17.~~

295	16.	Non-Lien

296	The Charterers will not suﬀer, nor permit to be continued, any lien or encumbrance incurred by them or their
297	agents, which might have priority over the title and interest of the Owners in the Vessel (except for Permitted Security Interests). The Charterers further
298	agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter Period a notice
299	reading as follows:

300	“This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of
301	the Charter Party neither the Charterers nor the Master have any right, power or authority to create, incur or

302	permit to be imposed on the Vessel any lien ~~whatsoever~~.”

303	17.	Indemnity (See Clause 50 (Indemnities))

~~304~~	~~(a)~~	~~The Charterers shall indemnify the Owners against any loss, damage or expense incurred by the Owners arising~~

~~305~~	~~out of or in relation to the operation of the Vessel by the Charterers, and against any lien of whatsoever nature~~
~~306~~	~~arising out of an event occurring during the Charter Period. If the Vessel be arrested or otherwise detained by~~
~~307~~	reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their
~~308~~	own expense take all reasonable steps to secure that within a reasonable time the Vessel is released, including
~~309~~	~~the provision of bail.~~

~~310~~	~~Without prejudice to the generality of the foregoing, the Charterers agree to indemnify the Owners against all~~
~~311~~	~~consequences or liabilities arising from the Master, oﬃcers or agents signing Bills of Lading or other documents.~~

~~312~~	~~(b)~~	~~If the Vessel be arrested or otherwise detained by reason of a claim or claims against the Owners, the Owners~~
~~313~~	~~shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released,~~

~~314~~	~~including the provision of bail.~~

~~315~~	~~In such circumstances the Owners shall indemnify the Charterers against any loss, damage or expense incurred~~
~~316~~	~~by the Charterers (including hire paid under this Charter) as a direct consequence of such arrest or detention.~~

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PART II
317	18.	Lien

318	The Owners to have a lien upon all cargoes, sub-hires and sub-freights belonging or due to the Charterers or any
319	sub-charterers and any Bill of Lading freight for all claims under this Charter~~, and the Charterers to have a lien on~~
~~320~~	~~the Vessel for all moneys paid in advance and not earned~~.

321	19.	Salvage

322	All salvage and towage performed by the Vessel shall be for the Charterers’ beneﬁt and the cost of repairing
323	damage occasioned thereby shall be borne by the Charterers.

324	20.	Wreck Removal

325	In the event of the Vessel becoming a wreck or obstruction to navigation the Charterers shall indemnify the
326	Owners against any sums whatsoever which the Owners shall become liable to pay and shall pay in consequence
327	of the Vessel becoming a wreck or obstruction to navigation.

328	21.	General Average

329	The Owners shall not contribute to General Average.

330	22.	Assignment, Sub-Charter and Sale (See Clause 58 (Changes to the Parties))

~~331~~	~~(a)~~	~~The Charterers shall not assign this Charter nor sub-charter the Vessel on a bareboat basis except with the prior~~
~~332~~	~~consent in writing of the Owners, which shall not be unreasonably withheld, and subject to such terms and~~
~~333~~	~~conditions as the Owners shall approve.~~

~~334~~	~~(b)~~	~~The Owners shall not sell the Vessel during the currency of this Charter except with the prior written consent of~~
~~335~~	~~the Charterers, which shall not be unreasonably withheld, and subject to the buyer accepting an assignment of~~
~~336~~	~~this Charter.~~

337	23.	Contracts of Carriage

338	(a)* The Charterers are to procure that all documents issued during the Charter Period evidencing the terms and
339	conditions agreed in respect of carriage of goods shall contain a paramount clause incorporating any legislation
340	relating to carrier’s liability for cargo compulsorily applicable in the trade; if no such legislation exists, the
341	documents shall incorporate the Hague-Visby Rules. The documents shall also contain the New Jason Clause and
342	the Both-to-Blame Collision Clause.

~~343~~	~~(b)* The Charterers are to procure that all passenger tickets issued during the Charter Period for the carriage of~~
~~344~~	~~passengers and their luggage under this Charter shall contain a paramount clause incorporating any legislation~~
~~345~~	~~relating to carrier’s liability for passengers and their luggage compulsorily applicable in the trade; if no such~~
~~346~~	~~legislation exists, the passenger tickets shall incorporate the Athens Convention Relating to the Carriage of~~
~~347~~	~~Passengers and their Luggage by Sea, 1974, and any protocol thereto.~~

348	*Delete as applicable.

349	24.	Corporate~~Bank~~ Guarantee

350	~~(Optional, only to apply if Box 27 ﬁlled in)~~

351	The Charterers undertake to furnish, on or about the date of this Charter ~~before delivery of the Vessel, a ﬁrst class bank~~ corporate guarantees from the Guarantor ~~or bond in the~~
~~352~~	~~sum and at the place as indicated in Box 27~~ as guarantee and the other Security Documents at Delivery for full performance of their obligations under this
353	Charter.

354	25.	Requisition/Acquisition

355	(a)	Subject to the provisions of the Financial Instruments (if any), Iin the event of the Requisition for Hire of the Vessel by any governmental or other competent authority

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356	(hereinafter referred to as “Requisition for Hire”) irrespective of the date during the Charter Period when
357	“Requisition for Hire” may occur and irrespective of the length thereof and whether or not it be for an indeﬁnite
358	or a limited period of time, and irrespective of whether it may or will remain in force for the remainder of the
359	Charter Period, this Charter shall not be deemed thereby or thereupon to be frustrated or otherwise terminated
360	and the Charterers shall continue to pay the stipulated hire in the manner provided by this Charter until the time
361	when the Charter would have terminated pursuant to any of the provisions hereof always provided however that if all hire has been paid by the Charterers hereunder then
362	in the event of “Requisition for Hire” any Requisition Hire or compensation is received or receivable by the Owners, the same
363	shall be payable to the Charterers during the remainder of the Charter Period or the period of the “Requisition
364	for Hire” whichever be the shorter.

~~365~~	~~(b)~~	~~In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the~~
~~366~~	~~Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as~~
~~367~~	~~“Compulsory Acquisition”), then, irrespective of the date during the Charter Period when “Compulsory~~
~~368~~	~~Acquisition” may occur, this Charter shall be deemed terminated as of the date of such “Compulsory Acquisition”.~~
~~369~~	~~In such event Charter Hire to be considered as earned and to be paid up to the date and time of such “Compulsory~~
~~370~~	~~Acquisition”.~~

371	26.	War

372	(a)	Subject to the provisions of the Financial Instruments (if any), f~~F~~or the purpose of this ~~C~~clause, the words “War Risks” shall include any war (whether actual or threatened), act
373	of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines
374	(whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades
375	(whether imposed against all vessels or imposed selectively against vessels of certain ﬂags or ownership, or
376	against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or
377	the Government of any state whatsoever, which may be dangerous or are likely to be or to become dangerous
378	to the Vessel, her cargo, crew or other persons on board the Vessel.

379	(b)	The Vessel, unless the written consent of the Owners be ﬁrst obtained and adequate insurances are obtained
 (such adequacy to be determined by the Owners (acting reasonably)), shall not continue to or go through any
380	port, place, area or zone (whether of land or sea), or any waterway or canal, where it reasonably appears that
381	the Vessel, her cargo, crew or other persons on board the Vessel, in the reasonable judgement of the Owners,
382	may be, or are likely to be, exposed to War Risks. Should the Vessel be within any such place as aforesaid, which
383	only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, the Owners shall have
384	the right to require the Vessel to leave such area.

385	(c)	The Vessel shall not load contraband cargo, or to pass through any blockade, whether such blockade be imposed
386	on all vessels, or is imposed selectively in any way whatsoever against vessels of certain ﬂags or ownership, or
387	against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject,
388	or is likely to be subject to a belligerent’s right of search and/or conﬁscation.

~~389~~ 	~~(d)~~	~~If the insurers of the war risks insurance, when Clause 14 is applicable, should require payment of premiums~~
~~390~~	~~and/or calls because, pursuant to the Charterers’ orders, the Vessel is within, or is due to enter and remain within,~~
~~391~~	~~any area or areas which are speciﬁed by such insurers as being subject to additional premiums because of War~~
~~392~~	~~Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as~~
~~393~~	~~the next payment of hire is due.~~

394	(e)	The Charterers shall have the liberty:

395	(i) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in
396	convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which

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PART II
397	are given by the Government of the Nation under whose ﬂag the Vessel sails, or any other Government, body or
398	group whatsoever acting with the power to compel compliance with their orders or directions;

399	(ii) to comply with the orders, directions or recommendations of any war risks underwriters who have the
400	authority to give the same under the terms of the war risks insurance;

401	(iii) to comply with the terms of any resolution of the Security Council of the United Nations, any directives of
402	the European Community, the eﬀective orders of any other Supranational body which has the right to issue and
403	give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey
404	the orders and directions of those who are charged with their enforcement.

405	(f)	In the event of outbreak of war ~~(whether there be a declaration of war or not)~~

~~406~~	~~(i) between any two or more of the following countries: the United States of America; Russia; the United Kingdom;~~
~~407~~	~~France; and the People’s Republic of China,~~

~~408~~	~~(ii) between any two or more of the countries stated in Box 36, both the Owners and the Charterers shall have~~
~~409~~	~~the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance~~
~~410~~	~~with Clause 15, if the Vessel has cargo on board after discharge thereof at destination, or if debarred under this~~
~~411~~	~~Clause from reaching or entering it at a near, open and safe port as directed by the Owners, or if the Vessel has~~
~~412~~	no cargo on board, at the port at which the Vessel then is or if at sea at a near, open and safe port as directed by
~~413~~	~~the Owners. In all cases~~ hire shall continue to be paid in accordance with Clause 11 (Hire) and except as aforesaid all
414	other provisions of this Charter shall apply until redelivery.

~~415~~	~~27.~~	~~Commission~~

~~416~~	~~The Owners to pay a commission at the rate indicated in Box 33 to the Brokers named in Box 33 on any hire paid~~
~~417~~	~~under the Charter. If no rate is indicated in Box 33, the commission to be paid by the Owners shall cover the~~
~~418~~	~~actual expenses of the Brokers and a reasonable fee for their work.~~

~~419~~	~~If the full hire is not paid owing to breach of the Charter by either of the parties the party liable therefor shall~~
~~420~~	~~indemnify the Brokers against their loss of commission.~~

421	~~Should the parties agree to cancel the Charter, the Owners shall indemnify the Brokers against any loss of~~
~~422~~	~~commission but in such case the commission shall not exceed the brokerage on one year’s hire.~~

423	28.	Termination (See Clauses 40 (Termination, Redelivery and Total Loss) and 44 (Termination Events))

424	~~(a)~~	~~Charterers’ Default~~

~~425~~	~~The Owners shall be entitled to withdraw the Vessel from the service of the Charterers and terminate the Charter~~
~~426~~	~~with immediate eﬀect by written notice to the Charterers if:~~

~~427~~	~~(i) the Charterers fail to pay hire in accordance with Clause 11. However, where there is a failure to make punctual~~
~~428~~	~~payment of hire due to oversight, negligence, errors or omissions on the part of the Charterers or their bankers,~~
~~429~~	~~the Owners shall give the Charterers written notice of the number of clear banking days stated in Box 34 (as~~
~~430~~	~~recognised at the agreed place of payment) in which to rectify the failure, and when so rectiﬁed within such~~
~~431~~	~~number of days following the Owners’ notice, the payment shall stand as regular and punctual.~~

~~432~~	~~Failure by the Charterers to pay hire within the number of days stated in Box 34 of their receiving the Owners’~~
~~433~~	~~notice as provided herein, shall entitle the Owners to withdraw the Vessel from the service of the Charterers and~~
~~434~~	~~terminate the Charter without further notice;~~

~~435~~	~~(ii) the Charterers fail to comply with the requirements of:~~

~~436~~	~~(1) Clause 6 (Trading Restrictions)~~

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PART II
~~437~~	~~(2) Clause 13(a) (Insurance and Repairs)~~

~~438~~	~~provided that the Owners shall have the option, by written notice to the Charterers, to give the Charterers a~~
~~439~~	~~speciﬁed number of days grace within which to rectify the failure without prejudice to the Owners’ right to~~
~~440~~	~~withdraw and terminate under this Clause if the Charterers fail to comply with such notice;~~

~~441~~	~~(iii) the Charterers fail to rectify any failure to comply with the requirements of sub-clause 10(a)(i) (Maintenance~~
~~442~~	~~and Repairs) as soon as practically possible after the Owners have requested them in writing so to do and in any~~
~~443~~	~~event so that the Vessel’s insurance cover is not prejudiced.~~

~~444~~	~~(b)~~	~~Owners’ Default~~

~~445~~	~~If the Owners shall by any act or omission be in breach of their obligations under this Charter to the extent that~~
~~446~~	~~the Charterers are deprived of the use of the Vessel and such breach continues for a period of fourteen (14)~~
~~447~~	~~running days after written notice thereof has been given by the Charterers to the Owners, the Charterers shall~~
~~448~~	~~be entitled to terminate this Charter with immediate eﬀect by written notice to the Owners.~~

~~449~~	~~(c)~~	~~Loss of Vessel~~

~~450~~	~~This Charter shall be deemed to be terminated if the Vessel becomes a total loss or is declared as a constructive~~
~~451~~	~~or compromised or arranged total loss. For the purpose of this sub-clause, the Vessel shall not be deemed to be~~
~~452~~	~~lost unless she has either become an actual total loss or agreement has been reached with her underwriters in~~
~~453~~	~~respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is~~
~~454~~	~~not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.~~

~~455~~	~~(d)~~	~~Either party shall be entitled to terminate this Charter with immediate eﬀect by written notice to the other party~~
~~456~~	~~in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or~~
~~457~~	~~bankruptcy of the other party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver~~
~~458~~	~~is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or~~
~~459~~	~~composition with its creditors.~~

~~460~~	~~(e)~~	~~The termination of this Charter shall be without prejudice to all rights accrued due between the parties prior to~~
~~461~~	~~the date of termination and to any claim that either party might have.~~

462	29.	Repossession

463	Subject to Clause 40.4, Iin the event of the termination of this Charter in accordance with the applicable provisions of Clause 44 (Termination Events)~~Clause 28~~, the
464	Owners shall have the right to repossess the Vessel from the Charterers at her current or next port of call, or at
465	a port or place convenient to them without hindrance or interference by the Charterers, courts or local
466	authorities. Pending physical repossession of the Vessel in accordance with this Clause 29 (Repossession), the Charterers shall
467
hold the Vessel as gratuitous bailee only to the Owners and the Charterers shall procure that the master and crew follow the orders and directions of the Owners. The Owners shall arrange for an authorised

468	representative to board the Vessel as soon as reasonably practicable following the termination of the Charter.
469	The Vessel shall be deemed to be repossessed by the Owners from the Charterers upon the boarding of the
470	Vessel by the Owners’ representative. All arrangements and expenses relating to the settling of wages,
471	disembarkation and repatriation of the Charterers’ Master, oﬃcers and crew shall be the sole responsibility of
472	the Charterers.

473	30.	Dispute Resolution

474	(a)* This Contract and any non-contractual obligations arising under or in connection with it, shall be governed by and construed in accordance with English law. ~~and a~~

(b) Any dispute arising out of

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PART II
475	or in connection with this Contract shall be referred to and ﬁnally resolved by arbitration in London in accordance with the Arbitration
476	Act 1996 or any statutory modiﬁcation or re-enactment thereof save to the extent necessary to give eﬀect to the
477	provisions of this Clause.

478	(c) The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)
479	Terms current at the time when the arbitration proceedings are commenced.

480	(d) The reference shall be to three (3) arbitrators. A party wishing to refer a dispute to arbitration shall appoint its

481	arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint
482	its own arbitrator within fourteen (14) calendar days of the date that the notice is delivered to the other party and stating that it will appoint its arbitrator as sole
483	arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the
484	fourteen (14) days speciﬁed. If the other party does not appoint its own arbitrator and give notice that it has done so within
485 486
the fourteen (14) days speciﬁed, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party

487	accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement.

488	(e)Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the
489	appointment of a sole arbitrator.

(f) Where the reference is to three (3) arbitrators the procedure for making appointments shall be in accordance with the procedure for full arbitration stated above.

490 491
(g) In cases where neither the claim nor any counterclaim exceeds the sum of US$~~5~~100,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure

492	current at the time when the arbitration proceedings are commenced. h) The language of the arbitration shall be English.

~~493~~	~~(b)*~~	~~This Contract shall be governed by and construed in accordance with Title 9 of the United States Code and the~~
~~494~~		~~Maritime Law of the United States and any dispute arising out of or in connection with this Contract shall be~~
~~495~~		~~referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the~~
~~496~~		~~two so chosen; their decision or that of any two of them shall be ﬁnal, and for the purposes of enforcing any~~
~~497~~		~~award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be~~
~~498~~		~~conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.~~

~~499~~	~~In cases where neither the claim nor any counterclaim exceeds the sum of US$50,000 (or such other sum as the~~
~~500~~	~~parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure~~
~~501~~	~~of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.~~

~~502~~	~~(c)*~~	~~This Contract shall be governed by and construed in accordance with the laws of the place mutually agreed by~~
~~503~~		~~the parties and any dispute arising out of or in connection with this Contract shall be referred to arbitration at a~~
~~504~~		~~mutually agreed place, subject to the procedures applicable there.~~

~~505~~	~~(d)~~	~~Notwithstanding (a), (b) or (c) above, the parties may agree at any time to refer to mediation any diﬀerence~~
~~506~~		~~and/or dispute arising out of or in connection with this Contract.~~
~~507~~		~~In the case of a dispute in respect of which arbitration has been commenced under (a), (b) or (c) above, the~~
~~508~~		~~following shall apply:~~

~~509~~	~~(i) Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
~~510~~	~~by service on the other party of a written notice (the “Mediation Notice”) calling on the other party to agree to~~
~~511~~	~~mediation.~~

~~512~~	~~(ii) The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice conﬁrm that they~~
~~513~~	~~agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days,~~
~~514~~	~~failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal~~
~~515~~	~~(“the Tribunal”) or such person as the Tribunal may designate for that purpose. The mediation shall be conducted~~

~~516~~	~~in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event~~
~~517~~	~~of disagreement, as may be set by the mediator.~~

~~518~~	~~(iii) If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and~~
~~519~~	~~may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.~~

~~520~~	~~(iv) The mediation shall not aﬀect the right of either party to seek such relief or take such steps as it considers~~
~~521~~	~~necessary to protect its interest.~~

~~522~~	~~(v) Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall~~
~~523~~	~~continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account~~
~~524~~	~~when setting the timetable for steps in the arbitration.~~

~~525~~	~~(vi) Unless otherwise agreed or speciﬁed in the mediation terms, each party shall bear its own costs incurred in~~
~~526~~	~~the mediation and the parties shall share equally the mediator’s costs and expenses.~~

~~527~~	~~(vii) The mediation process shall be without prejudice and conﬁdential and no information or documents~~
~~528~~	~~disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law~~
~~529~~	~~and procedure governing the arbitration.~~

~~530~~	~~(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)~~

~~531~~	~~(e)~~	~~If Box 35 in Part I is not appropriately ﬁlled in, sub-clause 30(a) of this Clause shall apply. Sub-clause 30(d) shall~~
~~532~~	~~apply in all cases.~~

~~533~~	~~*Sub-clauses 30(a), 30(b) and 30(c) are alternatives; indicate alternative agreed in Box 35.~~

534	31.	Notices (see Clause 43 (Notices))

~~535~~	~~(a)~~	~~Any notice to be given by either party to the other party shall be in writing and may be sent by fax, telex,~~

~~536~~	~~registered or recorded mail or by personal service.~~

~~537~~	~~(b)~~	~~The address of the Parties for service of such communication shall be as stated in Boxes 3 and 4 respectively.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III
~~1~~	~~1.~~	~~Speciﬁcations and Building Contract~~

~~2~~	~~(a)~~	~~The Vessel shall be constructed in accordance with the Building Contract (hereafter called “the Building Contract”)~~
~~3~~	~~as annexed to this Charter, made between the Builders and the Owners and in accordance with the speciﬁcations~~
~~4~~	~~and plans annexed thereto, such Building Contract, speciﬁcations and plans having been counter-signed as~~
~~5~~	~~approved by the Charterers.~~

~~6~~	~~(b)~~	~~No change shall be made in the Building Contract or in the speciﬁcations or plans of the Vessel as approved by~~
~~7~~	~~the Charterers as aforesaid, without the Charterers’ consent.~~

~~8~~	~~(c)~~	~~The Charterers shall have the right to send their representative to the Builders’ Yard to inspect the Vessel during~~
~~9~~	~~the course of her construction to satisfy themselves that construction is in accordance with such approved~~
~~10~~	~~speciﬁcations and plans as referred to under sub-clause (a) of this Clause.~~

~~11~~	~~(d)~~	~~The Vessel shall be built in accordance with the Building Contract and shall be of the description set out therein.~~
~~12~~	~~Subject to the provisions of sub-clause 2(c)(ii) hereunder, the Charterers shall be bound to accept the Vessel from~~

~~13~~	~~the Owners, completed and constructed in accordance with the Building Contract, on the date of delivery by the~~
~~14~~	~~Builders. The Charterers undertake that having accepted the Vessel they will not thereafter raise any claims~~
~~15~~	~~against the Owners in respect of the Vessel’s performance or speciﬁcation or defects, if any.~~

~~16~~	~~Nevertheless, in respect of any repairs, replacements or defects which appear within the ﬁrst 12 months from~~
~~17~~	~~delivery by the Builders, the Owners shall endeavour to compel the Builders to repair, replace or remedy any~~
~~18~~	~~defects or to recover from the Builders any expenditure incurred in carrying out such repairs, replacements or~~
~~19~~	~~remedies.~~

~~20~~	~~However, the Owners’ liability to the Charterers shall be limited to the extent the Owners have a valid claim~~
~~21~~	~~against the Builders under the guarantee clause of the Building Contract (a copy whereof has been supplied to~~
~~22~~	~~the Charterers). The Charterers shall be bound to accept such sums as the Owners are reasonably able to recover~~

~~23~~	~~under this Clause and shall make no further claim on the Owners for the diﬀerence between the amount(s) so~~
~~24~~	~~recovered and the actual expenditure on repairs, replacement or remedying defects or for any loss of time~~
~~25~~	~~incurred.~~

~~26~~	~~Any liquidated damages for physical defects or deﬁciencies shall accrue to the account of the party stated in Box~~
~~27~~	~~41(a) or if not ﬁlled in shall be shared equally between the parties.~~

~~28~~	~~The costs of pursuing a claim or claims against the Builders under this Clause (including any liability to the Builders)~~
~~29~~	~~shall be borne by the party stated in Box 41(b) or if not ﬁlled in shall be shared equally between the parties.~~

~~30~~	~~2.~~	~~Time and Place of Delivery~~

~~31~~	~~(a)~~	~~Subject to the Vessel having completed her acceptance trials including trials of cargo equipment in accordance~~
~~32~~	~~with the Building Contract and speciﬁcations to the satisfaction of the Charterers, the Owners shall give and the~~
~~33~~	~~Charterers shall take delivery of the Vessel aﬂoat when ready for delivery and properly documented at the~~
~~34~~	~~Builders’ Yard or some other safe and readily accessible dock, wharf or place as may be agreed between the~~
~~35~~	~~parties hereto and the Builders. Under the Building Contract the Builders have estimated that the Vessel will be~~
~~36~~	~~ready for delivery to the Owners as therein provided but the delivery date for the purpose of this Charter shall~~
~~37~~	~~be the date when the Vessel is in fact ready for delivery by the Builders after completion of trials whether that~~
~~38~~	~~be before or after as indicated in the Building Contract. The Charterers shall not be entitled to refuse acceptance~~
~~39~~	~~of delivery of the Vessel and upon and after such acceptance, subject to Clause 1(d), the Charterers shall not be~~
~~40~~	~~entitled to make any claim against the Owners in respect of any conditions, representations or warranties,~~
~~41~~	~~whether express or implied, as to the seaworthiness of the Vessel or in respect of delay in delivery.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III
~~42~~	~~(b)~~	~~If for any reason other than a default by the Owners under the Building Contract, the Builders become entitled~~
~~43~~	~~under that Contract not to deliver the Vessel to the Owners, the Owners shall upon giving to the Charterers~~
~~44~~	~~written notice of Builders becoming so entitled, be excused from giving delivery of the Vessel to the Charterers~~
~~45~~	~~and upon receipt of such notice by the Charterers this Charter shall cease to have eﬀect.~~

~~46~~	~~(c)~~	~~If for any reason the Owners become entitled under the Building Contract to reject the Vessel the Owners shall,~~
~~47~~	~~before exercising such right of rejection, consult the Charterers and thereupon~~

~~48~~	~~(i) if the Charterers do not wish to take delivery of the Vessel they shall inform the Owners within seven (7)~~
~~49~~	~~running days by notice in writing and upon receipt by the Owners of such notice this Charter shall cease~~
~~50~~	~~to have eﬀect; or~~

~~51~~	~~(ii) if the Charterers wish to take delivery of the Vessel they may by notice in writing within seven (7)~~
~~52~~	~~running days require the Owners to negotiate with the Builders as to the terms on which delivery should~~
~~53~~	~~be taken and/or refrain from exercising their right to rejection and upon receipt of such notice the~~
~~54~~	~~Owners shall commence such negotiations and/or take delivery of the Vessel from the Builders and~~
~~55~~	~~deliver her to the Charterers;~~

~~56~~	~~(iii) in no circumstances shall the Charterers be entitled to reject the Vessel unless the Owners are able to~~
~~57~~	~~reject the Vessel from the Builders;~~

~~58~~	~~(iv) if this Charter terminates under sub-clause (b) or (c) of this Clause, the Owners shall thereafter not be~~
~~59~~	~~liable to the Charterers for any claim under or arising out of this Charter or its termination.~~

~~60~~	~~(d)~~	~~Any liquidated damages for delay in delivery under the Building Contract and any costs incurred in pursuing a~~
~~61~~	~~claim therefor shall accrue to the account of the party stated in Box 41(c) or if not ﬁlled in shall be shared~~
~~62~~	~~equally between the parties.~~

~~63~~	~~3.~~	~~Guarantee Works~~

~~64~~	~~If not otherwise agreed, the Owners authorise the Charterers to arrange for the guarantee works to be~~
~~65~~	~~performed in accordance with the building contract terms, and hire to continue during the period of guarantee~~
~~66~~	~~works. The Charterers have to advise the Owners about the performance to the extent the Owners may request.~~

~~67~~	~~4.~~	~~Name of Vessel~~

~~68~~	~~The name of the Vessel shall be mutually agreed between the Owners and the Charterers and the Vessel shall be~~
~~69~~	~~painted in the colours, display the funnel insignia and ﬂy the house ﬂag as required by the Charterers.~~

~~70~~	~~5.~~	~~Survey on Redelivery~~

~~71~~	~~The Owners and the Charterers shall appoint surveyors for the purpose of determining and agreeing in writing~~
~~72~~	~~the condition of the Vessel at the time of redelivery.~~

~~73~~	~~Without prejudice to Clause 15 (Part II), the Charterers shall bear all survey expenses and all other costs, if any,~~
~~74~~	~~including the cost of docking and undocking, if required, as well as all repair costs incurred. The Charterers shall~~
~~75~~	~~also bear all loss of time spent in connection with any docking and undocking as well as repairs, which shall be~~
~~76~~	~~paid at the rate of hire per day or pro rata.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART IV
~~1~~	~~On expiration of this Charter and provided the Charterers have fulﬁlled their obligations according to Part I and~~
~~2~~	~~II as well as Part III, if applicable, it is agreed, that on payment of the ﬁnal payment of hire as per Clause 11 the~~
~~3~~	~~Charterers have purchased the Vessel with everything belonging to her and the Vessel is fully paid for.~~

~~4~~	~~In the following paragraphs the Owners are referred to as the Sellers and the Charterers as the Buyers.~~

~~5~~	~~The Vessel shall be delivered by the Sellers and taken over by the Buyers on expiration of the Charter.~~

~~6~~	~~The Sellers guarantee that the Vessel, at the time of delivery, is free from all encumbrances and maritime liens~~
~~7~~	or any debts whatsoever other than those arising from anything done or not done by the Buyers or any existing
~~8~~	~~mortgage agreed not to be paid oﬀ by the time of delivery. Should any claims, which have been incurred prior to~~
~~9~~	~~the time of delivery be made against the Vessel, the Sellers hereby undertake to indemnify the Buyers against all~~
~~10~~	~~consequences of such claims to the extent it can be proved that the Sellers are responsible for such claims. Any~~
~~11~~	~~taxes, notarial, consular and other charges and expenses connected with the purchase and registration under~~
~~12~~	~~Buyers’ ﬂag, shall be for Buyers’ account. Any taxes, consular and other charges and expenses connected with~~
~~13~~	~~closing of the Sellers’ register, shall be for Sellers’ account.~~

~~14~~	~~In exchange for payment of the last month’s hire instalment the Sellers shall furnish the Buyers with a Bill of Sale~~
~~15~~	~~duly attested and legalized, together with a certiﬁcate setting out the registered encumbrances, if any. On~~
~~16~~	~~delivery of the Vessel the Sellers shall provide for deletion of the Vessel from the Ship’s Register and deliver a~~
~~17~~	~~certiﬁcate of deletion to the Buyers.~~

~~18~~	~~The Sellers shall, at the time of delivery, hand to the Buyers all classiﬁcation certiﬁcates (for hull, engines, anchors,~~
~~19~~	~~chains, etc.), as well as all plans which may be in Sellers’ possession.~~

~~20~~	~~The Wireless Installation and Nautical Instruments, unless on hire, shall be included in the sale without any extra~~
~~21~~	~~payment.~~

~~22~~	~~The Vessel with everything belonging to her shall be at Sellers’ risk and expense until she is delivered to the~~
~~23~~	~~Buyers, subject to the conditions of this Contract and the Vessel with everything belonging to her shall be~~
~~24~~	delivered and taken over as she is at the time of delivery, after which the Sellers shall have no responsibility for
~~25~~	~~possible faults or deﬁciencies of any description.~~

~~26~~	~~The Buyers undertake to pay for the repatriation of the Master, oﬃcers and other personnel if appointed by the~~
~~27~~	~~Sellers to the port where the Vessel entered the Bareboat Charter as per Clause 3 (Part II) or to pay the equivalent~~
~~28~~	~~cost for their journey to any other place.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART V
~~1.~~	~~1. Deﬁnitions~~

~~2~~	~~For the purpose of this PART V, the following terms shall have the meanings hereby assigned to them:~~

~~3~~	~~“The Bareboat Charter Registry” shall mean the registry of the State whose ﬂag the Vessel will ﬂy and in which~~

~~4~~	~~the Charterers are registered as the bareboat charterers during the period of the Bareboat Charter.~~

~~5~~	~~“The Underlying Registry” shall mean the registry of the state in which the Owners of the Vessel are registered~~
~~6~~	~~as Owners and to which jurisdicton and control of the Vessel will revert upon terminaton of the Bareboat~~
~~7~~	~~Charter Registraton.~~

~~8~~	~~2. Mortgage~~

~~9~~	~~The Vessel chartered under this Charter is ﬁnanced by a mortgage and the provisions of Clause 12(b) (Part II)~~
~~10~~	~~shall apply.~~

~~11~~	~~3. Termination of Charter by Default~~

~~12~~	~~If the Vessel chartered under this Charter is registered in a Bareboat Charter Registry as stated in Box 44, and if~~
~~13~~	~~the Owners shall default in the payment of any amounts due under the mortgage(s) speciﬁed in Box 28, the~~
~~14~~	~~Charterers shall, if so required by the mortgagee, direct the Owners to re-register the Vessel in the Underlying~~
~~15~~	~~Registry as shown in Box 45.~~

~~16~~	~~In the event of the Vessel being deleted from the Bareboat Charter Registry as stated in Box 44, due to a default~~
~~17~~	~~by the Owners in the payment of any amounts due under the mortgage(s), the Charterers shall have the right to~~
~~18~~	~~terminate this Charter forthwith and without prejudice to any other claim they may have against the Owners~~
~~19~~	~~under this Charter.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org. First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

EXECUTION VERSION

ADDITIONAL CLAUSES TO STANDARD BAREBOAT CHARTER

CLAUSE 32 – CHARTER PERIOD

32.1	For the avoidance of doubt, notwithstanding the fact that the Charter Period shall commence on the Commencement Date, this Charter shall be:

(a)	in full force and effect; and

(b)	valid, binding and enforceable against the parties hereto,

with effect from the date hereof until the end of the Charter Period (subject to the terms of this Charter).

32.2	The Charter Period shall, subject to the terms of this Charter, continue for a period of sixty (60) months from the Commencement Date.

CLAUSE 33 – CANCELLATION

If the MOA expires, is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason, then this Charter shall immediately terminate and be cancelled (with the exception of Clause 50 (Indemnities) and other provisions hereof expressed to survive such termination or cancellation) without the need for either of the Owners or the Charterers to take any action whatsoever provided however that, in consideration of the Owners entering into the MOA and this Charter as at the date hereof, the Owners shall be entitled to retain all indemnified expenses and/or fees paid by the Charterers under the MOA, this Charter and the other Leasing Documents, and such payment shall not be construed as a penalty but shall represent an agreed estimate of the loss and damage suffered by the Owners in entering into this Charter upon the terms and conditions contained herein and shall therefore be paid as compensation by the Charterers.

CLAUSE 34 – DELIVERY OF VESSEL

34.1	This Charter is part of a transaction involving the sale, purchase and charter back of the Vessel and constitutes one of the Leasing Documents.

34.2	The obligation of the Owners to charter the Vessel to the Charterers hereunder is subject to and conditional upon:

(a)	the delivery of the Vessel to the Owners (as buyers under the MOA) by the Charterers (as sellers under the MOA) pursuant to the MOA;

(b)	no Potential Termination Event or Termination Event having occurred from the date of this Charter to the last day of the Charter Period;

(c)
the representations and warranties contained in Clause 45 (Representations and Warranties) being true and correct on the date hereof and each day thereafter until and including the last day of the Charter Period;

(d)	Delivery occurring on or before the Cancelling Date;

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(e)
the Initial Sub-charter remains in full force and effect on Delivery and evidence satisfactory to the Owners that the Vessel shall continue to be subject to the Initial Sub-charter, and it is delivered to and employed by the Initial Sub-charterer thereunder, on the Commencement Date;

(f)	the Owners (by themselves or by their legal counsels) having received from the Charterers:

(i)
on or before the date falling five (5) Business Days (or such other period as the Owners may agree in their sole discretion or as otherwise specified in Part A of Schedule 2) prior to the Prepositioning Date, the documents or evidence set out in Part A of Schedule 2 in form and substance satisfactory to them;

(ii)
on the Commencement Date and prior to or simultaneously with the Owners executing a dated and timed copy of the protocol of delivery and acceptance evidencing delivery of the Vessel under the MOA, the documents or evidence set out in Part B of Schedule 2 in form and substance satisfactory to them; and

(iii)	after Delivery, the documents and evidence set out in Part C of Schedule 2 in form and substance satisfactory to them within the time periods set out thereunder.

and if any of the documents listed in sub-clauses (i) and (ii) above are not in the English language then they shall be accompanied by an English translation.

34.3
The conditions precedent and conditions subsequent specified in Clause 34.2(e) (Delivery of Vessel) are inserted for the sole benefit of the Owners and may be waived or deferred in whole or in part and with or without conditions by the Owners. Upon the requirements of Clause 34.2 (Delivery of Vessel) being fulfilled or waived to the satisfaction of the Owners, the Owners shall give notice thereof in writing to the Charterers.

34.4
On delivery to and acceptance by the Owners (as buyers under the MOA) of the Vessel under the MOA from the Charterers (as sellers under the MOA) and subject to the provisions of this Clause, the Vessel shall be deemed to have been delivered to, and accepted without reservation by, the Charterers under this Charter on an "as is where is" basis and in such condition as the Vessel was delivered to the Owners (as buyers under the MOA) under the MOA with, for the avoidance of doubt, any faults, deficiencies, defect and errors of description and the Charterers shall become and be entitled to the possession and use of the Vessel on and subject to the terms and conditions of this Charter.

34.5
On Delivery, as evidence of the commencement of the Charter Period, the Charterers shall sign and deliver to the Owners, the Acceptance Certificate. Without prejudice to this Clause, the Charterers shall be deemed to have accepted the Vessel under this Charter and the commencement of the Charter Period having started, on Delivery even if for whatever reason, the Acceptance Certificate is not signed.

34.6
Without prejudice to and notwithstanding the provisions of this Clause, the Charterers shall not be entitled for any reason whatsoever to refuse to accept delivery of the Vessel under this Charter once the Vessel has been delivered to and accepted by the Owners (as buyers under the MOA) under the MOA from the Charterers (as sellers under the MOA), and the Owners shall not be liable for any losses, costs or expenses whatsoever or howsoever arising including without limitation, any loss of profit or any loss or otherwise:

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(a)	resulting directly or indirectly from any defect or alleged defect in the Vessel or any failure of the Vessel; or

(b)	arising from any delay in the commencement of the Charter Period or any failure of the Charter Period to commence.

34.7
Without prejudice to Clause 9 (Inventories, Oil and Stores), the Owners shall not be obliged to deliver the Vessel to the Charterers with any bunkers and unused lubricating oils and greases in storage tanks and unopened drums of the Vessel except for such items which are already on the Vessel on Delivery. The Owners shall not be responsible for the fitness, quality or quantity of any such bunkers and unused lubricating oils and hydraulic oils and greases and the Charterers shall make no claim against the Owners in respect of the same.

CLAUSE 35 – QUIET ENJOYMENT

Provided that the Charterers do not breach the terms of any Assignable Sub-charter and that no Termination Event or Total Loss has occurred at any relevant time, the Owners hereby irrevocably agree not to disturb or interfere with the Charterers' lawful use, possession and quiet enjoyment of the Vessel during the Charter Period in any way whatsoever. The Owners shall, on or prior to any assignment, transfer or sale of the Vessel and/or the Leasing Documents by the Owners as permitted under Clause 58.2 (Assignment or transfer by the Owners), use reasonable endeavours to procure that the Owners' Financier (if any) enters into a quiet enjoyment agreement with the Charterers on such terms as may be acceptable to the Charterers.

CLAUSE 36 – CHARTERHIRE

36.1
In consideration of the Owners agreeing to charter the Vessel to the Charterers under this Charter at the request of the Charterers, the Charterers hereby irrevocably and unconditionally agree to pay to the Owners the Charterhire and the Advance Charterhire in respect of the chartering of the Vessel.

36.2
The Charterers shall pay to the Owners an amount equivalent to the Advance Charterhire (on a non-refundable basis) on the Commencement Date, which payment shall be deemed to have been effected on the Commencement Date by setting off the Charterers' obligation to pay the Advance Charterhire against the Owners' obligation as buyers to pay that part of the Purchase Price in an amount equal to the Advance Charterhire, to the Charterers (as sellers under the MOA) on the Commencement Date pursuant to clause 18(b)(i) of the MOA.

36.3	Following Delivery, the Charterers shall pay, on each Payment Date, a quarterly instalment of Charterhire to the Owners in arrears and each instalment of Charterhire shall consist of:

(a)	a fixed component of the Charterhrie (the "Fixed Charterhire"), being an amount equal to US$442,500; and

(b)	the Variable Charterhire in respect of the relevant Term.

36.4
The Vessel shall not at any time be deemed off-hire and the Charterers' obligation to pay all Charterhire and any other amounts payable under this Charter shall be paid in Dollars and shall be absolutely and unconditionally payable under any and all circumstances and shall not be affected by any circumstances of any nature whatsoever including but not limited to:

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(a)
(except in the case of the Advance Charterhire and/or the Upfront Fee, as the case may require) any set off, counterclaim, recoupment, defence, claim or other right which the Charterers may at any time have against the Owners or any other person for any reason whatsoever including, without limitation, any act, omission or breach on the part of the Owners under this Charter or any other agreement at any time existing between the Owners and the Charterers;

(b)
any change, extension, indulgence or other act or omission in respect of any indebtedness or obligation of the Charterers, or any sale, exchange, release or surrender of, or other dealing in, any security for any such indebtedness or obligation;

(c)	any unavailability of the Vessel, including, any title defect or encumbrance or any dispossession of the Vessel by title paramount or otherwise;

(d)
any defect in the seaworthiness, condition, value, design, merchantability, operation or fitness for use of the Vessel or the ineligibility of the Vessel for any particular trade, or for registration or documentation under the laws of any relevant jurisdiction;

(e)	the Total Loss or any damage to or forfeiture or court marshal's or other sale of the Vessel;

(f)
any libel, attachment, levy, detention, sequestration or taking into custody of the Vessel or any restriction or prevention of or interference with or interruption or cessation in, the use or possession thereof by the Charterers;

(g)	any insolvency, bankruptcy, reorganization, arrangement, readjustment, dissolution, liquidation or similar proceedings by or against the Charterers or any other Obligors;

(h)
any invalidity, unenforceability, lack of due authorization or other defects, or any failure or delay in performing or complying with any of the terms and provisions of this Charter or any of the Leasing Documents or any Assignable Sub-charter by any party to this Charter or any other person;

(i)
any enforcement or attempted enforcement by the Owners of their rights under this Charter or any of the Leasing Documents or any Assignable Sub-charter executed or to be executed pursuant to this Charter;

(j)
any loss of use of the Vessel due to deficiency or default or strike of officers or crew, fire, breakdown, damage, accident, defective cargo or any other cause which would or might but for this provision have the effect of terminating or in any way affecting any obligation of the Charterers under this Charter; or

(k)
any prevention, delay, deviation or disruption in the use of the Vessel resulting from the wide outbreak of any viruses or any other highly infectious or contagious diseases (including the 2019 novel coronavirus), including but not limited to those caused by:

(i)	closure of ports;

(ii)	prohibitions or restrictions against the Vessel calling at or passing through certain ports;

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(iii)	restriction in the movement of personnel and/or shortage of labour affecting the operation of the Vessel or the operation of the ports (including stevedoring operations);

(iv)	quarantine regulations affecting the Vessel, its cargo, the crew members or relevant port personnel;

(v)	fumigation or cleaning of the Vessel; or

(vi)
any claims raised by any Sub-charterer or manager of the Vessel that a force majeure event or termination event (or any other analogous event, howsoever called) has occurred under the relevant charter agreement or management agreement (as the case may be) of the Vessel as a result of the outbreak of such virus or disease.

36.5	All payments of the Charterhire, the Advance Charterhire, the Upfront Fee and any other moneys payable hereunder shall be made in Dollars.

36.6
Time of payment of the Charterhire, the Advance Charterhire, the Upfront Fee and any other payments by the Charterers shall be of the essence of this Charter and shall be received by the Owners in same day available funds and not later than 5.00 pm (Shanghai time) on the due date of such payment.

36.7
All Charterhire, Advance Charterhire, Upfront Fee and any moneys payable hereunder shall be payable by the Charterers to the Owners to such account as the Owners may notify the Charterers in writing from time to time.

36.8
Payment of the Charterhire, the Advance Charterhire, the Upfront Fee and any other amounts payable by the Charterers to the Owners under the Leasing Documents shall be at the Charterers' risk until receipt by the Owners.

36.9	All stamp duty, value added tax, withholding or other taxes and import and export duties and all other similar types of charges which may be levied or assessed on or in connection with:

(a)	the operation of this Charter in respect of the hire and all other payments to be made pursuant to this Charter and the remittance thereof to the Owners; and

(b)	the import, export, purchase, delivery and re-delivery of the Vessel,

shall be borne by the Charterers (for the avoidance of doubt, the above excludes any income tax or any tax arising from the Owners' shares by competent tax authorities in their domicile, which shall be borne by the Owners). The Charterers shall pay, if applicable, value added tax and other similar tax levied on any Charterhire, Advance Charterhire, and Upfront Fee and other payments payable under this Charter by addition to, and at the time of payment of, such amounts.

36.10
If the Charterers fail to make any payment due under this Charter on the due date, they shall pay interest on such late payment at the default rate of ten per cent. (10%) per annum and accruing from the date on which such payment became due until the date of receipt of payment thereof.

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36.11
All Variable Charterhire, interest and any other payments under this Charter which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360-day year.

36.12	Any payment which is due to be made on a day which is not a Business Day, shall be made on the preceding Business Day in the same calendar month.

36.13	For the purposes of determining the Variable Charterhire:

(a)	if no Term SOFR is available for any relevant Term the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to for that Term;

(b)	If no Term SOFR is available for any relevant Term and it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR;

(c)
if paragraph (b) above applies but no Historic Term SOFR is available for any relevant Term, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to that Term; and

(d)	if paragraph (c) above applies but it is not possible to calculate the Interpolated Historic Term SOFR, there shall be no Reference Rate for that Term and Clause 36.17 shall apply.

36.14	The Owners shall notify the Charterers of the rate of interest in respect of a Term as soon as reasonably practicable after such rate of interest is determined by the Owners on the Quotation Day.

36.15
If, before the Reporting Time, the Owners determine (which determination shall be conclusive and binding) that their cost of funds relating to the then prevailing Outstanding Finance Amount or any part thereof would be in excess of the Reference Rate, the Owners shall promptly notify the Charterers accordingly and Clause 36.17 below shall apply to the prevailing Outstanding Finance Amount or any part thereof for that Term.

36.16
Immediately following the notification referred to in Clause 36.15 above, if the Owners and the Charterers so require, the Owners and the Charterers, shall negotiate in good faith (for a period not more than thirty (30) days) with a view to agreeing upon a substitute basis for determining an applicable Interest Rate for that Term. Subject to Clause 36.18, any substitute or alternative basis agreed pursuant to this Clause shall, with the prior written consent of the Parties, be binding on the Parties.

36.17	If:

(a)	this Clause 36.17 applies pursuant to Clause 36.13 or 36.15 above;

(b)	a substitute basis is not so requested and/or agreed pursuant to Clause 36.16 above; or

(c)	the amendment or waiver to the terms of the Leasing Documents is not so agreed pursuant to Clause 36.18,

the applicable Interest Rate shall be the percentage rate per annum which is the sum of:

(i)	the Margin, and

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(ii)	the cost notified by the Owners (expressed as an annual rate of interest) of funding the Outstanding Finance Amount during such Term as reasonably determined by the Owners, provided that if the rate pursuant to (ii) above is less than zero, the relevant rate shall be deemed to be zero.

If this Clause 36.17 applies pursuant to Clause 36.16 above and the Owners do not notify a Funding Rate to the Charterers by the Reporting Time, the Owners' cost of funds relating to that portion of the Outstanding Finance Amount for that Term shall be deemed, for the purposes of sub-clause(ii) above, to be the Reference Rate.

36.18
If a Published Rate Replacement Event has occurred in relation to any Published Rate for Dollars, the Owners, after consultation with the Charterer, are entitled to request any amendment or waiver (and such costs incurred in relation to such amendment or waiver shall be borne by the Charterers), which relates to:

(a)	providing for the use of a Replacement Reference Rate in the place of (or in addition to) that Published Rate; and

(b)

(i)	aligning any provision of any Leasing Document to the use of that Replacement Reference Rate;

(ii)
enabling that Replacement Reference Rate to be used for the calculation of interest under this Charter (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Charter);

(iii)	implementing market conventions applicable to that Replacement Reference Rate;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(v)
adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), and pending any such amendment or waiver and the Replacement Reference Rate being utilised under the Leasing Documents to calculate the Interest Rate, Clause 36.17 shall apply to the calculation of the Interest Rate.

CLAUSE 37 – POSSESSION OF VESSEL

37.1
The Charterers shall not, without the prior written consent of the Owners, assign, mortgage or pledge the Vessel, its Earnings, Insurances, Requisition Compensation or any other interest therein and/or any of its rights and interest under any Sub-charter or any other interest therein and shall not permit the creation or existence of any Security Interest thereon (including for any monies paid in advance and not earned, and for any claims for damages arising from any breach by the Owners of this Charter and other amounts due to the Charterers under this Charter) other than Permitted Security Interests.

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37.2
The Charterers shall promptly notify in writing any party (as the Owners may request), including any Sub-charterer, that the Vessel is the property of the Owners and the Charterers shall provide the Owners with a copy of such written notification and satisfactory evidence that such party has received such written notification.

37.3
If the Vessel is arrested, seized, impounded, forfeited, detained or taken out of their possession or control (whether or not pursuant to any distress, execution or other legal process), the Charterers shall procure the immediate release of the Vessel (whether by providing bail or procuring the provision of security or otherwise do such lawful things as the circumstances may require) and shall immediately notify the Owners of such event.

37.4
The Charterers shall pay and discharge or cause any Sub-charterer of the Vessel to pay and discharge all obligations and liabilities whatsoever which have given or may give rise to liens on or claims enforceable against the Vessel and take (and shall procure that any such Sub-charterer shall take) all steps to prevent an arrest (threatened or otherwise) of the Vessel.

37.5
Without prejudice to Clause 10(a)(ii) (New Class and Other Safety Requirements), any time and costs associated with the re-designing, installation, inspection or docking of the Vessel for the purposes of complying with the requirements of any applicable regulations or conventions which come into force after the date of this Charter, including without limitation to, the International Convention for the Control and Management of Ships' Ballast Water and Sediments, shall be for the account of the Charterers.

CLAUSE 38 – INSURANCE

38.1
The Charterers shall procure that insurances are effected in form and substance satisfactory to the Owners and the Owners' Financier (if any) at all times during the Charter Period and that such insurances are:

(a)	in Dollars;

(b)
in the case of fire and usual marine risks (including hull and machinery) and war risks (including blocking and trapping), on an agreed value basis of at least the higher of (i) one hundred per cent (100%) of the then applicable Market Value of the Vessel or (ii) one hundred and twenty per cent (120%) of the then prevailing Outstanding Finance Amount at the relevant time;

(c)
in the case of oil pollution liability risks for the Vessel, for an aggregate amount equal to the highest level of cover from time to time available under protection and indemnity club entry and in the international marine insurance market and for an amount of not less than $1,000,000,000;

(d)
in relation to protection and indemnity risks (including freight, demurrage and defence cover), in respect of the full tonnage of the Vessel and with a member of the International Group of P&I Clubs, and reputable protection and indemnity club member (in each case, which is acceptable to the Owners and the Owners' Financier (if any));

(e)	on terms acceptable to the Owners and the Owners' Financier (if any);

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(f)
through approved brokers and with first class international insurers and/or underwriters notified to the Owners (having a Standard & Poor's rating of BBB+ or above, a Moody's rating of A or above or an AM Best rating of A- or above) or, in the case of war risks and protection and indemnity risks, in a war risks and protection and indemnity risks associations as notified to the Owners and the Owners' Financier (if any) (including being a member of the International Group of P&I Clubs); and

(g)	on no less favourable terms as may be required under the terms of any Sub-charter.

38.2	In addition to the terms set out in Clause 13(a), the Charterers shall procure that the obligatory insurances shall:

(a)	subject always to paragraph (b), name the Owners, the Approved Manager(s) and the Charterers as the only named assureds unless the interest of every other named assured or co-assured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(1)	to any provable out-of-pocket expenses that they have incurred and which form part of any recoverable claim on underwriters; and

(2)	to any third-party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against them); and

(ii)
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries they are entitled to make by way of reimbursement following discharge of any third-party liability claims made specifically against them, and every other named assured or co-assured has undertaken in writing to the Owners or the Owners' Financier if any (in such form as they require) that any deductible shall be apportioned between the Charterers and every other named assured or co-assured (other than the Owners and the Owners’ Financier if any) in proportion to the gross claims made by or paid to each of them and that they shall do all things necessary and provide all documents, evidence and information to enable the Owners and the Owners' Financier (if any) in accordance with the terms of the loss payable clause, to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

(b)	whenever the Owners or the Owners' Financier (if any) requires:

(i)
in respect of fire and other usual marine risks and war risks, name (or be amended to name) the same as additional named assured for their rights and interests, warranted no operational interest and with full waiver of rights of subrogation against such financiers, but without such financiers thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(ii)
in relation to protection and indemnity risks, name (or be amended to name) the same as additional insured or co-assured for their rights and interests to the extent permissible under the relevant protection and indemnity club rules; and

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(iii)
name the Owners' Financier (as applicable) and the Owners (as applicable) as respectively the first ranking loss payee and the second ranking loss payee (and in the absence of any financiers, name the Owners as the first ranking loss payee) in accordance with the terms of the relevant loss payable clauses approved by the Owners' Financier and the Owners with such directions for payment in accordance with the terms of such relevant loss payable clause, as the Owners and the Owners' Financier (if any) may specify;

(c)
provide that all payments by or on behalf of the insurers under the obligatory insurances to the Owners and/or the Owners' Financier (as applicable) shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Owners and/or the Owners' Financier (if any);

(e)	provide that the Owners and/or the Owners' Financier (if any) may make proof of loss if the Charterers fail to do so; and

(f)
provide that if any obligatory insurance is cancelled, or if any change is made in the coverage which adversely affects the interest of the Owners and/or the Owners' Financier (if any), or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Owners and/or the Owners' Financier (if any) for thirty (30) days after receipt by the Owners and/or the Owners' Financier (if any) of prior written notice from the insurers of such cancellation, change or lapse.

38.3	The Charterers shall:

(a)
at least fourteen (14) days prior to Delivery (or such lesser period agreed by the parties), notify in writing the Owners (copied to the Owners' Financier (if any)) of the terms and conditions of all Insurances;

(b)
at least seven (7) days (or such lesser period agreed by the parties) before the expiry of any obligatory insurance or otherwise before the appointment of any new brokers (or other insurers) and any protection and indemnity or war risks association through which obligatory insurances are taken from time to time pursuant to this Clause 38 (Insurance), notify the Owners of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Charterers propose to renew that obligatory insurance and of the proposed terms of renewal and obtain the Owners' approval to such matters;

(c)
at least seven (7) days (or such lesser period agreed by the parties) before the expiry of any obligatory insurance, procure that such obligatory insurance is renewed or to be renewed on its expiry date in accordance with the provisions of this Charter;

(d)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal or the effective date of the new insurance and protection and indemnity cover notify the Owners in writing of the terms and conditions of the renewal; and

(e)
as soon as practicable after the expiry of any obligatory insurance, deliver to the Owners a letter of undertaking as required by this Charter in respect of such Insurances for the Vessel as renewed pursuant to Clause 38.3(c) together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Owners and/or the Owners' Financier (if any).

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38.4
The Charterers shall ensure that all insurance companies and/or underwriters, and/or (if any) insurance brokers provide the Owners with copies of all policies, cover notes and certificates of entry relating to the obligatory insurances which they are to effect or renew and of a letter or letters or undertaking in a form required by the Owners and/or the Owners' Financier (if any) and including undertakings by the insurance companies and/or underwriters that:

(a)	they will have endorsed on each policy, immediately upon issuance, a loss payable clause and a notice of assignment complying with the provisions of this Charter and the Financial Instruments;

(b)
they will hold the benefit of such policies and such insurances, to the order of the Owners and/or the Owners' Financier (if any) and/or such other party in accordance with the said loss payable clause;

(c)	they will advise the Owners and the Owners' Financier (if any) promptly of any material change to the terms of the obligatory insurances of which they are aware;

(d)
following a written application from the Owners and/or the Owners' Financier (if any) not later than one (1) month before the expiry of the obligatory insurances, they will notify the Owners and the Owners' Financier (if any) not less than seven (7) days (or such lesser period agreed by the parties) before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the Charterers and, in the event of their receiving instructions to renew, they will promptly notify the Owners and the Owners' Financier (if any) of the terms of the instructions; and

(e)
if any of the obligatory insurances form part of any fleet cover, the Charterers shall procure that the insurance broker(s), or leading insurer, as the case may be, undertakes to the Owners and the Owners' Financier (if any) that such insurance broker or insurer will not set off against any sum recoverable in respect of a claim relating to the Vessel under such obligatory insurances any premiums due in respect of any other vessel under any fleet cover of which the Vessel forms a part or any premium due for other insurances, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of the Vessel forthwith upon being so requested by the Owners and/or the Owners' Financier (if any) and where practicable.

38.5	The Charterers shall ensure that any protection and indemnity and/or war risks associations in which the Vessel is entered provides the Owners and the Owners' Financier (if any) with:

(a)	a copy of the certificate of entry for the Vessel as soon as such certificate of entry is issued;

(b)	a letter or letters of undertaking in such form as may be required by the Owners and/or the Owners' Financier (if any) or in such association's standard form; and

(c)	a copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Vessel.

38.6	The Charterers shall ensure that all policies relating to the obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

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38.7	The Charterers shall procure that all premiums or other sums payable in respect of the obligatory insurances are punctually paid and produce all relevant receipts when so required by the Owners.

38.8	The Charterers shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

38.9
The Charterers shall neither do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

(a)
the Charterers shall procure that all necessary action is taken and all requirements are complied with which may from time to time be applicable to the obligatory insurances, and (without limiting the obligations contained in this clause) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Owners have not given their prior approval (unless such exclusions or qualifications are made in accordance with the rules of a protection and indemnity association which is a member of the International Group of protection and indemnity associations);

(b)
the Charterers shall not make or permit any changes relating to the classification or classification society or manager or operator of the Vessel unless such changes have, if required, first been approved by the underwriters of the obligatory insurances or the Owners; and

(c)
the Charterers shall procure that all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Vessel is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation) are made and the Charterers shall promptly provide the Owners with copies of such declarations and a copy of the certificate of financial responsibility; and

(d)
the Charterers shall not employ the Vessel, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

38.10
The Charterers shall not make or agree to any alteration to the terms of any obligatory insurance nor waive any right relating to any obligatory insurance without the prior written consent of the Owners and/or the Owners' Financier (if any), not to be unreasonably withheld.

38.11
The Charterers shall not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Owners to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

38.12	The Charterers shall provide the Owners upon written request, copies of:

(a)	all communications between the Charterers and:

(i)	the approved brokers; and

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(ii)	the approved protection and indemnity and/or war risks associations; and

(iii)	the first-class international insurers and/or underwriters, which relate directly or indirectly to:

(1)	the Charterers' obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(2)
any credit arrangements made between the Charterers and any of the persons referred to in paragraphs (i) or (ii) relating wholly or partly to the effecting or maintenance of the obligatory insurances; and

(b)	any communication with all parties involved in case of a claim under any of the Vessel's insurances.

38.13	The Charterers shall promptly provide the Owners (or any persons which they may designate) with:

(a)	any information which the Owners or the Owners' Financier (or any such designated person) request for the purpose of:

(i)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(ii)	effecting, maintaining or renewing any such insurances as are referred to in Clause 13(a) or dealing with or considering any matters relating to any such insurances; and

(b)	after the occurrence of a Termination Event which is continuing, copies of all communications between all parties in case of a claim under any of the Vessel's insurances.

38.14
If one or more of the obligatory insurances are not effected and maintained with first class international insurers or are effected with an insurance or captive subsidiary of the Owners or the Charterers, then the Charterers shall procure, at their own expense, that the relevant insurers maintain in full force and effect facultative reinsurances with reinsurers and through brokers, in each case, of recognised standing and acceptable in all respects to the Owners. Any reinsurance policy shall include, if and when permitted by law, a cut-through clause in a form acceptable to the Owners. The Charterers shall procure that underwriters of the primary insurances assign each reinsurance to the relevant financiers in full, if required.

38.15
The Charterers shall be solely responsible for all premiums and other documented costs or expenses which are reasonably incurred by (i) the Owners in connection with or with a view to effecting, maintaining or renewing a lessors' or innocent owners' interest insurance and a lessors' or innocent owners' additional perils insurance or any similar protective shipowner insurance that is taken out in respect of the Vessel, and/or (ii) the Owners or the Owners' Financier (if any) in connection with or with a view to effecting, maintaining or renewing a mortgagee's interest insurance and a mortgagee's additional perils insurance that is taken out in respect of the Vessel. In each case, the amount of the insurances referred to in this Clause 38.15 shall be equal to at least one hundred and twenty per cent. (120%) of the higher of (i) the prevailing Market Value of the Vessel at the relevant time and (ii) the Outstanding Finance Amount at the relevant time on such terms and conditions as the Owners may from time to time impose.

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38.16
The Charterers shall be solely responsible for all loss or damage to the Vessel (insofar as the Owners shall not be reimbursed by the proceeds of any insurance in respect thereof) however caused occurring at any time or times before physical possession thereof is retaken by the Owners, reasonable wear and tear to the Vessel only excepted.

38.17	The Charterers shall:

(a)
at the expense of the Charterers, furnish the Owners once a year (or, after a Termination Event has occurred and is continuing, as many times per year as the Owners may require) with a detailed report signed by an independent firm of marine insurance brokers or consultants appointed by the Owners dealing with the Insurances and stating the opinion of such firm as to the adequacy of the Insurances;

(b)	reimburse the Owners any documented expenses reasonably incurred by the Owners in obtaining the reports described in Clause 38.17(a); and

(c)	procure that there is delivered to the insurance brokers or consultants described in 38.17(a) such information in relation to the Insurances as such brokers or consultants may reasonably require.

38.18
The Charterers shall keep the Vessel insured at their time, costs and expenses against such other risks and/or insurances which the Owners or the Owners' Financier consider reasonable for a prudent shipowner or operator to insure against at the relevant time (as notified by the Owners) and which are, at that time, generally insured against by owners or operators of vessels similar to the Vessel (including but not limited to kidnap and ransom insurances, which the Charterers acknowledge shall fall within the scope of this clause).

38.19
The Charterers shall, in the event that any Approved Manager or any co-assured makes a claim under any obligatory insurances taken out in connection with Clause 38 but is unable to or otherwise fails to pay in full any deductible in connection with such claim (in an amount as apportioned between the Charterers and every other assured in proportion to the gross claims made by or paid to each of them), pay such shortfall in deductible payable on behalf of such Approved Manager or co-assured.

CLAUSE 39 – WARRANTIES RELATING TO VESSEL

39.1
It is expressly agreed and acknowledged that the Owners are not the manufacturer or original supplier of the Vessel which has been purchased by the Owners (as buyers under the MOA) from the Charterers (as sellers under the MOA) pursuant to the MOA for the purpose of then chartering the Vessel to the Charterers hereunder and that no condition, term, warranty or representation of any kind is or has been given to the Charterers by or on behalf of the Owners in respect of the Vessel (or any part thereof).

39.2
All conditions, terms or warranties express or implied by the law relating to the specifications, quality, description, merchantability or fitness for any purpose of the Vessel (or any part thereof) or otherwise are hereby expressly excluded.

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39.3
The Charterers agree and acknowledge that the Owners shall not be liable for any claim, loss, damage, expense, injury, death, delay or other liability of any kind or nature caused directly or indirectly by the Vessel, whether onboard the Vessel or elsewhere, or by any inadequacy thereof or the use or performance thereof or any repairs thereto or servicing thereof and irrespective of whether such claim, loss, damage, expense, injury, death, delay or other liability shall arise from the unseaworthiness of the Vessel, and the Charterers shall not by reason thereof be released from any liability to pay any Charterhire or Advance Charterhire or other payment due under this Charter or any of the other Leasing Documents.

CLAUSE 40 – TERMINATION, REDELIVERY AND TOTAL LOSS

40.1
If the Termination Sum becomes payable in accordance with Clause 44.2, it is agreed by the Parties that payment of the Termination Sum is deemed to be proportionate as to amount, having regard to the legitimate interests of the Owners, in protecting against the Owners' risk of the Charterers failing to perform its obligations under this Charter.

40.2	Upon the Termination Notice Date, the Charterers' right to possess and operate the Vessel shall immediately cease (without in any way affecting the Charterers' obligation to pay the Termination Sum).

40.3	Upon irrevocable receipt of the Termination Sum pursuant to Clause 44.2 or the Special Termination Sum pursuant to Clause 44(A).1 or 44(A).3 (as the case may be) by the Owners in full:

(a)	this Charter shall terminate (provided that any provision hereof expressed to survive such termination shall do so in accordance with its terms); and

(b)
the Owners shall, at the cost of the Charterers, transfer the legal and beneficial ownership of the Vessel on an "as is where is" basis to the Charterers (or their nominees approved by the Owners) free from all mortgages, encumbrances, liens, debts or any claims whatsoever or any Port State or other administrative detentions, incurred or permitted by the Owners (save for those mortgages, liens, encumbrances and debts created under the Leasing Documents or incurred by the Charterers or arising out of or in connection with this Charter) and shall execute a bill of sale and a protocol of delivery and acceptance evidencing the same, with such transfer otherwise made in accordance with Clauses 49.1(a) and 49.1(b).

40.4	If the Charterers fail to make any payment of the Termination Sum on the due date thereof:

(a)	interest on such outstanding amount shall accrue in accordance with Clauses 36.10 and 36.11; and

(b)	the Charterers shall:

(i)
upon the Owners' prior written request (at the Owners' sole discretion), be obliged to (and at the Charterers' own cost) redeliver the Vessel to the Owners at such ready and nearest safe port as the Owners may require; further and for the avoidance of doubt, the Owners shall be entitled (at the Owners' sole discretion) to operate the Vessel as they may require and may create whatsoever interests thereon, including without limitation charterparties or any other form of employment contracts. The Earnings of the Vessel during such period less its operational expenses (including, without limitation, any maintenance costs of, and costs for fuel, bunkering, lubricants or oils for the Vessel) (the "Net Trading Proceeds") shall be applied against the Termination Sum and any other amounts payable under the Leasing Documents pursuant to Clause 54 (General Application of Proceeds) and if such use of the Vessel results in the Owners suffering a loss then such losses shall, for the avoidance of doubt, be included in the indemnities contained in Clause 50 (Indemnities) and be added to the Termination Sum. Upon redelivery of the Vessel this Charter shall terminate save for the provisions set out in Clause 30 (Dispute Resolution), Clause 36.10, this Clause 40 (Termination, Redelivery and Total Loss) and Clause 50 (Indemnities) and any other provisions expressed to survive termination or that are cross referred to in the survived clauses or are required to survive to enable proper construction of the survived terms; and/or

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(ii)
the Owners shall at any point following such redelivery be entitled (at the Owners' sole discretion) to sell the Vessel on terms they deem fit (an "Owners' Sale") in which case the sale proceeds (after deducting all fees, taxes, disbursements, any maintenance costs of, and costs for fuel, bunkering or oils for, the Vessel and any other costs and expenses incurred by the Owners in connection with such sale) (the "Net Sales Proceeds") derived from such sale shall be applied against the Termination Sum pursuant to Clause 54 (General Application of Proceeds) and any other amounts payable under Clause 50 (Indemnities) in any manner the Owners deem fit and any excess of such amount after such application shall be paid to the Charterers. If the Net Sales Proceeds are not in an amount sufficient to discharge in full the Termination Sum and any other amounts payable under Clause 50 (Indemnities), the Charterers shall continue to be liable for the shortfall and interest shall continue to accrue on such shortfall in accordance with Clause 36.11. Upon completion of such Owners' Sale this Charter shall terminate save for Clause 30 (Dispute Resolution), Clause 36.10, this Clause 40 (Termination, Redelivery and Total Loss), Clause 50 (Indemnities) and any other provisions expressed to survive termination or that are cross referred to in the survived clauses or are required to survive to enable proper construction of the survived terms; or

(c)
the Charterers shall, upon the Owners' prior written request (at the Owners' sole discretion) be obliged to (and at the Charterers' own cost) redeliver the Vessel to the Owners at such ready and nearest safe port as the Owners may require; and as from such redelivery the Owners shall maintain ownership of such Vessel and own, operate or sell or otherwise use it in any manner they deem fit and apply the then current Market Value of the Vessel (less an amount determined by the Owners as being an amount equal to the amount of the usual and reasonable expenses which would be reasonably likely to be incurred in connection with a sale of the Vessel or other vessel) (the "Adjusted Market Value"), against the Termination Sum and all other amounts payable to the Owners under this Charter in which case if:

(i)
the amount of the relevant Adjusted Market Value is in excess of the aggregate amounts due to the Owners under this Charter, such excess will be paid to the Charterers subject to no other actual or contingent liabilities existing at the relevant time; or

(ii)
in case the amount of the relevant Adjusted Market Value is not sufficient to discharge in full the aggregate amounts due to the Owners under this Charter following such application the Charterers shall continue to be liable for the shortfall and interest shall continue to accrue on such shortfall in accordance with Clauses 36.10 and 36.11.

Any terms expressly provided to survive post-termination of this Charter shall continue to be in full force and effect at all times thereafter.

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40.5
If the Charterers are required to redeliver the Vessel to the Owners pursuant to Clause 40.4, the Charterers shall (i) keep the Owners informed of the Vessel's itinerary for the voyage and expected geographical range of redelivery, leading up to redelivery and shall serve the Owners with notices of the approximate/definite number of days the Vessel's redelivery. The Charterers warrant that they will not permit the Vessel to commence a voyage (including any preceding ballast voyage) which cannot reasonably be expected to be completed in time to allow redelivery of the Vessel in accordance with the notices given; and (ii) ensure that the Vessel shall, at the time of redelivery to the Owners (at the Charterers' cost and expense):

(a)	be in compliance with its Insurances;

(b)
be in an equivalent class as she was as at the Commencement Date without any overdue recommendation or condition, and with valid, unextended certificates for not less than three (3) months and free of average damage affecting the Vessel's classification and in the same or as good structure, state, condition and classification as that in which she was deemed on the Commencement Date, fair wear and tear not affecting the Vessel's classification excepted;

(c)
have passed her 5-year and if applicable, 10-year special surveys, and any subsequent second intermediate surveys and drydock at the Charterers' time and expense without any overdue condition and to the satisfaction of the Classification Society;

(d)
if the Classification Society or the Flag State require or will require the Vessel to undergo dry-docking within three (3) months of the date of redelivery, be redelivered after the satisfactory completion of such dry-docking at the cost and time of the Charterers;

(e)
with all the Vessel's classification, trading, national and international certificates that the Vessel had when she was delivered under this Charter and the log book and other certificates and documents necessary for the operation of the Vessel, valid and without overdue conditions or recommendation falling due;

(f)	have her survey cycles up to date and trading and class certificate valid for at least the number of months agreed in Box 17;

(g)
be redelivered to the Owners together with all spare parts and spare equipment or replacement items as were on board at the time of Delivery (but only to the extent they have not already been used in the operation of the Vessel), and any such spare parts and spare equipment on board at the time of re-delivery shall be taken over by the Owners free of charge;

(h)	be free of any cargo (unless otherwise agreed by the Owners) and Security Interest (save for Permitted Security Interests);

(i)	be free of any charter and other employment unless the Owners wish to retain the continuance of any then existing charter or as otherwise agreed by the Owners in their absolute discretion;

(j)	be free of officers and crew (unless otherwise agreed by the Owners);

(k)	have had her underwater parts treated with anti-fouling to last for the ensuing period up to the next scheduled dry docking of the Vessel;

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(l)
be redelivered to the Owners together with all material information generated during the Charter Period in respect of the use, possession, operation, navigation, utilization of lubricating oil and the physical condition of the Vessel, whether or not such information is contained in the Charterers' equipment, computer or property; and

(m)	having such volume of bunkers on board the Vessel as would be sufficient to enable the Vessel to sail to the nearest bunkering port.

40.6
The Owners shall have the right to appoint (at the Charterers' cost and expense) surveyor(s) for the purpose of determining the condition of the Vessel at redelivery. The findings of the surveyor appointed by the Owners (the "Owners' Surveyor") shall be conclusive. The Charterers shall provide the Owners' Surveyor with all such facilities and access to the Vessel as may be required to enable such Owners' Surveyor to conduct its survey of the Vessel and shall take all such actions as may be recommended by the Owners' Surveyor to ensure that the Vessel shall be redelivered to the Owners in accordance with Clause 41.6.

40.7
The Owners have no obligation to accept redelivery of the Vessel until they are satisfied that the Vessel has been put into the redelivery conditions as set out in Clause 40.5 and other relevant conditions of this Charter. Moreover, the Owners reserve all rights to recover from the Charterers any costs, expenses and/or liabilities incurred or suffered by them (including, without limitation, the costs of any docking and/or repairs which may be required to restore the Vessel to the structure, state, condition and class as that in which the Vessel was delivered (fair wear and tear not affecting class excepted, but without any recommendations or conditions as to class)) as a result of the Vessel not being redelivered in accordance with the terms of this Charter.

40.8
The Owners shall, at the time of the redelivery of the Vessel, take over all bunkers, lubricating oil, unbroached provisions, paints, ropes and other consumable stores (excluding spare parts) in the Vessel at no cost to the Owners.

40.9
Throughout the Charter Period, the Charterers shall bear the full risk of any Total Loss of or any other damage to the Vessel however arising. If the Vessel, for any reason, becomes a Total Loss after Delivery, the Charterers shall pay the Special Termination Sum to the Owners on the earlier of (the "Total Loss Payment Date"):

(a)	the date falling sixty (60) days after such Total Loss has occurred; and

(b)	the date of receipt by the Owners and/or the Owners' Financier (if any) of the Total Loss Proceeds.

40.10
Upon such receipt by the Owners of the Special Termination Sum, this Charter shall terminate (without prejudice to any provision of this Charter expressed to survive termination) but until such receipt, the Charterers shall remain liable to make all payments of Charterhire and all other amounts to the Owners under this Charter, notwithstanding that the Vessel has become a Total Loss.

40.11
Any Total Loss Proceeds unconditionally received by the Owners (or the Owners' Financiers in accordance with the terms of the relevant loss payable clause) shall be applied in accordance with Clause 54 (General Application of Proceeds) and shall satisfy the obligation of the Charterers to pay the Special Termination Sum to the extent received by the Owners and/or the Owners' Financiers in accordance with the terms of the relevant loss payable clause. The obligation of the Charterers to pay the Special Termination Sum shall remain unaffected and exist regardless of whether any of the insurers have agreed or refused to meet or has disputed in good faith, the claim for Total Loss.

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40.12
If the Total Loss Proceeds unconditionally received by the Owners and/or the Owners' Financiers in accordance with the terms of the relevant loss payable clause are less than the Special Termination Sum, the Charterers shall pay such shortfall to the Owner on the Total Loss Payment Date.

40.13	The Owners shall have no obligation to supply to the Charterers with a replacement vessel following the occurrence of a Total Loss.

CLAUSE 41 – FEES AND EXPENSES

41.1
In consideration of the Owners entering into this Charter, the Charterers shall pay to the Owners or their nominee a non-refundable upfront fee (the "Upfront Fee") at such time and in such amount to be set out in the Fee Letter.

41.2
Each Party shall be responsible for their own costs and expenses to review and negotiate the term sheet relating to this Charter. All documented costs and expenses incidental to and incurred by the Owners in the preparation, negotiation, execution and delivery of the Charter and other Leasing Documents including, but not limited to, all documented costs and expenses reasonably incurred by the Owners and all documented legal costs, expenses and other disbursements reasonably incurred by the Owners' legal counsels in connection with the same, shall be for the account of the Charterers.

41.3	If:

(a)
the Charterers request an amendment, waiver or consent (including an amendment or a waiver to the terms of the Leasing Documents is required pursuant to Clause 36.18 to address the fact that a Published Rate Replacement Event has occurred); or

(b)	the Charterers make a request to re-register the Vessel in another Flag State,

the Charterers shall, on demand, reimburse the Owners for the amount of all documented costs and expenses (including, without limitation, any legal fees) reasonably incurred by the Owners in responding to, evaluating, negotiating or complying with that request or requirement (including, for the avoidance of doubt, any amounts the Owners have to pay under the terms of the Financial Instruments).

41.4
All documented costs and expenses reasonably incurred by the Owners in relation to the acquisition, financing (including, without limitation, any Breakfunding Costs payable by the Owners to the Owners' Financiers (if any)) and registration of the Vessel and this Charter by the Owners in the Owners' name in the Flag State together with any and all fees (including, but not limited to, any vessel registration and tonnage fees and the Owners' initial and ongoing annual registration and maintenance costs if required to be registered as a foreign maritime entity or the appointment of resident agents under the laws of the Flag State) payable by the Owners to such Flag State to maintain and/or renew such registration shall be for the account of the Charterers. Without prejudice to the foregoing, if the Flag State requires the Owners to establish a physical presence or office in the jurisdiction of such Flag State, all fees, costs and expenses payable by the Owners to establish and maintain such physical presence or office shall be for the account of the Charterers. The Charterers shall promptly provide the Owners with evidence of payment of the annual register/tonnage tax amounts payable to the Flag State or any other aforesaid costs, expenses and/or taxes when the same fall due.

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41.5
All documented costs and expenses (including, without limitation, any legal fees) reasonably incurred by the Owners in relation to the transfer of title of the Vessel by the Owners to the Charterers and the re-delivery of the Vessel by the Charterers to the Owners pursuant to Clause 40 (Termination, Redelivery and Total Loss) shall be for the account of the Charterers.

41.6
The Charterers shall on demand pay or reimburse the Owners for the amount of all documented costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Leasing Document, any Assignable Sub-charter or any Security Interest created thereunder and with any proceedings instituted by or against the Owners as a consequence of entering into any Leasing Document or any Assignable Sub-charter, taking or holding any Security Interests created thereunder or enforcing those rights, including, without limitation, any documented losses, costs and expenses which the Owners may from time to time sustain, incur or become liable by reason of the Owners being the registered owner of the Vessel and/or being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel.

CLAUSE 42 - NO WAIVER OF RIGHTS

42.1
No neglect, omission, delay or indulgence on the part of either Party in enforcing the terms and conditions of this Charter shall prejudice the strict rights of that party or be construed as a waiver thereof nor shall any single or partial exercise of any right of either party preclude any other or further exercise thereof.

42.2	No right or remedy conferred upon either party by this Charter shall be exclusive of any other right or remedy provided for herein or by law and all such rights and remedies shall be cumulative.

CLAUSE 43 – NOTICES

43.1
Any notice, certificate, demand or other communication to be served, given, made or sent under or in relation to this Charter shall be in English and in writing and (without prejudice to any other valid method or giving, making or sending the same) shall be deemed sufficiently given or made or sent if sent by registered post or by email to the following respective addresses:

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(A)	to the Owners:
China Huarong Shipping Financial Leasing Company Limited
Room 6006, 6th Floor, No. 15 Second East Zhongshan Road, Shanghai, China, 200002
Attention: Jones Cao/Annie Tao/ Sun Linzi
Tel: +86(0)21 63268756
Email:
caojiong@hrflc.com
taobeijuan@hrflc.com/ sunlinzi@hrflc.com

(B)	to the Charterers:
Friend Ocean Navigation Co. c/o Seanergy Maritime Holdings Corp.
154 Vouliagmenis Avenue, 166 74 Glyfada, Athens, Greece
Attention: Legal Department
Tel: +30 210 8913520
Email: legal@seanergy.gr and finance@seanergy.gr

or, if a party hereto changes its address or email address, to such other address or email address as that party may notify to the other.

43.2
Any such communication shall be deemed to have reached the party to whom it was addressed (a) when delivered (in case of a registered letter), or (b) when actually received in readable form (in case of an email). A notice or other such communication received on a non-working day or after 5.00 p.m. in the place of receipt shall be deemed to be served on the next following working day in such place.

CLAUSE 44 – TERMINATION EVENTS

44.1	The Owners and the Charterers hereby agree that any of the following events shall constitute a Termination Event:

(a)
any Obligor (other than a Third Party Approved Manager) fails to make any payment on the due date or on demand in accordance with the terms of any Leasing Document to which it is a party unless such failure to pay is caused by a force majeure or technical error and payment is made within ten (10) Business Days of its due date;

(b)
the Charterers breach or omit to observe or perform any of their undertakings in Clause 46.1(j), (l), (n), (p), (r), (s), (t), (u), (v), (y), (dd), (ee) or (ff) or the Guarantor breaches or omits to observe or perform any of its undertakings contained in the Guarantee, provided that no Termination Event under this Clause 44.1(b) will be triggered if the breach or omission to observe or perform relates solely and directly to any Sanctions imposed by the law or regulation of the People's Republic of China which deviates from those imposed by the United Nations, in which case the Charterers shall be entitled to terminate this Charter pursuant to Clause 44(A).3;

(c)
the Charterers fail to obtain and/or maintain the Insurances required under Clause 38 (Insurance) in accordance with the provisions thereof or any insurer in respect of such Insurances cancels the Insurances or disclaims liability with respect thereto;

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(d)
any Obligor (other than a Third Party Approved Manager) commits any other breach of, or omits to observe or perform, any of their other obligations or undertakings in this Charter or any other Leasing Document (other than a breach referred to in paragraphs (a), (b(b) or (c) above) unless such breach or omission is in the reasonable opinion of the Owners, remediable and such Obligor remedies such breach or omission to the reasonable satisfaction of the Owners within ten (10) Business Days of the occurrence thereof;

(e)
any representation or warranty made or deemed to be made by any Obligor (other than a Third Party Approved Manager) in or pursuant to any Leasing Document to which it is a party or if applicable, in the case of the Charterers only, the Acceptance Certificate, proves to be untrue or misleading in a material way when it is made;

(f)	any of the following occurs in relation to any Financial Indebtedness of an Obligor (other than a Third Party Approved Manager):

(i)	any Financial Indebtedness of such entity is not paid when due or, if so payable, on demand after any applicable grace period has expired;

(ii)
any Financial Indebtedness of such entity becomes due and payable, prior to its stated maturity date as a consequence of any event of default and not as a consequence of the exercise of any voluntary right of prepayment;

(iii)	any commitment for any Financial Indebtedness is cancelled or suspended by any of its creditors as a result of an event of default (however described);

(iv)
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of such entity ceases to be available or becomes capable of being terminated or declared due and payable or cash cover is required or becomes capable of being required, as a result of any termination event or event of default (howsoever defined);

provided that no Termination Event will occur under this paragraph (f) in respect of the Guarantor if the aggregate amount of Financial Indebtedness falling within sub-paragraphs (i) to (iv) above is less than US$5,000,000 (or its equivalent in any other currency or currencies);

(g)	any of the following occurs in relation to any Obligor (other than a Third Party Approved Manager):

(i)	such entity becomes unable to pay its debts as they fall due; or

(ii)	the value of the assets of such entity is less than its liabilities (taking into account contingent and prospective liabilities); or

(iii)
any of the assets of such entity (with a value amounting in aggregate to $500,000) are subject to any form of expropriation, execution, attachment, arrest, sequestration or distress (or any analogous process in any jurisdiction) which is not discharged within thirty (30) days; or

(iv)	any administrative or other receiver is appointed over all or a part of the assets of such entity unless as part of a solvent reorganisation which has been approved by the Owners; or

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(v)
such entity makes any formal declaration of bankruptcy or any formal statement to the effect that it is insolvent or likely to become insolvent, or a winding up or administration order is made in relation to it, or its shareholders or directors pass a resolution to the effect that it should be wound up, placed in administration or cease to carry on business; or

(vi)
a petition is presented in any Relevant Jurisdiction for the winding up or administration, or the appointment of a provisional liquidator of such entity unless the relevant petition is frivolous or vexatious and is being contested in good faith and on substantial grounds and is dismissed or withdrawn within twenty-one (21) days of the presentation of the petition; or

(vii)
such entity petitions a court, or presents any proposal for, any form of judicial or non-judicial suspension or deferral of payments, reorganisation of its debt (or certain of its debt) or arrangement with all or any of its creditors or of any class of them or any such suspension or deferral of payments, reorganisation or arrangement is effected by court order, contract or otherwise; or

(viii)
any meeting of the shareholders or directors of such entity is summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraph (iii) to (vii) above; or

(ix)	in any jurisdiction, any event occurs or any procedure is commenced which, in the opinion of the Owners, is similar to any of the foregoing referred to in paragraphs (iii) to (vii) above inclusive; or

(h)	there is a Change of Control, without the prior written consent of the Owners;

(i)	an Obligor (other than a Third Party Approved Manager) suspends or ceases or threatens to suspend or cease carrying on all or a material part of its business;

(j)
any consent, approval, authorisation, license or permit necessary to enable the Charterers to operate or charter the Vessel or to enable any of them to comply with any provision of this Charter, or the other Leasing Documents to which it is a party or to ensure that the obligations of the Charterers are legal, valid, binding or enforceable is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent, approval, authorisation, license or permit is not fulfilled;

(k)	any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect;

(l)
the Vessel is subject to any form of expropriation, execution, attachment, arrest, sequestration or distress (or any analogous process in any jurisdiction) which is not discharged within forty-five (45) days (or such longer period as the Owners may agree in writing);

(m)	this Charter or any other Leasing Document and/or any Security Interest created by a Leasing Document:

(i)	in the case of any such Security Interest, proves to have ranked after, or loses its priority to, another Security Interest or any other third-party claim or interest;

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(ii)
is cancelled, terminated, rescinded or suspended or otherwise ceases to remain in full force and effect for any reason or no longer constitutes valid, binding and enforceable obligations of any party to that document for any reason whatsoever;

(iii)	is amended or varied without the prior written consent of the Owners, except for any amendment or variation which is expressly permitted by this Charter or any other Leasing Document; or

(iv)	is in any way imperilled or in jeopardy;

(n)	an Obligor (other than a Third Party Approved Manager) rescinds, repudiates or terminates a Leasing Document, or an Approved Management Agreement;

(o)	it is or has become:

(i)
unlawful or prohibited, whether as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(ii)	contrary to, or inconsistent with, any regulation,

for any Obligor (other than a Third Party Approved Manager) to maintain or give effect to any of its obligations under this Charter or any of the other Leasing Documents to which it is a party in the manner it is contemplated under such Leasing Document or any of the obligations of any Obligor under any Leasing Document to which it is a party or the Initial Sub-charter are not or cease to be legal, valid, binding and enforceable;

(p)	the Security Interest constituted by any Leasing Document is in any way imperilled or in jeopardy;

(q)	the occurrence of any Termination Event (as defined in the Other Charter);

(r)	there is a merger, amalgamation, demerger or corporation reconstruction of an Obligor (other than a Third Party Approved Manager) without the Owners' prior written consent;

(s)	the Guarantor is de-listed from the Nasdaq Capital Market (or any other stock exchange acceptable to the Owners); or

(t)
the occurrence of any termination event or event of default (howsoever defined therein) under any lease, hire purchase agreement, charter or any other financing arrangement in respect of any Associated Vessel (other than the Vessel and the Other Vessel).

44.2
Notwithstanding and without prejudice to Clause 33 (Cancellation), upon the occurrence of a Termination Event which is continuing, the Owners may issue a written notice to the Charterers terminating this leasing of the Vessel under this Charter and demanding payment of the Termination Sum, whereupon the Charterers shall be obliged to pay the Termination Sum to the Owners on the date specified by the Owners in their sole discretion in such notice (the "Termination Notice Date" but which shall be no earlier than the date falling ten (10) Business Days after the date of such notice).

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44.3
For the avoidance of doubt, notwithstanding any action taken by the Owners following a Termination Event, the Charterers shall remain liable for the outstanding obligations on their part to be performed under this Charter.

44.4
Without limiting the generality of the foregoing or any other rights of the Owners, upon the occurrence of a Termination Event which is continuing, the Owners shall have the sole and exclusive right and power to (i) settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to the Vessel and this Charter and (ii) make proof of loss, appear in and prosecute any action arising from any policy or policies of insurance maintained pursuant to this Charter, and settle, adjust or compromise any claims for loss, damage or destruction under, or take any other action in respect of, any such policy or policies and (iii) change or appoint a new manager for the Vessel other than an Approved Manager and the appointment of any Approved Manager may be terminated immediately without any recourse to the Owners.

44.5
Each Termination Event shall either be a breach of condition by the Charterers where it involves a breach of this Charter or any of the other Leasing Document by the Charterers or shall otherwise be an agreed terminating event, the occurrence of which gives rise to a right of the Owners to terminate the leasing of the Vessel under this Charter and to exercise its rights under this Charter, and in each case which is not remedied within the applicable grace period (if any).

CLAUSE 44(A) – MANDATORY SALE

44(A).1
Subject to Clause44(A).2, if it becomes unlawful in any applicable jurisdiction for the Owners to perform any of their obligations as contemplated by this Charter or the MOA or any other Leasing Documents or for the Owners' Financiers (if any) to perform their obligations under the Financial Instruments, the Owners shall notify the Charterers of this event and the Charterers shall be required to pay the Special Termination Sum to the Owners on the next Payment Date following such notice by the Owners or, if earlier, the date specified by the Owners in the notice delivered to the Charterers (being no earlier than the last day of any applicable grace period permitted by law), and this Charter shall terminate in accordance with the procedures set out in Clause 40 (Termination, Redelivery and Total Loss).

44(A).2
If the Special Termination Sum becomes payable under or pursuant to Clause 44(A).1, the Owners shall, in consultation with the Charterers for a period not less sixty (60) days from the occurrence of the circumstances resulting in the Special Termination Sum becoming payable under or pursuant to Clause 44(A).1, take all reasonable steps to mitigate any such circumstances, provided that (i) this Clause 44(A).2 does not in any way limit the obligations of any Obligor under any Leasing Documents; and (ii) the Owners are not obliged to take any steps under this Clause44(A).2 if, in the opinion of the Owners, to do so might be prejudicial to the Owners.

44(A).3	If any Sanctions imposed by the law or regulation of the People's Republic of China deviates from those imposed by the United Nations and the compliance with such Sanctions is or has become:

(i)	Illegal / unlawful; or

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(ii)	unduly onerous (including, without limitation, a scenario where Charterers are not able to perform their global operation and trading, directly because of such Sanctions) or wholly impractical, for the Charterers or the Guarantor to maintain or give effect to any of its obligations under this Charter or any of the other Leasing Documents to which each is a party in the manner it is contemplated under such Leasing Document or any of the obligations of the Charterers or the Guarantor under any Leasing Document to which it is a party are not or cease to be legal, valid, binding and enforceable, the Charterers shall be entitled to pay the Special Termination Sum to the Owners on the next Payment Date following such occurrence or, if earlier, a date specified by the Owners (being no earlier than the last day of any applicable grace period permitted by law), and this Charter shall terminate in accordance with the procedures set out in Clause 40 (Termination, Redelivery and Total Loss).

CLAUSE 45 – REPRESENTATIONS AND WARRANTIES

45.1	The Charterers represent and warrant to the Owners as of the date hereof, and on each day henceforth until the last day of the Charter Period, as follows:

(a)	there has been no Change of Control;

(b)	each Obligor is duly incorporated and validly existing under the laws of its jurisdiction of its incorporation;

(c)	each Obligor has the capacity, and has taken all actions and obtained all consents, approvals, authorisations, licenses or permits necessary for it:

(i)	to execute each of the Leasing Documents, any Sub-charter and any Approved Management Agreement to which it is a party; and

(ii)	to comply with and perform its obligations under each of the Leasing Documents, any Sub-charter and any Approved Management Agreement to which it is a party;

(d)
the entry into and performance by any Obligor by it of, and the transactions contemplated by, each Leasing Document, any Sub-charter and any Approved Management Agreement to which it is a party do not and will not conflict with:

(i)	any law or regulation applicable to it;

(ii)	its constitutional documents; or

(iii)	any agreement or instrument binding upon it or constitute a default or termination event (however described) under any such agreement or instrument.

(e)
all the consents, approvals, authorisations, licenses or permits referred to in Clause 45.1(c) (Representations and Warranties) remain in force and nothing has occurred which makes any of them liable to revocation;

(f)
each of the Leasing Documents or any Assignable Sub-charter to which an Obligor is a party constitutes such Obligor's legal, valid and binding obligations enforceable against such party in accordance with its respective terms and any relevant insolvency laws affecting creditors' rights generally;

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(g)
no third party has any Security Interest, other than the Permitted Security Interests, or any other interest, right or claim over, in or in relation to the Vessel, this Charter or any moneys payable hereunder and/or any of the other Leasing Documents or any Assignable Sub-charter;

(h)
all payments which an Obligor is liable to make under any Leasing Document or any Assignable Sub-charter to which such Obligor is a party may be made by such party without deduction or withholding for or on account of any tax payable under the laws of the jurisdiction of incorporation;

(i)	no legal or administrative action involving an Obligor involving claim(s) amounting to more than US$5,000,000 has been commenced or taken;

(j)	each Obligor has paid all taxes applicable to, or imposed on or in relation to it, its business or if applicable, the Vessel, except for those being contested in good faith with adequate reserves;

(k)
the choice of governing law as stated in each Leasing Document or any Assignable Sub-charter to which an Obligor is party to and the agreement by such party to refer disputes to the relevant courts or tribunals as stated in such Leasing Document or any Assignable Sub-charter are valid and binding against such Obligor;

(l)
the obligations of each Obligor under each Leasing Document to which it is a party, are the direct, general and unconditional obligations of such Obligor and rank at least pari passu with all other present and future unsecured and unsubordinated creditors of such Obligor save for any obligation which is mandatorily preferred by law and not by virtue of any contract;

(m)	each Security Document creates (or once entered into, will create) the Security Interest which it is expressed to create with the ranking and priority it is expressed to have;

(n)	no Obligor is a US Tax Obligor, and none of them have established a place of business in the United States of America;

(o)
no Obligor, nor any of their respective Affiliates, members, (other than in the case of the Guarantor) shareholders, directors, officers, employees or agents, nor (to the best of its knowledge) any Sub-charterer:

(i)	is a Restricted Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Restricted Person;

(iii)	owns or controls a Restricted Person; or

(iv)	has a Restricted Person serving as a director, officer or, to the best of its knowledge, employee;

(p)
each Obligor, and their respective directors, officers, (other than in the case of the Guarantor) shareholders, employees and agents and (to the best of its knowledge) any Sub-charterer is in compliance with all Sanctions laws, and none of them have been or are currently being investigated on compliance with Sanctions, they have not received notice or are aware of any claim, action, suit or proceeding against any of them with respect to Sanctions and they have not taken any action to evade the application of Sanctions;

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(q)
the Vessel is not employed, operated or managed in any manner which (i) is contrary to any Sanctions and in particular, the Vessel is not used by or to benefit any party which is a target of Sanctions or trade to any area or country where trading the Vessel to such area or country would constitute a breach of any Sanctions or published boycotts imposed by any of the United Nations, the European Union, the United States of America, the United Kingdom or the People's Republic of China; or (ii) would trigger the operation of any sanctions limitation or exclusion clause in any insurance documentation;

(r)
each Obligor and (to the best of its knowledge) any Sub-charterer is not in breach of any laws or regulations relating to the Vessel and its ownership, employment, operation, management and registration, including, without limitation, the ISM Code, the ISPS Code, all Environmental Laws, the laws of the Vessel's registry and in particular, all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws and each of the Obligors and (to the best of its knowledge) Sub-charterer has instituted and maintained systems, controls, policies and procedures designed to:

(i)	prevent and detect incidences of bribery and corruption, money laundering and terrorism financing; and

(ii)	promote and achieve compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws;

(s)	that in relation to the Initial Sub-charter or any other Sub-charter:

(i)
as at the date of this Charter or otherwise as at the date of such Sub-charter and/or at the time of delivery of such Sub-charter to the Owner (as the case may be), the copy of the Initial Sub-charter or such Sub-charter provided to the Owners is a true and complete copy and there have been no amendments, supplements or variations thereto; and

(ii)	the Initial Sub-charterer or any other Sub-charterer is fully aware of the transactions contemplated under this Charter;

(t)
none of the Obligors nor any of their assets, in each case, has any right to immunity from set off, legal proceedings, attachment prior to judgment or other attachment or execution of judgement on the grounds of sovereign immunity or otherwise;

(u)
none of the Obligors is insolvent or in liquidation or administration or subject to any other formal or informal insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of any Obligor or all or material part of their assets;

(v)
no Termination Event or Potential Termination Event is continuing or might reasonably be expected to result from the entry into and performance of this Charter or any other Leasing Document or any Assignable Sub-charter;

(w)	as at the date of this Charter, the Vessel is commercially, technically or otherwise managed under each Approved Management Agreement which remains in full force and effect;

(x)
as at the date of this Charter, the Charterers have not entered into any other investments, any sale or leaseback agreements, any off-balance sheet transaction or incurred any other liability or obligation (including, without limitation, any Financial Indebtedness of any obligations under a guarantee) except:

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(i)	liabilities and obligations under the Leasing Documents to which they are or, as the case may be, will be a party; or

(ii)	liabilities or obligations incurred in the normal course of its business of trading, operating and chartering, maintaining and repairing the Vessel;

(y)	in relation to any information provided by any Obligor (or on its behalf) to the Owners for the purposes of this Charter and the other Leasing Documents:

(i)	such information was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated;

(ii)	any financial projections contained in such information have been prepared on the basis of recent historical information and on the basis of reasonable assumptions, and

(z)	nothing has occurred or been omitted from any such information and no information has been given or withheld that results in any such information being untrue or misleading; and

(aa)
the entry by each Obligor into any Leasing Document or any Assignable Sub-charter does not in any way cause any breach, and is in all respects permitted, under the terms of any document which it is entered into.

CLAUSE 46 – CHARTERERS' UNDERTAKINGS

46.1	The Charterers undertake that they shall comply or procure compliance with the following undertakings commencing from the date hereof and up to the last day of the Charter Period:

(a)	there shall be sent to the Owners:

(i)
as soon as possible, but in no event later than one hundred and eighty (180) days after the end of each financial year of the Charterers, the unaudited annual financial reports of the Charterers in each case certified as to their correctness by a director of the Charterers;

(ii)
as soon as possible, but in no event later than ninety (90) days after the end of each half-year, the unaudited half-yearly accounts of the Charterers in each case certified as to their correctness by a director of the Charterers;

(iii)
as soon as possible, but in no event later than one hundred and eighty (180) days after the end of each financial year of the Guarantor, the audited consolidated annual financial reports of the Guarantor; and

(iv)
as soon as possible, but in no event later than ninety (90) days after the end of each half-year, the unaudited consolidated half-yearly accounts the Guarantor certified as to their correctness by a director or officer of the Guarantor, in each case, the Charterers shall procure that each set of financial statements and reports delivered pursuant to Clause 46.1(a) gives, and shall procure a director of the relevant company to certify the same as giving, a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements and reports were drawn up;

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(b)
following the occurrence of a Termination Event which is continuing, they will provide or procure the provision to the Owners, at the same time as they are dispatched, copies of all notices and minutes relating to any of their extraordinary shareholders' meeting which are dispatched to their shareholders or creditors or any class of them;

(c)
they will provide or will procure that each Obligor provides the Owners with details of any legal or administrative action involving such Obligor or the Vessel as soon as such action is instituted or it becomes apparent to such Obligor that it is likely to be instituted and is likely to have a Material Adverse Effect;

(d)
they will, and will procure that each other Obligor will, obtain and promptly renew or procure the obtainment or renewal of and provide copies of, from time to time, any necessary consents, approvals, authorisations, licenses or permits of any regulatory body or authority for the transactions contemplated under each Leasing Document or any Assignable Sub-charter to which it is a party (including, without limitation, to sell, charter and operate the Vessel);

(e)
they will not, and will procure that each other Obligor will not, create, assume or permit to exist any Security Interest of any kind upon any Leasing Document or any Assignable Sub-charter to which such Obligor is a party, and if applicable, the Vessel, in each case other than the Permitted Security Interests;

(f)	they will, and will procure that each other Obligor, will ensure that the Vessel shall be free of encumbrances except for any encumbrances permitted in writing by the Owners;

(g)	they will at their own cost, and will procure that each other Obligor will:

(i)
do all that such Obligor to ensures that any Leasing Document or any Assignable Sub-charter to which such Obligor is a party validly creates the obligations and the Security Interests which such Obligor purports to create; and

(ii)
without limiting the generality of paragraph (i), promptly register, file, record or enrol any Leasing Document or any Assignable Sub-charter to which such Obligor is a party with any court or authority in all Relevant Jurisdictions, pay any stamp duty, registration or similar tax in all Relevant Jurisdictions in respect of any Leasing Document or any Assignable Sub-charter to which such Obligor is a party, give any notice or take any other step which, is or has become necessary or desirable for any such Leasing Document or any Assignable Sub-charter to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which such Obligor creates;

(h)	they will, and will procure that each other Obligors will, notify the Owners promptly upon becoming aware of:

(i)	any default by any Sub-charterer or the Charterers of the terms of any Assignable Sub-charter;

(ii)
an event of default or termination event howsoever called under the terms of any Assignable Sub-charter entitling either (x) the Charterers to terminate such Assignable Sub-charter or (y) the relevant Sub-charterer to terminate such Assignable Sub-charter which has not been unconditionally waived by such Sub-charterer;

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(iii)	any pollution accident, major accident and/or incident to the Vessel by any reason whatsoever;

(iv)	any damage caused to or alteration of the Vessel by any reason whatsoever which exceed US$1,000,000;

(v)	any alteration or modification made to the Vessel of whatever nature;

(vi)	any safety incidents taking place on board the Vessel;

(vii)	any casualty or occurrence as a result of which the Vessel has become or is, by the passing of time or otherwise, likely to become, a Major Casualty or a Total Loss;

(viii)	any requirement or recommendation made in relation to the Vessel by any insurer or Classification Society or by any competent authority which is not immediately complied with;

(ix)	any intended dry docking of the Vessel;

(x)
any Environmental Claim which is made against the Charterers, any Sub-charterer or any Approved Manager in connection with the Vessel or any Environmental Incident involving claim(s) exceeding US$1,000,000;

(xi)	any claim for breach of the ISM Code or the ISPS Code being made against the Charterers, any Approved Manager or otherwise in connection with the Vessel;

(xii)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with;

(xiii)	any requisition of the Vessel for hire;

(xiv)	any arrest or detention of the Vessel, any exercise of any lien on that Vessel or its Earnings; and

(xv)
any notice, or the Charterers becoming aware, of any claim, action, suit, proceeding or investigation against any Obligor, any of its subsidiaries or any of their respective directors, officers, employees or agents with respect to Sanctions;

(xvi)	any circumstances which could give rise to a breach of any representation or undertaking in this Charter, or any Termination Event, relating to Sanctions;

(xvii)	any Termination Event,

and will keep the Owners fully up-to-date with all developments and the Charterers will, if so requested by the Owners, provide any such certificate signed by its director(s), confirming in which that there exists no Potential Termination Event or Termination Event;

(i)	they will, and will procure that each other Obligor will, as soon as practicable after receiving the request, provide the Owners with any additional financial or other information relating:

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(i)	to themselves and/or the Vessel (including, but not limited to the condition and location of the Vessel);

(ii)
details of the Vessel's employment status including the Vessel's employment status, operating accounts, projected employment (if the Vessel is not employed at such time) every twelve (12) months throughout the Charter Period or as soon as practicable after receiving the Owner's request; or

(iii)	to any other matter relevant to, or to any provision of any Leasing Document or any Assignable Sub-charter to which it is a party,

which may be requested by the Owners (or the Owners' Financier (if any)) at any time;

(j)
they will comply, or procure compliance, and will procure that each other Obligor will comply or procure compliance, with all laws or regulations relating to its business, the Vessel and its ownership, employment, operation, management and registration, including, without limitation, the ISM Code, the ISPS Code, all Environmental Laws and the laws of the Vessel's registry provided that any non-compliance shall not materially adversely affect the obligations of a Obligor under each Leasing Document or any Assignable Sub-charter to which it is a party;

(k)	the Vessel shall be registered under the Flag State at all times;

(l)
the Vessel shall be maintained with the highest class required for the purpose of the trade of the Vessel with the Classification Society at all times and shall be free of all overdue recommendations and requirements;

(m)
upon request, they will provide or they will procure to be provided to the Owners the report(s) of the survey(s) conducted pursuant to Clause 7 (Surveys on Redelivery) of this Charter in form and substance satisfactory to the Owners;

(n)
they shall not permit the sub-chartering of the Vessel (1) on a bareboat basis (irrespective of duration) or (2) on a time charter basis exceeding thirteen (13) months (including any optional extensions thereto), other than under an Assignable Sub-charter and provided that the Charterers shall:

(i)
assign all their rights and interests under such Assignable Sub-charter and shall use reasonable commercial efforts to procure that the Sub-charterer of such Assignable Sub-charter gives a written acknowledgment of such assignment in form and substance acceptable to the Owners and provide such documents as the Owners may require regarding the due execution of such Assignable Sub-charter; and

(ii)
in case Assignable Sub-charter being a bareboat charter (irrespective of duration), procure the Sub-charterer of such Assignable Sub-charter to execute a general assignment to assign their rights under the Insurances, Earnings and Requisition Compensation in respect of the Vessel, in favour of the Owners, in each case, in a manner and in a form acceptable to the Owners;

(o)	intentionally deleted;

(p)	except with the Owners' prior written consent, they shall not deactivate or lay up the Vessel;

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(q)
they shall not make or pay any dividend or other distribution (in cash or in kind) in respect of its share capital following the occurrence of a Termination Event which is continuing or which would result in a Termination Event;

(r)
they shall comply and shall procure that each of the other Obligors (including, in each case, procuring or as the case may be, using all reasonable endeavours to procure the respective officers, directors, employees, consultants, agents and/or intermediaries of the relevant entity to do the same) or (on a best effort basis) any Sub-charterer complies with all laws and regulations in respect of Sanctions.

(s)	without limiting Clause 46.1(r), they will procure that:

(i)	the Vessel shall not be operated, employed, managed, used by or for the benefit of a Restricted Person;

(ii)
the Vessel shall not be employed in trading with any Restricted Person or in any manner contrary to Sanctions or published boycotts imposed by any of the United Nations, the European Union, the United States of America, the United Kingdom;

(iii)
notwithstanding any other provision of this Charter, the Vessel shall not be permitted to call at any port in any Restricted Country or any area or country where trading in such area or country would constitute or would be reasonably expected to constitute a breach of Sanctions;

(iv)
the Vessel shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances or in any manner which would result in any Obligor, any Sub-charterer or the Owners becoming a Restricted Person; and

(v)
that each charterparty in respect of the Vessel shall contain, for the benefit of the Owners, language which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions and which prohibits trading to any Restricted Country;

(t)
they shall, and shall procure that each other Obligor shall (including procuring or as the case may be, using all reasonable endeavours to procure the respective officers, directors, employees, consultants, agents and/or intermediaries of the relevant entity to do the same) or (on a best efforts basis) any Sub-charterer shall:

(i)	comply with all Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws;

(ii)	maintain systems, controls, policies and procedures designed to promote and achieve ongoing compliance with Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and Business Ethics Laws; and

(iii)
in respect of the Charterers, not use, or permit or authorize any person to directly or indirectly use, the Purchase Price for any purpose that would breach any Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws;

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(u)
in respect of the Charterers, not lend, invest, contribute or otherwise make available the Purchase Price to or for any other person in a manner which would result in a violation of Anti-Money Laundering Laws, Anti-Terrorism Financing Laws or Business Ethics Laws;

(v)
they shall, and shall procure that each other Obligor shall promptly notify the Owners of any non-compliance, by any Obligor or their respective officers, directors, employees, consultants, agents or intermediaries or (on a best efforts basis) any Sub-charterer with all laws and regulations relating to Sanctions, Anti-Money Laundering Laws, Anti-Terrorism Financing Laws and/or Business Ethics Laws (including, but not limited, to notifying the Owners in writing immediately upon being aware that any Obligor or its shareholders, directors, officers or employees, or any Sub-charterer is a Restricted Person or has otherwise become a target of Sanctions) as well as provide all information (once available) in relation to its business and operations which may be relevant for the purposes of ascertaining whether any of the aforesaid parties are in compliance with such laws;

(w)	in respect of the management of the Vessel:

(i)	they shall ensure that the Vessel be commercially and/or technically managed under an Approved Management Agreement;

(ii)	they shall not appoint or permit to be appointed any commercial and/or technical manager of the Vessel unless it is an Approved Manager and such new manager enters into a Manager's Undertaking;

(iii)
save with the prior written consent of the Owners (such consent not to be unreasonably withheld or delayed), they shall not agree or enter into any transaction, arrangement, document or do or omit to do anything which will have the effect of materially varying, amending or supplementing the terms of an Approved Management Agreement; and

(iv)	they shall ensure that, upon the occurrence of a Termination Event, the Owners shall have the right to change any of the managers of the Vessel following a fifteen (15) days' notice to the Charterers;

(x)
save with the prior written consent of the Owners, they shall not agree or enter into any transaction, arrangement, document or do or omit to do anything which will have the effect of varying, amending or supplement either the material terms of any Assignable Sub-charter (and for the purpose of this paragraph, a material term means, without limitation, any term which would adversely affect the interest of the Owners and/or the Owners' Financier (if any));

(y)	they shall ensure that all Earnings and any other amounts received by them in connection with the Vessel are paid into the Earnings Account;

(z)	they will not:

(i)
enter into any borrowing except for loans or advances from other members of the Group or affiliates which are unsecured and fully subordinated to the rights of the Owners under the Leasing Documents (in a manner acceptable to the Owners);

(ii)	incur any liabilities or obligations to any party except for those incurred in the ordinary course of operating, chartering, repairing and maintaining the Vessel;

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(iii)	be the creditor or guarantor in respect of any loan or any form of credit to any person;

(iv)
give or allow any to be outstanding, any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which they assume any liability of any other person other than any guarantee or indemnity given under the Leasing Documents;

(v)
enter into any investments, any sale or leaseback agreements, any off-balance sheet transaction, other agreement or incur any other liability or obligation (including, without limitation, any Financial Indebtedness of any obligations under a guarantee) other than the Leasing Documents or any other agreement expressly allowed under the terms of the Leasing Documents;

(vi)
enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including, without limitation, the Vessel, its Earnings or its Insurances); and

without prejudice to the above sub-paragraphs (z) to(vi), enter into any transaction (whether with another member of the Group or otherwise) which are, in any respect, less favourable than those which they could obtain in a bargain made at arms' length;

(aa)	any transaction entered into with their Affiliates shall be on arm's length basis and in good faith;

(bb)	they will ensure and procure that:

(i)	the Market Value of the Vessel shall be ascertained from time to time in the following circumstances:

(1)	upon the occurrence of a Termination Event which is continuing, at any time at the request of the Owners; and

(2)	in the absence of a Termination Event which is continuing:

(i)
from the first anniversary of the Commencement Date, at least once every calendar year during the Charter Period, with such report to be dated no more than thirty (30) calendar days prior to every anniversary of the Commencement Date occurring within the Charter Period or on such other date as the Owners may request; and

(ii)	the amount of the fees and expenses incurred by the Owners in connection with any matter arising out of this paragraph (bb) shall be reimbursed to the Owners;

(cc)	intentionally deleted; and

(dd)
they shall not make, nor permit to be made, any modification or repairs to, or replacement, renewal or installation of, the Vessel or equipment installed on it or alter the structure, type or performance characteristics of the Vessel unless such modifications, repairs, replacement, renewal, installation or alteration:

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(i)	is required by the Classification Society for the purposes of maintaining the Vessel's classification or is required by any applicable laws and regulations relating to the Vessel;

(ii)	relates to the installation of exhaust gas cleaning systems (scrubbers);

(iii)	would not:

(1)	have an adverse effect on the Vessel's fitness for purpose;

(2)	alter the structure, type or performance characteristics of the Vessel; and/or

(3)	diminish the value of the Vessel or have an adverse effect on the safety or performance of the Vessel,

and if such modification, repair, replacement, renewal installation or alternation is approved or satisfies the requirements of this clause, once effected, shall form part of the Vessel and the title of any equipment or parts replaced due to such modification, repair, replacement, renewal, installation or alternation shall vest in and remain with the Owners;

(ee)
the Vessel will not be permitted to trade in any zone which is declared a war zone by any government or the Vessel's war risks insurers, unless the Charterers have (i) obtained the written consent of the Owners (such consent not to be unreasonably withheld or delayed) prior to engaging in any such trading and (ii) (at the Charterers' expense) effected all necessary special, additional or modified insurance cover for trading in such war zone and have complied with the terms of Clause 38 (Insurances) any requirement as may be prescribed by the insurers;

(ff)
the Charterers shall comply, and will procure that each other Obligor, each other member of the Group and (on best effort basis) any Sub-charterer will comply, with all Sanctions and all laws and regulations relating to such person, the Vessel and its construction, ownership, employment, operation, management and registration, including the ISM Code, the ISPS Code (including, but not limited to, the maintenance of an ISSC), all Environmental Laws, all Anti-Money Laundering Laws, Business Ethics Laws and the laws of the Vessel's registry, and in particular, they shall effect and maintain a sanctions compliance policy which, inter alia, implements the recommendations of the Sanctions Advisory, to ensure compliance with all such laws and regulations implemented from time to time, including, without limitation, they will, and will procure that each other Obligor:

(i)	conduct their activities in a manner consistent with Sanctions;

(ii)	have sufficient resources in place to ensure execution of and compliance with their own Sanctions policies by their personnel, e.g., direct hires, contractors, and staff;

(iii)	ensure subsidiaries comply with the relevant policies, as applicable;

(iv)	have relevant controls in place to monitor automatic identification system (AIS) transponders;

(v)	have controls in place to screen and assess onboarding or offloading cargo in areas they determine to present a high risk;

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(vi)	have controls to assess authenticity of bills of lading, as necessary; and

(vii)	have controls in place consistent with the Sanctions Advisory; and

(gg)	the Charterers:

(i)
shall or shall procure that any other organisation or person whom the Charterers have contractually agreed to take over all duties and responsibilities imposed by the ISM Code (including the relevant Approved Manager as an ISM Company or any Sub-charterer) will:

(1)	surrender any Emission Allowances in respect of the Vessel under any applicable Emission Scheme; and

(2)
promptly upon the Owners' reasonable request, provide and submit such signed mandate letter in the form required by the Owners and the relevant administering authority and provide any other information and documents as required by the Owners and/or the relevant administering authority in relation to any applicable Emission Scheme, and, in such case, the Owners shall promptly, to the extent reasonably practicable, provide any necessary information and sign any requested mandate or other instrument as may be requested by the relevant administering authority; and

(ii)	shall fulfil all obligations which may be imposed on the Owners as registered owner of the Vessel by the MARPOL Carbon Intensity Regulations;

(hh)	without prejudice to paragraph (gg) above, in relation to EU ETS:

(i)	the Charterers acknowledge that if the Vessel stops at ports in the European Union, they will incur liabilities under EU ETS and Fuel EU Maritime;

(ii)
the Charterers acknowledge and agree that if they intend to sail the Vessel into ports in the European Union, the Charterers shall register the Vessel as part of a shipping company as required under the EU ETS and shall comply in all respects with the EU ETS and Fuel EU Maritime;

(iii)
if required by the competent administering authority or as reasonably required by the Owners (due to the requirements of the competent administering authority), the Charterers shall provide a letter in a format to be agreed between the Owners, the Charterers and the relevant Approved Manager (and which is in a format acceptable to the competent Emission Scheme Authority) confirming that they or the competent ISM Company have assumed responsibility for the operation of the Vessel from the Owners (the "EU ETS Maritime Letter"); and

(iv)
the Charterers shall, or procure that the relevant Approved Manager as ISM Company shall, submit the EU ETS Maritime Letter to the relevant Emission Scheme Authority upon registration of the Vessel pursuant to the EU ETS and shall provide the Owners with evidence of such registration (if available by the said authority) promptly and, in such case, the Owners shall promptly, to the extent reasonably practicable, provide any necessary information and sign the aforesaid EU ETS Maritime Letter in order to allow the Charterers to proceed promptly with the submission to the relevant administering authority; and

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(ii)	the Charterers shall (and shall procure that each of the Approved Manager and where/if applicable, on a best efforts basis the Sub-charterer shall):

(i)	co-operate and exchange all relevant data and information with each other in a timely manner to:

(1)	facilitate compliance by the Charterers and any other Emission Scheme Participant with any applicable Emission Scheme; and

(2)
enable the Charterers and any other Emission Scheme Participant to calculate the amount of Emission Allowances in respect of the Vessel which are required to be surrendered to the relevant Emission Scheme Authority for that Emission Scheme during the Charter Period; and

(ii)
promptly supply to the relevant Emission Scheme Authority relating to any applicable Emission Scheme with all relevant documents (including without limitation, any relevant mandating documents required in connection with surrendering the relevant Emission Allowances to the relevant Emission Scheme Authority relating to the relevant Emission Scheme) required to be provided to such Emission Scheme Authority relating to such Emission Scheme, and to do all such things necessary or advisable to ensure that the Owners, the Charterers, each Emission Scheme Participant and the Vessel will be in compliance with all Environmental Laws and the Owners shall in all such cases promptly, to the extent reasonably practicable, provide any necessary information and sign such documents, as may be reasonably requested by the Charterers in relation to the above.

CLAUSE 46(A) – INSPECTION OF VESSEL

46(A).1	The Owners shall be entitled to inspect or survey the Vessel, its logs and records or instruct a duly authorised surveyor to carry out such survey on their behalf:

(a)	to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained;

(b)	in dry-dock if the Charterers have not dry-docked the Vessel in accordance with Clause 10(g);

(c)	for any purpose that the Owners deem appropriate in their absolute discretion (acting reasonably),

(d)	and the Charterers shall (at the Charterers' cost and expense) arrange for all transport, accommodation and on-site support required for such inspections or surveys.

46(A).2	The Owners shall be entitled to exercise its rights of inspection or survey as described under Clause 46(A):

(a)
if no Termination Event or Potential Termination Event has occurred and is continuing, once a year without interference or delay to the operation and trading of the Vessel with thirty (30) days prior notice to the Charterers and the Charterers shall bear the costs and expenses incurred in connection with such inspections and/or surveys (including, but not limited to, the fees, costs and expenses of any surveyor appointed by the Owners); or

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(b)
if a Termination Event or Potential Termination Event has occurred and is continuing, at any time with prior written notice and for as many times as the Owners deem necessary, and the Charterers shall bear the costs incurred in connection with such inspections and/or surveys (including, but not limited to, the fees, costs and expenses of any surveyor appointed by the Owners).

CLAUSE 47 – PURCHASE OPTION

47.1
Provided no Termination Event has occurred and is continuing, the Charterers shall have the option to purchase the Vessel on any date falling twelve (12) months after the Commencement Date (the "Purchase Option Date"), subject always to giving the Owners no less than sixty (60) days' (or such lesser period as agreed by the Owners) prior written notice (the "Purchase Option Notice").

47.2
A Purchase Option Notice shall be signed by a duly authorised officer or attorney of the Charterers and, once delivered to the Owners, is irrevocable and the Charterers shall be bound to pay to the Owners the Purchase Option Price on the Purchase Option Date.

47.3	Only one Purchase Option Notice may be served throughout the duration of the Charter Period.

47.4
Upon the Owners' receipt in full of the Purchase Option Price, the Owners shall transfer the legal and beneficial ownership of the Vessel on an "as is where is" basis (and otherwise in accordance with the terms and conditions set out at Clauses 49.1(a) and 49.1(b)) to the Charterers or their nominees and shall execute a bill of sale and a protocol of delivery and acceptance evidencing the same and any other document strictly necessary to transfer the title of the Vessel to the Charterers (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners).

CLAUSE 48 – PURCHASE OBLIGATION

Provided all moneys owing and payable under this Charter have been fully and irrevocably paid to the Owners, the Charterers shall be obliged to purchase from the Owners all of the Owners' beneficial and legal right, title and interest in the Vessel and all belonging to her and the Owners and the Charterers shall perform their obligations referred to in Clause 49 (Sale of the Vessel) and the Charterer shall pay the Purchase Obligation Price on the Maturity Date in relation thereto (unless the Owners agree otherwise in writing and upon such terms and conditions as the Owners may deem fit in their absolute discretion).

CLAUSE 49 – SALE OF THE VESSEL

49.1
All legal and beneficial interest and title in the Vessel shall be transferred to the Charterers by the Owners upon receipt by the Owners of the Purchase Option Price or the Purchase Obligation Price or the Termination Sum or the Special Termination Sum (as the case may be) on an "as is where is" basis and on the following terms and conditions:

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(a)
the Charterers expressly agree and acknowledge that no condition, warranty or representation of any kind is or has been given by or on behalf of the Owners in respect of the Vessel or any part thereof, and accordingly the Charterers confirm that they have not, in entering into this Charter, relied on any condition, warranty or representation by the Owners or any person on the Owners' behalf, express or implied, whether arising by law or otherwise in relation to the Vessel or any part thereof, including, without limitation, warranties or representations as to the description, suitability, quality, merchantability, fitness for any purpose, value, state, condition, appearance, safety, durability, design or operation of any kind or nature of the Vessel or any part thereof, and the benefit of any such condition, warranty or representation by the Owners is hereby irrevocably and unconditionally waived by the Charterers to the extent permissible under applicable law, the Charterers hereby also waive any rights which they may have in tort in respect of any of the matters referred to under this clause and irrevocably agree that (i) the Owners shall have no greater liability in tort in respect of any such matter than they would have in contract after taking account of all of the foregoing exclusions; (ii) no third party making any representation or warranty relating to the Vessel or any part thereof is the agent of the Owners nor has any such third party authority to bind the Owners thereby and (iii) notwithstanding anything contained above, nothing contained herein is intended to obviate, remove or waive any rights or warranties or other claims relating thereto which the Charterers (or their nominee acceptable to the Owners) or the Owners may have against the manufacturer or supplier of the Vessel or any third party;

(b)
the Vessel shall be free from all mortgages or any other liens, encumbrances, claims or debts whatsoever, created or permitted to exist by the Owners (save for those mortgages, liens, encumbrances or debts created under the Leasing Documents or incurred by the Charterers or arising out of or in connection with this Charter);

(c)
the Purchase Option Price or the Purchase Obligation Price (as the case may be) shall be paid by (or on behalf of) the Charterers to the Owners on respectively the Purchase Option Date or the Maturity Date, together with unpaid amounts of Charterhire and other moneys owing by or accrued or due from the Charterers under this Charter on or prior to the Purchase Option Date or Maturity Date (as the case may be) which remain unpaid; and

(d)
upon the Purchase Option Price or the Purchase Obligation Price (as the case may be) and all other moneys payable under this Charter being fully and irrevocably paid to the Owners on, and in accordance with, the terms set forth in this Charter (except in the case of Total Loss) the Owners agree (at the cost of the Charterers) to enter into (i) a bill of sale and (ii) a protocol of delivery and acceptance, and the Vessel shall accordingly be deemed delivered to the Charterers on the date and time set out in such protocol of delivery and acceptance (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners).

(e)
The Owners shall not be obliged to do anything pursuant to this Clause 49 (Sale of the Vessel) or other terms of this Charter which would (in the Owners' opinion (acting reasonably)) constitute a breach of any quiet enjoyment agreement to which they are a party.

CLAUSE 50 – INDEMNITIES

50.1
The Charterers shall upon the Owners' demand, fully indemnify the Owners against, and keep the Owners harmless from, all documented claims, expenses, liabilities, losses, taxes, fees (including, but not limited to, any tax applied to any such amounts, any interest or penalties applied to such amounts and any vessel registration and tonnage fees) suffered or incurred by or imposed on the Owners arising from this Charter and any Leasing Document or Assignable Sub-charter, whether prior to, during or after termination of this Charter and whether or not the Vessel is in the possession or the control of the Charterers, including, without limitation:

(a)	as a result of incorporating the Owners in the relevant jurisdiction selected by the Charterers or required for the purpose of flying the flag of the Vessel in a particular jurisdiction;

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(b)
in connection with delivery, possession, performance, control, registration, repair, survey, insurance, maintenance, manufacture, purchase, financing, re-financing, ownership and operation of the Vessel by the Owners;

(c)	in connection with the prevention or release of liens or detention of or requisition, use, operation or redelivery, sale or disposal of the Vessel or any part of it;

(d)	in connection with putting the Vessel in a re-deliverable condition in accordance with this Charter;

(e)
as a consequence of any non-compliance or breach by any Obligor of any applicable tax laws or regulations or any losses caused to the Owners by any failure of the Charterers to comply with their obligations under Clause 51 (No Set-off or Tax Deduction) of this Charter (including where any such failure is occasioned by the applicable law preventing the Charterers from paying without deduction and/or from grossing up);

(f)
all premia and other documented expenses which are reasonably incurred by (i) the Owners in connection with or with a view to effecting, maintaining or renewing lessors' or innocent owners' interest insurance and lessors' or innocent owners' additional perils (pollution) insurance or any similar protective shipowner insurance that is taken out in respect of the Vessel on such terms and conditions as the Owners may from time to time impose, and/or (ii) the Owners or the Owners' Financier (if any) in connection with or with a view to effecting, maintaining or renewing a mortgagee's interest insurance and a mortgagee's additional perils (pollution) insurance that is taken out in respect of the Vessel on such terms and conditions as the Owners or the Owners' Financier (if any) may from time to time impose. In each case, the amount of the insurances referred to in this clause shall be equal to at least one hundred and twenty per cent. (120%) of the higher of (i) the prevailing Market Value of the Vessel at the relevant time, or (ii) the Outstanding Finance Amount at the relevant time;

(g)
all premia and documented expenses reasonably incurred by the Owners and/or the Owners' Financier (if any) in respect of any other insurances which the Owners and/or the Owners' Financier (if any) deem necessary and take out in respect of the Vessel, including, but without limitation to, any freight, demurrage and defence cover on such terms and conditions as the Owners may from time to time effect pursuant to Clause 38 (Insurance);

(h)	all other premia and documented expenses reasonably incurred by the Owners and/or the Owners' Financier (if any) in respect of the Insurances of the Vessel pursuant to Clause 38 (Insurance);

(i)
all loss or damage to the Vessel (insofar as the Owners shall not be reimbursed by the proceeds of any insurance in respect thereof) however caused occurring at any time or times before physical possession thereof is retaken by the Owners, reasonable wear and tear to the Vessel only excepted;

(j)
all losses, documented costs or charges reasonably incurred by the Owners by reason thereof in re-taking possession or otherwise in re-acquiring the Vessel pursuant to Clause 37 (Possession of Vessel);

(k)
all documented losses, costs, charges and expenses incurred by the Owners in collecting any Charterhire, Advance Charterhire or other payments not paid on the due date under this Charter and in remedying any other failure of the Charterers to observe the terms and conditions of this Charter;

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(l)	any claims made by any person arising after the date of the letter of indemnity as referred to in the above Clause 49.1(d) in connection with the Vessel;

(m)	all losses, documented costs and expenses reasonably incurred by the Owners as a result of steps taken by the Owners under Clause 44(A).2;

(n)
all losses, documented costs and expenses reasonably incurred by the Owners in connection with any proposed modifications, repairs, replacement, installation or alteration of the Vessel pursuant to Clause 46.1(dd);

(o)
any such losses, liabilities, documented costs or expenses the Owners determine (acting reasonably) will be or has been suffered for or on account of any tax by them in respect of any Leasing Document, together with any interest, penalties, costs and expenses payable or incurred;

(p)	in connection with or following the occurrence of a Termination Event or any breach of any terms of any Leasing Document; and

(q)
all documented costs and expenses (including legal fees) incurred by the Owners in connection with the enforcement of, or the preservation of any rights under, any Leasing Document or any Security Interest created thereunder and with any proceedings instituted by or against the Owners as a consequence of entering into any Leasing Document, taking or holding any Security Interests created thereunder or enforcing those rights, including, without limitation, any losses, costs and expenses which the Owners may from time to time sustain, incur or become liable by reason of the Owners being the registered owner of the Vessel and/or being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel.

Without prejudice to its generality, this clause covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, the MARPOL Protocol, any Environmental Law or any Sanctions or in connection with any Environmental Claim.

50.2
Without prejudice to the above Clause 50.1, if any sum (a "Sum") due from an Obligor under the Leasing Documents, or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(a)	making or filing a claim or proof against that Obligor; or

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Charterers shall, as an independent obligation, on demand, indemnify the Owners against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

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50.3
The obligations of the Charterers under Clause 50 (Indemnities) and in respect of any Security Interest created pursuant to the Security Documents will not be affected or discharged by an act, omission, matter or thing which would reduce, release or prejudice any of its obligations under Clause 50 (Indemnities) or in respect of any Security Interest created pursuant to the Security Documents (without limitation and whether or not known to it or any Obligor) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of the Obligor or any of its Affiliates;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Leasing Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Security Document or any other document or security; or

(g)	any insolvency or similar proceedings.

50.4
In consideration of the Charterers requesting the Other Owner to charter the Other Vessel to the Other Charterer under the Other Charter, the Charterers hereby irrevocably and unconditionally undertake to pay immediately on demand, and on full indemnity basis, from the Other Owner such amounts in respect of all claims, expenses, liabilities, losses, fees of every kind and nature and all other moneys due, owing and/or payable to the Other Owner under or in connection with the Other Charter, and to indemnify and hold the Other Owner harmless against all such moneys, costs, fees and expenses.

50.5
Notwithstanding anything to the contrary herein (but subject and without prejudice to Clause 33 (Cancellation)) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof or termination of this Charter by the Owners.

50.6
All rights which the Charterers have at any time (whether in respect of this Charter or any other transaction) against the other Obligors or any of them shall be fully subordinated to the rights of the Owners under the Leasing Documents and the Leasing Documents (as defined in the Other Charter) (collectively, for the purposes of this Clause 50.6, "Project Leasing Documents") and until the end of this Charter and unless the Owners otherwise direct, the Charterers shall not exercise any rights which it may have (whether in respect of this Charter or any other transaction) by reason of performance by it of its obligations under the Project Leasing Documents or by reason of any amount becoming payable, or liability arising, under this clause:

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(a)	to be indemnified by the Other Charterer or the Guarantor or any of them;

(b)	to claim any contribution from any third-party providing security for, or any other guarantor of, the Other Charterer's or the Guarantor's obligations under the Project Leasing Documents;

(c)
to take any benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Other Charterer or the Guarantor or any of them under the Project Leasing Documents or of any other guarantee or security taken pursuant to, or in connection with, the Project Leasing Documents by any of the aforesaid parties;

(d)
to bring legal or other proceedings for an order requiring any of the Other Charterer or the Guarantor or any of them to make any payment, or perform any obligation, in respect of any Project Leasing Document;

(e)	to exercise any right of set-off against any of the Other Charterer or the Guarantor or any of them; and/or

(f)	to claim or prove as a creditor of the Other Charterer or the Guarantor or any of them,

and if the Charterers receive any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Owners or the Other Owner by the Other Charterer or the Guarantor or any of them under or in connection with the relevant Project Leasing Documents to be repaid in full on trust for the Owners or the Other Owner and shall promptly pay or transfer the same to the Owners or the Other Owner as may be directed by the Owners.

50.7
The Charterers hereby irrevocably agree to indemnify and hold harmless the Owners against any claim, expense, liability or loss incurred by the Owners (and which is notified to the Charterers) in liquidating or employing deposits from the Owners' Financier or third parties to fund the acquisition of the Vessel pursuant to the MOA, on or prior to the Commencement Date.

50.8
Notwithstanding anything to the contrary herein (but subject and without prejudice to Clause 33 (Cancellation)) and without prejudice to any right to damages or other claim which the Charterers may have at any time against the Owners under this Charter, the indemnities provided by the Charterers in favour of the Owners shall continue in full force and effect notwithstanding any breach of the terms of this Charter or termination of this Charter pursuant to the terms hereof or termination of this Charter by the Owners.

CLAUSE 51 – NO SET-OFF OR TAX DEDUCTION

51.1
All payments of the Charterhire, the Advance Charterhire, the Purchase Obligation Price, the Purchase Option Price, the Upfront Fee or and any other payment made from the Charterers to enable the Owners to pay all amounts under a Leasing Document shall be paid punctually:

(a)
without any form of set-off (other than as agreed under the MOA and this Charter), cross-claim or condition and in the case of the Charterhire, the Advance Charterhire or the Upfront Fee, without previous demand unless otherwise agreed with the Owners;

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(b)	free and clear of all present and future taxes, levies, duties or deduction of any nature whatsoever, whether levied now or in the future; and

(c)	free and clear of any tax deduction or withholding unless required by law.

51.2	Without prejudice to Clause 51.1, if the Owners are required by law to make a tax deduction from any payment:

(a)	the Owners shall notify the Charterers as soon as they become aware of the requirement; and

(b)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that the Owners receive and retain (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which they would otherwise have received.

51.3	In this Clause "tax deduction" means any deduction or withholding for or on account of any present or future tax, other than a FATCA Deduction.

CLAUSE 52 – INCREASED COSTS

52.1	This Clause 52 (Increased Costs) applies if the Owners notify the Charterers that they consider that as a result of:

(a)
the introduction or alteration after the date of this Charter of a law or an alteration after the date of this Charter in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Charter of a tax on the Owners' overall net income); or

(b)
complying with any regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Owners allocates capital resources to their obligations under this Charter) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Charter, the Owners (or a parent company of them) or the Owners' Financier has incurred or will incur an "increased cost".

52.2	In this Clause 52, "increased cost" means, in relation to the Owners or the Owners' Financier:

(a)
An additional or increased cost incurred as a result of, or in connection with, as the case may be, (i) the Owners having entered into, or being a party to, this Charter, of funding the acquisition of the Vessel pursuant to the MOA or performing their obligations under this Charter or (ii) the Owner's Financier entering into the funding arrangements described under Clause 58.2(a);

(b)	a reduction in the amount of any payment to the Owners under this Charter or in the effective return which such a payment represents to the Owners on their capital;

(c)	an additional or increased cost of funding the acquisition of the Vessel pursuant to the MOA; or

(d)	a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Owners under this Charter,

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and for the purposes of this Clause 52.2 the Owners may in good faith allocate or spread costs and/or losses among their assets and liabilities (or any class of their assets and liabilities) on such basis as they consider appropriate.

52.3
Subject to the terms of Clause 52.1, the Charterers shall pay to the Owners, on the Owners' demand, the amounts which the Owners from time to time notify the Charterers to be necessary to compensate the Owners for the increased cost.

CLAUSE 53 – FATCA

53.1	Defined terms

For the purposes of this Clause 53 (FATCA), the following terms shall have the following meanings:

"Code" means the United States Internal Revenue Code of 1986, as amended.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)
any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)
any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Deduction" means a deduction or withholding from a payment under this Charter or the Leasing Documents required by or under FATCA.

"FATCA Exempt Party" means a Relevant Party that is entitled under FATCA to receive payments free from any FATCA Deduction.

"FATCA Non-Exempt Party" means any Relevant Party who is not a FATCA Exempt Party.

"Relevant Party" means any of the parties to this Charter and the Leasing Documents.

"IRS" means the United States Internal Revenue Service or any successor taxing authority or agency of the United States government.

53.2	FATCA Information

(a)	Subject to paragraph (c) below, each Relevant Party shall within ten (10) Business Days of a reasonable request by another Relevant Party:

(i)	confirm to that other party whether it is a FATCA Exempt Party or is not a FATCA Exempt Party; and

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(ii)
supply to the requesting party (with a copy to all other Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA (including its applicable "pass thru percentage" or other information required under FATCA or other official guidance including intergovernmental agreements) as the requesting party reasonably requests for the purpose of the requesting party's compliance with FATCA.

(b)
If a Relevant Party confirms to any other Relevant Party that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that party shall so notify all other Relevant Parties reasonably promptly.

(c)
Nothing in this clause shall oblige any Relevant Party to do anything which would or, in its reasonable opinion, might constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided, however, that nothing in this paragraph shall excuse any Relevant Party from providing a true, complete and correct IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d)
If a Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with the provisions of this Charter or the provided information is insufficient under FATCA, then:

(i)
if that party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such party shall be treated for the purposes of this Charter, the other Leasing Documents as if it is a FATCA Non-Exempt Party; and

(ii)
if that party failed to confirm its applicable passthrough percentage then such party shall be treated for the purposes of this Charter, the other Leasing Documents (and payments made thereunder) as if its applicable passthrough percentage is 100%, until (in each case) such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

53.3	FATCA Deduction and gross-up by Relevant Party

(a)
If the representation made by the Charterers under Clause 45.1(n) (Representations and Warranties) proves to be untrue or misleading such that the Charterers are required to make a FATCA Deduction, the Charterers shall make the FATCA Deduction and any payment required in connection with that FATCA Deduction within the time allowed and in the minimum amount required by FATCA.

(b)
If the Charterers are required to make a FATCA Deduction then the Charterers shall increase the payment due from them to the Owners to an amount which (after making any FATCA Deduction) leaves an amount equal to the payment which would have been due if no FATCA Deduction had been required.

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(c)
The Charterers shall promptly upon becoming aware that they must make a FATCA Deduction (or that there is any change in the rate or basis of a FATCA Deduction) notify the Owners accordingly. Within thirty (30) days of the Charterers making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the Charterers shall deliver to the Owners evidence satisfactory to the Owners that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the relevant governmental or taxation authority.

53.4	FATCA Deduction by Owners

The Owners may make any FATCA Deduction they are required by FATCA to make, and any payment required in connection with that FATCA Deduction, and the Owners shall not be required to increase any payment in respect of which they make such a FATCA Deduction or otherwise compensate the recipient for that FATCA Deduction.

53.5	FATCA Mitigation

Notwithstanding any other provision to this Charter, if a FATCA Deduction is or will be required to be made by any party under Clause 53.3 in respect of a payment to the Owners as a result of the Owners not being a FATCA Exempt Party, the Owners shall have the right to transfer their interest in the Vessel (and this Charter) to any person nominated by the Owners and all costs in relation to such transfer shall be for the account of the Charterers.

CLAUSE 54 – GENERAL APPLICATION OF PROCEEDS

54.1
Any Net Trading Proceeds, Net Sales Proceeds, Total Loss Proceeds, any proceeds realized or received by the Owners in connection with the enforcement of the Security Documents (unless otherwise specified in the Security Documents), any amounts received by the Owners from the Other Charterer pursuant to Clause 50.4 of the Other Charter and any proceeds received by the Owners from the Other Owner (as trustee for the Owners) shall be applied in the following order of application against amounts payable under the Leasing Documents:

(a)
firstly, in or towards any amounts outstanding under the Leasing Documents other than the Termination Sum or the Special Termination Sum (as the case may be) (including, but not limited to, any costs and expenses incurred in the enforcement of the Security Documents, to the extent these are not covered under the Termination Sum or the Special Termination Sum (as the case may be));

(b)
secondly, in or towards satisfaction of the Charterers' obligation to pay the Termination Sum or the Special Termination Sum (as the case may be) (or such portion of it that then remains unpaid) in any order of application in the amounts comprising the Termination Sum or the Special Termination Sum (as the case may be) as the Owners may determine; and

(c)
thirdly, upon satisfaction in full of all amounts payable to the Owners under the Leasing Documents, in payment of any surplus to the Charterers, but subject always to the terms of the General Assignment and subject to no actual or contingent liabilities existing at the relevant time.

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CLAUSE 55 – CONFIDENTIALITY

55.1
The Parties agree to keep the terms and conditions of this Charter and any other Leasing Documents (the "Confidential Information") strictly confidential, provided that a Party may disclose Confidential Information in the following cases:

(a)	it is already known to the public or becomes available to the public other than through the act or omission of the disclosing Party;

(b)
it is required to be disclosed under the applicable laws of any Relevant Jurisdiction, by a governmental order, decree, regulation or rule, by an order of a court, tribunal or listing exchange of the Relevant Jurisdiction, provided that the disclosing Party shall give written notice of such required disclosure to the other Party prior to the disclosure;

(c)
it is required to be disclosed by any stock exchange and/or securities and exchange commission rules (including, but not limited to, the US Securities and Exchange Commission Rule or the Nasdaq Rules);

(d)	in filings with a court or arbitral body in proceedings in which the Confidential Information is relevant and in discovery arising out of such proceedings;

(e)
to (or through) whom a Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Leasing Document (as permitted by the terms thereof), provided that such person receiving Confidential Information shall undertake that it would not disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this clause or such other circumstances as may be permitted by all Parties;

(f)	to any of the following persons on a need to know basis:

(i)	a shareholder or an Affiliate of either Party or a party referred to in either paragraph (e) or (f) (including the employees, officers and directors thereof);

(ii)	professional advisers retained by a disclosing party; or

(iii)	persons advising on, providing or considering the provision of financing to the disclosing party or an Affiliate,

provided that the disclosing party shall exercise due diligence to ensure that no such person shall disclose Confidential Information to any other party save for circumstances arising which are similar to those described under this clause or such other circumstances as may be permitted by all Parties; or

(g)	with the prior written consent of all Parties.

CLAUSE 56 – PARTIAL INVALIDITY

If, at any time, any provision of a Leasing Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

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CLAUSE 57 – SETTLEMENT OR DISCHARGE CONDITIONAL

57.1
Any settlement or discharge under any Leasing Document between the Owners and any Obligor or any other person shall be conditional upon no security or payment to the Owners by any Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

57.2
If the Owners consider (acting reasonably) that an amount paid or discharged by, or on behalf of, an Obligor in purported payment or discharge of an obligation of that Obligor to the Owners under the Leasing Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Leasing Documents.

CLAUSE 58 – CHANGES TO THE PARTIES

58.1	Assignment or transfer by the Charterers

The Charterers shall not assign their rights or transfer by novation any of their rights and obligations under the Leasing Documents except with the prior consent in writing of the Owners.

58.2	Assignment or transfer by the Owners

Subject to Clause 35 (Quiet Enjoyment) above, the Charterers acknowledge that, at any time during the Charter Period:

(a)
the Owners are entitled to enter into certain funding arrangements with their financier(s), (the "Owners' Financier"), in order to finance in part or in full of the Purchase Price, which funding arrangements may be secured, inter alia, by the relevant Financial Instruments;

(b)	the Owners may do any of the following as security for the funding arrangements referred to in paragraph (a) above, in each case, without the prior consent of the Charterers:

(i)	execute a ship mortgage over the Vessel or any other Financial Instrument in favour of an Owners' Financier;

(ii)	assign their rights and interests to, in or in connection with this Charter and any other Leasing Document in favour of that Owners' Financier;

(iii)	assign their rights and interests to, in or in connection with the Insurances, the Earnings and the Requisition Compensation of the Vessel in favour of that Owners' Financier;

(iv)	any other Financial Instrument in favour of the Owners' Financier; and

(v)	enter into any other document or arrangement which is necessary to give effect to such financing arrangements; and

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(c)
the Charterers undertake to comply and shall procure that the other Obligors shall comply, and provide such information and documents reasonably required to enable the Owners to comply, with all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the Vessel as laid down in any Financial Instrument or as may be directed from time to time during the currency of this Charter by the Owners' Financier in conformity with any Financial Instrument. The Charterers further agree and acknowledge all relevant terms, conditions and provisions of each Financial Instrument (if any) and agree that they and any other Obligor shall acknowledge any such assignments and other security in writing in any form that may be required by the Owners' Financier.

(d)	the Owners may assign or transfer by novation (or otherwise) any of its rights and obligations under the Leasing Documents and/or sell the Vessel at any time:

(i)	to an Affiliate of the Owners or an Owners' Financier without any consent of the Charterers;

(ii)
to another lessor or financial institution or trust, fund, leasing company or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (for the avoidance of doubt, expressly excluding any hedge fund, private equity fund or any equity owned or controlled by a competitor of the Charterers),

(A)	with the prior written consent of the Charterers (such consent not to be unreasonably withheld or delayed) if there is no Termination Event on the date when the consent is sought; or

(B)	without any consent of the Charterers following the occurrence of a Termination Event which is continuing; and

(iii)	in accordance with the Charterers' exercise of the Purchase Option under Clause 47 or of the Purchase Obligation under Clause 48.

(e)
Following any change in the registered ownership of the Vessel permitted pursuant to Clause 58.2, this Charter would continue on identical terms (save for logical, consequential or mutually agreed amendments), and the Charterers hereby agree that they shall be liable to the aforesaid new owner of the Vessel for its performance of all obligations pursuant to this Charter after change of the registered ownership of the Vessel from the Owners to such new owner and shall procure that:

(i)	any other Obligor which is a party to a Leasing Document:

(A)	remains liable to the new owner of the Vessel for its performance of all obligations pursuant to such Leasing Document; and

(B)
enters into all necessary documents or takes any necessary actions required for such Leasing Document and any Security Interest created thereunder remaining in full force and effect as from the completion of the relevant sale; and

(ii)
the Guarantor shall each execute a guarantee in favour of the new owners for the inter alia, obligations of the Charterers under this Charter, in substantially in the same form as the Guarantee (or such other form as the Guarantor and the new owners may agree).

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58.3
The Charterers agree and undertake to (and will procure the other Obligor to) enter into any such usual documents as the Owners shall require to complete or perfect the assignment or transfer of the Vessel (with the benefit and burden of this Charter and other Leasing Documents) and the Owner's rights and obligations under the Leasing Documents pursuant to Clause 58.2.

58.4
Unless otherwise expressly stated in this Charter, each of the Owners and the Charterers shall bear their own costs arising from any assignment, transfer or sale of the Vessel by the Owners as permitted under this Clause 58.2.

CLAUSE 59 – MISCELLANEOUS

59.1
The Charterers waive any rights of sovereign immunity which they or any of their assets may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to their obligations under this Charter.

59.2
No term of this Charter is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Charter, save that the Other Owner may rely on the rights conferred on them under Clause 50.2.

59.3
This Charter and each Leasing Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Charter or that Leasing Document, as the case may be.

59.4
These additional clauses shall be read together with the Standard Bareboat Charter, and shall constitute a single instrument. In the case of any conflict between the provisions of these additional terms and the Standard Bareboat Charter, these additional terms shall prevail.

59.5
This Charter contains all the understandings and agreements of whatsoever kind and nature existing between the parties in respect of this Charter, the rights, interests, undertakings agreements and obligations of the parties to this Charter and shall supersede all previous and contemporaneous negotiations and agreements.

59.6
The termination of this Charter for any cause whatsoever shall not affect the right of the Owners to recover from the Charterers any money due to the Owners on or before the termination in consequence thereof and all other rights of the Owners (including, but not limited to, any rights, benefits or indemnities which are expressly provided to continue after the termination of this Charter) are reserved hereunder.

59.7
Nothing in this Charter creates, constitutes or evidences any partnership, joint venture, agency, trust or employer/employee relationship between the parties, and neither party may make, or allow to be made any representation that any such relationship exists between the parties. Neither party shall have the authority to act for, or incur any obligation on behalf of, the other party, except as expressly provided in this Charter.

59.8	The rights, powers and remedies provided in this Charter are cumulative and not exclusive of any rights, powers or remedies at law or in equity unless specifically otherwise stated.

59.9
The Owners may set off any matured and/or contingent obligation due from any Obligor under the Leasing Documents (to the extent beneficially owned by the Owners) against any obligation (whether matured or not) owed by the Owners to that or any other Obligor, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Owners may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. Other than as explicitly set out in the Leasing Documents, no member of the Group may set off any matured and/or contingent obligation due from the Owners under the Leasing Documents (to the extent beneficially owned by any Obligor) against any obligation (whether matured or not) owed by any member of the Group to the Owners, regardless of the place of payment or currency of either obligation.

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CLAUSE 60 - RECORDATION OF FINANCING CHARTER

60.1	Without prejudice and in addition to the Owners' rights under this Charter:

(a)
for all purposes under Section 100A of the Liberian Maritime Law (the "Maritime Law"), the Owners and the Charterers acknowledge and agree that (i) this Charter shall be construed as a "financing charter", as such term is defined in Section 29(4) of the Maritime Law, and (ii) this Charter is intended to be deemed under the Maritime Law as a preferred mortgage over the Vessel granted by the Charterers, as owner, in favour of the Owners, as mortgagee;

(b)
in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Charterers hereby grant, convey, mortgage, pledge, confirm, assign, transfer and set over the whole of the Vessel to the Owners, as mortgagee, as security for the performance and observance of and compliance with all their obligations as Charterers under, and the covenants, terms and conditions contained in, this Charter and the other Leasing Documents to which the Charterers are or may become a party; and

(c)
At their sole cost and expense, the Charterers shall cause this Charter to be recorded as a financing charter in accordance with the Maritime Act and will perform all such acts as may be reasonably requested by the Owners to accomplish the said recordation. For the purposes of recording this Charter under Section 100A of the Maritime Law as a financing charter:

(i)	the name of the Vessel is m.v. "Friendship";

(ii)	the official number of the Vessel is 21000;

(iii)	the date of this Charter is ___________________ 2025;

(iv)	the name and address of the Owners are:

INSIGHT 23 HOLDING LIMITED

6/F., Manulife Place, 348 Kwun Tong Road, Kowloon, Hong Kong;

(v)	the name and address of the Charterers are:

FRIEND OCEAN NAVIGATION CO.

80 Broad Street, Monrovia, Liberia

(vi)
the maximum aggregate of the nominal amount of all charterhire payments, termination payments, purchase obligation, and purchase or put option amounts which could under any circumstances be due and payable under this Standard Bareboat Charter and the other Leasing Documents, exclusive of any interest, indemnities, expenses or fees, is US$34,500,000 which is the total amount secured hereby.

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(d)
The Charterers will place and at all times retain, a properly certified copy of this Charter on board the Vessel with the Vessel's papers and will cause such certified copy of this Charter and the Vessel's registration document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon, other than liens for crew's wages, general average and salvage. In addition, the Charterers will place and keep prominently displayed in the chart room and in the master's cabin of the Vessel in a conspicuous place, a notice, framed under glass, printed in plain type of such size that the paragraph of reading material shall cover a reasonable space acceptable to the Owners reading as follows:

"THIS VESSEL IS OWNED BY INSIGHT 23 HOLDING LIMITED AND IS UNDER CHARTER TO FRIEND OCEAN NAVIGATION CO. PURSUANT TO THE TERMS OF THE STANDARD BAREBOAT CHARTER DATED AS OF ____________________ (THE "CHARTER"). UNDER THE TERMS OF THE CHARTER, WHICH IS A FINANCING CHARTER UNDER THE MARITIME LAWS OF THE REPUBLIC OF LIBERIA, NEITHER THE CHARTERERS, NOR ANY SUB-CHARTERER, NOR THE MASTER NOR ANY OTHER PERSON HAS THE RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THIS VESSEL ANY LIEN WHATSOEVER OTHER THAN PERMITTED SECURITY INTERESTS AS DEFINED IN THE CHARTER."

(e)
The Charterers hereby consent and agree, at their sole cost and expense, to the recordation of the Charter under 100A of the Maritime Law and will perform all such acts as may be reasonably requested by the Owners to accomplish said recordation.

(f)
Without prejudice to Clauses 60.1(a) to 60.1(e) above, to the extent law other than English law or Liberian law is deemed to apply to this Charter and the Charterers are deemed owners of the Vessel, the Charterers and Owners hereby further agree as follows:

(i)
For the purpose of securing the obligations of the Charterers under this Charter and the other Leasing Documents to which the Charterers are or may become a party, the Owners and Charterers intend and agree that (i) this Charter shall be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code (the "UCC") of the State of New York or of any other state of the United States of America is found to be applicable to the Charter, and (ii) pursuant to sub-paragraph (ii) of this paragraph (f) below, this Charter also creates a "security interest" under Section 1-203 of the UCC in all of the Charterers' right, title and interest in, to and under the Vessel and the Leasing Documents to which the Charterers are or may become a party (collectively, the "Collateral").

(ii)
To secure the obligations of the Charterers under this Charter and the other Leasing Documents to which the Charterers are or may become a party, the Charterers hereby grant to the Owners a lien on and security interest in and mortgage lien on all of the Collateral. The Charterers promptly shall take such action as may be necessary or advisable in the Owners' opinion to ensure that the lien, security interest and mortgage on the Collateral will be a perfected lien, security interest and mortgage of first priority under applicable law and will be maintained as such until payment and performance in full of all the obligations of the Charterers under the Leasing Documents to which the Charterers are or may become a party. Upon the occurrence and during the continuance of a Termination Event, the Owners shall have all rights and remedies under Clause 44 (Termination Events) of this Charter or otherwise provided to a secured creditor upon a default under the UCC or provided to a mortgagee of a ship under applicable law.

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(b)
The Charterers hereby consent and agree, at their sole cost and expense, to the filing of such UCC financing statements as the Owners may deem reasonably necessary to perfect the security interest intended to be created hereby and will perform all such acts as may be reasonably requested by the Owners to accomplish said perfection.

CLAUSE 61 - DEFINITIONS

61.1	In this Charter the following terms shall have the meanings ascribed to them below:

"Acceptance Certificate" means a certificate substantially in the form set out in Schedule 1 to be signed by the Charterers at Delivery.

"Account Bank" means ALPHA BANK S.A. or such other bank approved by the Owners.

"Account Security" means the account security executed or to be executed by the Charterers in favour of the Owners over the Earnings Account in agreed form.

"Advance Charterhire" means the difference between the Purchase Price and the Finance Amount.

"Affiliate" means in relation to any person, a subsidiary of that person or a Holding Company of that person or any other subsidiary of that Holding Company.

"Anti-Money Laundering Laws" means all applicable financial record-keeping and reporting requirements, anti-money laundering statutes (including all applicable rules and regulations thereunder) and all applicable related or similar laws, rules, regulations or guidelines, of all jurisdictions including and without limitation, the United States of America, the European Union, the United Kingdom and the People's Republic of China and which in each case are (a) issued, administered or enforced by any governmental agency having jurisdiction over any Obligor or any Sub-charterer or the Owners; (b) of any jurisdiction in which any Obligor or any Sub-charterer or the Owners conduct business; or (c) to which any Obligor or any Sub-charterer or the Owners is subjected or subject to.

"Anti-Terrorism Financing Laws" means all applicable anti-terrorism laws, rules, regulations or guidelines of any jurisdiction, including and not limited to the United States of America or the People's Republic of China which are: (a) issued, administered or enforced by any governmental agency, having jurisdiction over any Obligor or any Sub-charterer or the Owners; (b) of any jurisdiction in which any Obligor or the Owners conduct business; or (c) to which any Obligor or any Sub-charterer or the Owners are subjected or subject to.

"Approved Commercial Manager" means:

(a)
Seanergy Management Corp., a corporation incorporated and validly existing under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960; or

(b)
Fidelity Marine Inc., a corporation incorporated and validly existing under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960,

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or any other Affiliates of the Charterers or other international and reputable manager which may, with the prior written approval of the Owners (such approval not to be unreasonably withheld or delayed) be appointed as a commercial manager of the Vessel, collectively, the "Approved Commercial Managers".

"Approved Managers" means collectively the Approved Commercial Manager and the Approved Technical Manager, each of any of them, as the context may require, an "Approved Manager".

"Approved Management Agreement" means:

(a)	the service agreement in respect of the Vessel dated 16 July 2021 and entered into between Seanergy Management Corp. and the Charterers, as amended from time to time;

(b)
the commercial management agreement in respect of the Vessel dated 2 March 2015 and entered into between Seanergy Management Corp. and Fidelity Marine Inc., as amended and supplemented from time to time, including, but not limited to, by a deed of accession dated 16 July 2021 made by the Charterers in favour of Fidelity Marine Inc;

(c)
the ship technical agreement in respect of the Vessel dated 16 July 2021 and entered between Seanergy Shipmanagement Corp. and the Charterers, as amended and supplemented from time to time; the ship technical agreement in respect of the Vessel dated 26 July 2021 and entered between V.Ships Greece Ltd. and the Charterers, as amended and supplemented from time to time, or any such other commercial, technical and/or crew management agreement in respect of the Vessel as may be approved by the Owners in writing, collectively, the "Approved Management Agreements".

"Approved Technical Manager" means V. Ships Greece Ltd., a company incorporated and validly existing under the laws of Bermuda whose registered address is at 3rd Floor, Par-La-Ville Place, 14 Par-La-Ville Road, Hamilton HM 08, Bermuda; Seanergy Shipmanagement Corp., a corporation incorporated and validly existing under the laws of the Republic of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 or any other Affiliates of the Charterers or other international and reputable manager which may, with the prior written approval of the Owners be appointed as a technical manager of the Vessel, collectively, the "Approved Technical Managers".

"Approved Valuer" means Arrow, Fearnleys, Clarksons, Maersk, Barry Rogliano Salles, Howe Robinson, Weselmann, Braemar, Lorentzen & Stemoco, BRS, Grieg Shipbrokers, Galbraiths, Simpson Spence Young (SSY), Seaborne Valuation or such other independent and reputable shipbroker nominated by the Charterers and approved by the Owners.

"Assignable Sub-charter" means, the Initial Sub-charter or any charter or any other form of employment contract relating to the Vessel, whether or not already in existence (i) on a bareboat basis (irrespective of duration) or (ii) on a time charter basis with a duration exceeding or capable of exceeding thirteen (13) months (inclusive of options to renew).

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"Associated Vessel" means any ship or vessel from time to time wholly leased, hired, chartered or financed under any lease, hire purchase agreement, charter or any other financing arrangement by Affiliates of the Owners and/or the Other Owner to Affiliates of the Guarantor.

"Breakfunding Costs" means all breakfunding costs and expenses incurred or payable by the Owners when a repayment or prepayment under the relevant funding arrangement entered into by the Owners for the purpose of financing the Purchase Price do not fall on a Payment Date.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in Shanghai, Hong Kong, New York, Athens and:

(a)
in respect of a day on which a payment is required to be made or other dealing is due to take place under a Leasing Document or an Assignable Sub-charter in Dollars, also a day on which commercial banks are open in New York City; and

(b)	in relation to the fixing of an interest rate, also a day (other than a Saturday or Sunday) which is a US Government Securities Business Day.

"Business Ethics Laws" means any laws, regulations and/or other legally binding requirements or determinations in relation to corruption, fraud, collusion, bid-rigging or anti-trust, human rights violations (including forced labour and human trafficking) which are applicable to any Obligor or any Sub-charterer or the Owners or to any jurisdiction where activities are performed and which shall include but not be limited to (i) the United Kingdom Bribery Act 2010 and (ii) the United States Foreign Corrupt Practices Act 1977 and all rules and regulations under each of (i) and (ii).

"Buyers" means the Owners acting in their capacity as buyer of the Vessel under the MOA.

"Cancelling Date" has the meaning given to such term in the MOA.

"Change of Control" occurs, if, at any time:

(a)	the Charterers cease to be wholly legally and beneficially owned or controlled by the Guarantor;

(b)
any group of the existing members of the board of directors of the Guarantor, as at the date of this Charter, which ordinarily comprises a majority of the board of directors of the Guarantor, does not ordinarily comprise a majority of the board of directors of the Guarantor;

(c)	the Disclosed Person ceases to own legal and ultimately beneficially at least 49.99% of the voting power of the issues and outstanding share capital, of the Guarantor;

(d)	a person or persons acting in concert (other than the Disclosed Person):

(i)	have the right of the ability to control, either directly or indirectly, the affairs, or composition of the majority of the board of directors (or equivalent of it), of the Guarantor; or

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(ii)	own legally and ultimately beneficially more than the voting power of the issued and outstanding share capital of the Guarantor which is owned by the Disclosed Person; or

(e)	the Disclosed Person ceases to be the Chief Executive Officer of the Guarantor.

"Charter Period" means the period commencing on the Commencement Date and described in Clause 32.2 unless it is either terminated earlier or extended in accordance with the provisions of this Charter.

"Charterhire" means each of, or as the context may require, all of the quarterly instalments of hire payable under this Charter comprising of a Fixed Charterhire element and a Variable Charterhire element.

"CISADA" means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 as it applies to non-US persons.

"Classification Society" means BV or such other classification society as may be approved in writing by the Owners.

"Commencement Date" means the date on which Delivery takes place.

"Delivery" means the delivery of the legal and beneficial interest in the Vessel from the Owners to the Charterers hereunder.

"Disclosed Person" means the holder of the Series B preferred shares of the Guarantor as communicated by the Charterers to the Owners prior to the signing of this Charter.

"Dollars", "US$" and "$" mean the lawful currency for the time being of the United States of America.

"Earnings" means all moneys whatsoever which are now, or later become, payable (actually or contingently) and which arise out of the use or operation of the Vessel, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable in the event of requisition of the Vessel for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of the Vessel; and

(b)
if and whenever the Vessel is employed on terms whereby any moneys falling within paragraph (a) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Vessel.

"Earnings Account" means, an account designated as an "Earnings Account" in the name of the Charterers with the Account Bank or any other replacement earnings account in the name of the Charterers with any other bank which may, with the prior written consent of the Owners, be opened.

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"Emission Allowances" means an allowance, credit, quota, permit or equivalent, representing a right of a vessel to emit a specified quantity of greenhouse gas emissions recognised by the Emission Scheme.

"Emission Scheme" means a greenhouse gas emissions trading scheme which for the purposes of this Charter shall include the EU ETS and any other similar systems imposed by applicable lawful authorities that regulate the issuance, allocation, trading or surrendering of Emission Allowances.

"Emission Scheme Authority" means in relation to an Emission Scheme, the relevant authority administering or otherwise implementing such Emissions Scheme.

"Emission Scheme Participant" means in relation to an Emission Scheme, any person which is responsible for complying with the requirements of such Emissions Scheme.

"Environmental Claim" means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident,

and "claim" means a claim for damages, compensation, fines, penalties or any other payment; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)	any release of Environmentally Sensitive Material from the Vessel; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than the Vessel and which involves a collision between the Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which the Vessel is actually liable to be arrested, attached, detained or injuncted and/or the Vessel and/or the Owners and/or the Charterers and/or any Sub-charterer and/or any other operator or manager of the Vessel is at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident involving the Vessel in which Environmentally Sensitive Material is released otherwise than from the Vessel and in connection with which the Vessel is actually arrested and/or where the Owners and/or the Charterers and/or any Sub-charterer and/or any other operator or manager of the Vessel is at fault or otherwise liable to any legal or administrative action.

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage or releases of Environmentally Sensitive Material.

"Environmentally Sensitive Material" means oil, oil products and any other substances (including any chemical, gas or other hazardous or noxious substance) which are (or are capable of being or becoming) polluting, toxic or hazardous.

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"Escrow Agent" means Watson Farley & Williams LLP acting through its office at Suites 4610-4619, Jardine House, 1 Connaught Place, Hong Kong.

"Escrow Agreement" means the escrow agreement made or to be made between, inter alia, the Charterers, the Owners, the Existing Financier and the Escrow Agent setting out the terms of appointment of the Escrow Agent and the manner in which the Escrow Agent will hold and release the Net Purchase Price (as defined in the MOA).

"EU ETS" means the European Union Emissions Trading System specifically applicable to shipping pursuant to the Directive (EU) 2023/959 of the European Parliament and of the Council of 10 May 2023 amending European Directive 2003/87/EC and the Commission Implementing Regulation (EU) 2023/2599 of 22 November 2023 laying down rules for the application of Directive 2003/87/EC of the European Parliament and of the Council as regards the administration of shipping companies by administering authorities in respect of a shipping company.

"EU ETS Maritime Letter" shall have the meaning as defined under Clause 46.1(hh)(iii).

"Existing Facility Agreement" means the loan agreement dated 9 August 2021 entered into between, inter alia, the Existing Financier as lender and the Sellers as borrower, as amended and supplemented by a first supplemental letter dated 1 December 2021, a first supplemental agreement dated 30 June 2022 and a second supplemental agreement dated 10 November 2023.

"Existing Financier" has the meaning given to that term in the MOA.

"Existing Mortgages" means collectively, the first preferred ship mortgage in respect of the Vessel dated 11 August 2021 as amended by amendment no.1 to first preferred ship mortgage dated 10 November 2023 and the second preferred ship mortgage in respect of the Vessel dated 21 June 2022.

"Existing Mortgage Security Documents" means collectively:

(a)	the Existing Mortgages;

(b)	the account security executed by the Charterers in favour of the Existing Financier in respect of the Earnings Account; and

(c)	any other security documents relating to the Vessel created in favour of the Existing Financier;

"Fee Letter" means any fee letter dated on or around the date hereof setting out the upfront fee or other fee payable by the Charterers to the Owners pursuant to Clause 41.1.

"Finance Amount" means US$16,500,000.

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:
(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

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(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)
under a financial lease, a deferred purchase consideration arrangement (other than deferred payments for assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

"Financial Instruments" means any mortgage, deed of covenant, the general assignment or such other financial security instruments as may be granted to the Owners' Financier as security for the obligations of the Owners in relation to the financing or refinancing of the acquisition of the Vessel.

"Fixed Charterhire" has the meaning given to such term in Clause 36.3.

"Flag State" means the flag state as stated in Box 5 of this Charter or such other flag state as may be approved in writing by the Owners (such approval not to be unreasonably withheld or delayed).

"Fuel EU Maritime" means Fuel EU Maritime Regulation 2023/1805 dated 13 September 2023 on the use of renewable and low-carbon fuels in maritime transport, and amending Directive 2009/16/EC.

"Funding Rate" means any individual rate notified by the Owners to the Charterers pursuant to Clause 36.17(ii).

"General Assignment" means the general assignment, in agreed form, executed or to be executed by the Charterers in favour of the Owners in respect of the Vessel, pursuant to which the Charterers shall, inter alia, assign its rights in relation to (i) Insurances, Earnings and Requisition Compensation and (ii) any Assignable Sub-charter, in favour of the Owners.

"Group" means the Guarantor and its subsidiaries (whether directly or indirectly owned) from time to time.

"Guarantee" means a guarantee executed by the Guarantor in favour of the Owners on or about the date of this Charter.

"Guarantor" mean Seanergy Maritime Holdings Corp., a corporation incorporated under the laws of the Republic of the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 acting in its capacity as guarantor in connection with, amongst others, the Charterers' obligations in connection with this Charter.

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"Historic Term SOFR" means, in relation to a Term, the most recent applicable Term SOFR for three (3) months and which is as of a day which is no more than three (3) US Government Securities Business Days before the Quotation Day.

"Holding Company" means, in relation to a person, any other person in relation to which it is a subsidiary.

"IAPPC" means a valid international air pollution prevention certificate for the Vessel issued pursuant to the MARPOL Protocol.

"Initial Sub-charter" means the time charter party of the Vessel dated 15 July 2021 and made between the Charterers as owners and the Initial Sub-charterer as charterers, as amended and supplemented from time to time.

"Initial Sub-charterer" means Nippon Yusen Kabushiki Kaisha, a company incorporated and existing under the laws of Japan with its registered address at 3-2 Marunouchi 2-Chome, Chiyoda-ku Tokyo, 100-0005, Japan.

"Insurances" means:

(a)
all policies and contracts of insurance, including entries of the Vessel in any protection and indemnity or war risks association, which are effected in respect of the Vessel or otherwise in relation to it whether before, on or after the date of this Charter; and

(b)
all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Charter.

"Interest Rate" means, in relation to each Term and subject to Clause 36.17, the percentage rate of interest per annum which is the aggregate of (i) the applicable Reference Rate for such Term and (ii) Margin.

"Interpolated Historic Term SOFR" means, in relation to any Term, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)
the most recent applicable Term SOFR (as of a day which is not more than three (3) US Government Securities Business Days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than three (3) months; or

(ii)
if no such Term SOFR is available for a period which is less than three (3) months, SOFR for a day which is no more than five (5) US Government Securities Business Days (and no less than two (2) US Government Securities Business Days) before the Quotation Day; and

(b)
the most recent applicable Term SOFR (as of a day which is not more than three (3) US Government Securities Business Days before the Quotation Day) the shortest period (for which Term SOFR is available) which exceeds three (3) months.

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"Interpolated Term SOFR" means, in relation to any Term, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either:

(i)	the applicable Term SOFR (as of the Quotation Day in respect of that Term) for the longest period (for which Term SOFR is available) which is less than three (3) months; or

(ii)	if no such Term SOFR is available for a period which is less than three (3) months, SOFR for the day which is two (2) US Government Securities Business Days before the Quotation Day; and

(b)	the applicable Term SOFR (as of the Quotation Day in respect of that Term) for the shortest period (for which Term SOFR is available) which exceeds three (3) months.

"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation Assembly as Resolutions A.741 (18) and A.788 (19), as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code).

"ISPS Code" means the International Ship and Port Security Code as adopted by the Conference of Contracting Governments to the Safety of Life at Sea Convention 1974 on 13 December 2002 and incorporated as Chapter XI-2 of the Safety of Life at Sea Convention 1974, as the same may be supplemented or amended from time to time.

"ISSC" means an International Ship Security Certificate issued under the ISPS Code.

"Leasing Documents" means this Charter, the MOA, the Fee Letter and the Security Documents.

"Major Casualty" means any casualty to the Vessel in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds US$750,000 or the equivalent in any other currency.

"Manager's Undertakings" means, collectively, the letter of undertaking, in agreed form, to be executed by each Approved Manager, each of any of them, as the context may require, the "Manager's Undertaking".

"Margin" means two point one five per cent. (2.15%) per annum.

"Market Value" means, in relation to the Vessel, the valuation shown by a valuation report or certificate addressed to the Owners and prepared:

(a)	at the cost of the Charterers;

(b)	on a date no earlier than thirty (30) days prior to the relevant date of determination;

(c)	by Approved Valuers;

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(d)	without physical inspection of the Vessel or other vessel; and

(e)
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment or such other basis as may be agreed by the Owners.

"MARPOL Carbon Intensity Regulations" means the regulations contained in Chapters 1, 2 and 4 of Revised MARPOL Annex VI which relate to "Regulations on the Carbon Intensity of International Shipping" and Resolution MEPC.328(76) implementing the CII and any associated guidelines and/or subsequent amendments, including the Ship Energy Efficiency Management Plan (SEEMP).

"MARPOL Protocol" means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as amended in 1978 and 1997).

"Material Adverse Effect" means, in the reasonable opinion of the Owners, a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of any Obligor; or

(b)	the ability of any Obligor to perform its obligations under any Leasing Document or any Assignable Sub-charter to which it is a party; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security Interests granted pursuant to any of the Leasing Documents or any Assignable Sub-charter or the rights or remedies of the Owners under any of the Leasing Documents or any Assignable Sub-charter;

"Maturity Date" means the date falling sixty (60) months from the Commencement Date.

"MOA" means the memorandum of agreement dated on or about the date of this Charter and made between the Owners (in their capacity as buyers) and the Charterers (in their capacity as sellers), pursuant to which the Charterers agree to sell and the Owners agree to purchase the Vessel upon the terms and conditions set out therein.

"Net Sales Proceeds" has the meaning given to such term in Clause 40.4(b)(ii).

"Net Trading Proceeds" has the meaning given to such term in Clause 40.4(b)(i).

"Obligor" means any of the Charterers, the Other Charterer, the Guarantor and the Approved Managers (other than a Third Party Approved Manager) and each other person that may be a party to a Leasing Document from time to time (other than the Owners or their Affiliates) and any other party that provides security for the Leasing Documents.

"Original Financial Statements" means, with respect to the Guarantor, its audited consolidated annual financial reports for the financial year ended 31 December 2023, in form and substance satisfactory to the Owners.

"Original Jurisdiction" means, in relation to each Obligor, the jurisdiction under whose laws they are incorporated as at the date of this Charter.

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"Other Charter" means, in relation to the Other Vessel, a bareboat charter entered into or to be entered into on or about the date of this Charter between the Other Owner, as owner, and the Other Charterer, as demise owner.

"Other Charterer" means Squire Ocean Navigation Co..

"Other Leasing Documents" means, collectively, the "Leasing Documents" as defined in the Other Charter.

"Other Owner" means the Insight 22 Holding Limited.

"Other Vessel" means the 170K dwt bulk carrier (Capesize) named m.v. "Squireship" registered under the Flag State with IMO number 9391646.

"Outstanding Finance Amount" means, on any relevant date, (i) the Finance Amount minus (ii) the aggregate Fixed Charterhire which have been paid by the Charterers and received by the Owners as at such date.

"Owners' Financier" shall have the meaning as defined under Clause 58.2(a).

"Owners' Sale" shall have the meaning as defined under Clause 40.4(b)(ii).

"Party" means any party to this Charter.

"Payment Date" means each of, or as the context may require, any of:

(a)	in respect of the first Charterhire instalment, the date falling three(3) months after the Commencement Date;

(b)	each date falling at three (3) months' intervals during the Charter Period after the date described in paragraph (a) above; and

(c)	the Maturity Date,

such that there are a total of twenty (20) Payment Dates during the Charter Period.

"Payment Notice" has the meaning given to that term in the MOA.

"Permitted Security Interests" means:

(a)	prior to the completion of the Delivery, any Security Interest created by an Existing Mortgage Security Document;

(b)	Security Interests created by a Leasing Document or a Financial Instrument;

(c)	liens for unpaid master's and crew's wages in accordance with the ordinary course of operation of the Vessel or in accordance with usual reputable maritime, ownership and management practice;

(d)	liens for salvage provided such liens do not secure amounts more than thirty (30) days overdue;

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(e)	liens for master's disbursements incurred in the ordinary course of trading provided such liens do not secure amounts more than thirty (30) days overdue;

(f)
any other liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of the Vessel provided such liens do not secure amounts more than thirty (30) days overdue;

(g)
any Security Interest created in favour of a plaintiff or defendant in any action of the court or tribunal before whom such action is brought as security for costs and expenses where the Charterers are prosecuting or defending such action in good faith by appropriate steps; and

(h)
Security Interests arising by operation of law in respect of taxes which are not overdue or for payment of taxes which are overdue for payment but which are being contested by the Owners or the Charterers in good faith by appropriate steps and in respect of which adequate reserves have been made.

"Potential Termination Event" means, an event or circumstance which, with the giving of any notice, the lapse of time, a determination of the Owners and/or the satisfaction of any other condition, would constitute a Termination Event.

"Prepositioning Date" shall have the same meaning as defined under the MOA.

"Purchase Obligation" means the purchase obligation referred to in Clause 48 (Purchase Obligation).

"Purchase Obligation Price" means US$7,650,000.

"Purchase Option" means the early purchase option which the Charterers are entitled to exercise pursuant to Clause 47 (Purchase Option).

"Purchase Option Date" has the meaning given to that term in Clause 47.1.

"Purchase Option Notice" has the meaning given to that term in Clause 47.1 (Purchase Option).

"Purchase Option Price" means the aggregate of:

(a)
the Outstanding Finance Amount as at the Purchase Option Date together with a fee calculated at the rate of (i) one point five per cent. (1.5)% of such Outstanding Finance Amount if the Purchase Option is exercised after the first (1st) anniversary of the Commencement Date and until (including) the second (2nd) anniversary of the Commencement Date, (ii) one per cent. (1)% of such Outstanding Finance Amount if the Purchase Option is exercised after the second (2nd) anniversary of the Commencement Date and until (including) the third (3rd) anniversary of the Commencement Date, (iii) zero point five per cent. (0.5%) of such Outstanding Finance Amount if the Purchase Option is exercised after the third (3rd) anniversary of the Commencement Date and until (including) the fourth (4th) anniversary of the Commencement Date and (iv) zero per cent. (0%) of such Outstanding Finance Amount if the Purchase Option is exercised after the fourth (4th) anniversary of the Commencement Date;

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(b)	any amounts of interest accrued from the last Payment Date up to an including the Purchase Option Date;

(c)	any accrued but unpaid Variable Charterhire as at the Purchase Option Date;

(d)	any Breakfunding Costs and any other costs, expenses and fees payable by the Owners to the Owner's Financier under the relevant Financial Instruments but excluding any Swap Costs;

(e)	any documented legal costs, expenses reasonably incurred by the Owners and in connection with the exercise of the Purchase Option under Clause 47 (Purchase Option);

(f)
any other reasonable and documented costs, expenses, losses and liabilities and by the Owners under the Leasing Documents as a result of the exercise of the Purchase Option under Clause 47 (Purchase Option) (including, but not limited to, the release of securities and the cost of redelivery); and

(g)	all other amounts due and outstanding under this Charter and the other Leasing Documents together with any applicable interest thereon.

"Published Rate" means Term SOFR for three (3) months.

"Published Rate Replacement Event" means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Owners, materially changed;

(b)

(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)
information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)
the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

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(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(c)
the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Owners) temporary;

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than a reasonable time period as determined by the Owners; or

(d)	in the opinion of the Charterers and the Owners (each acting reasonably), that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Charter.

"Purchase Price" means the aggregate amount which has been paid by the Owners (in their capacity as Buyers) to the Charterers (in their capacity as Sellers) for the purchase of the Vessel pursuant to clause 18 (payment of purchase price) of the MOA.

"Quotation Day" means in relation to a Term for which an Interest Rate is to be determined, two (2) US Government Securities Business Days before the first day of that Term unless market practice differs in the relevant syndicated loan market in which case the Quotation Day will be determined by the Owners in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

"Reference Rate" means, in relation to a Term:

(a)	the applicable Term SOFR for three (3) months as of the relevant Quotation Day; or

(b)	as otherwise determined pursuant to Clause 36.13,

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

"Relevant Jurisdiction" means, in relation to each Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any property owned by it and charged under a Leasing Document or an Assignable Sub-charter is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	any jurisdiction whose laws govern the perfection of any of the Leasing Documents the Assignable Sub-charter entered into by it creating a Security Interest.

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"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Replacement Reference Rate" means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by;

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate);

(ii)	any Relevant Nominating Body; or

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above;

(b)
in the opinion of the Owners and the Charterer, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or

(c)	in the opinion of the Owners and the Charterer, an appropriate successor or alternative to a Published Rate.

"Reporting Time" means close of business in Shanghai on the date falling two (2) Business Days after the Quotation Day for the relevant Term.

"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (c) of the definition of "Total Loss".

"Restricted Country" means any country or territory whose government is the target of Sanctions or that is or whose government is, subject to comprehensive country-wide or territory-wide Sanctions (including, without limitation, as regards United States Sanctions, Cuba, Syria, Iran, North Korea, Crimea and Venezuela).

"Restricted Person" means any person who is the subject of Sanctions (whether designated by name or by reason of being included in a class of persons to whom any applicable Sanctions apply in accordance with their terms) or against whom Sanctions are directed, including, without limitation, as a result of being (a) owned or controlled directly or indirectly by any person which is a designated target of Sanctions, or (b) organized under the laws of, or a citizen or resident of, any Restricted Country, or otherwise a target of Sanctions.

"Sanctions" means any sanctions (including US "secondary sanctions"), embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

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(a)
imposed, administered, enacted or enforced by law or regulation of the United Kingdom, the Council of the European Union, the People's Republic of China, the United Nations or its Security Council or the US (including, but not limited to, "secondary sanctions" imposed by the US), the Hong Kong SAR, the Flag State or any government, official institution or agency of any of the foregoing, whether or not any Obligor or any Sub-charterer is legally bound to comply with the foregoing; or

(b)	otherwise imposed by any law or regulation binding on any Obligor or any Sub-charterer or to which an Obligor or a Sub-charterer is subject.

"Sanctions Advisory" means the Sanctions Advisory for the Maritime Industry, Energy and Metals Sectors, and Related Communities issued May 14, 2020 by the US Department of the Treasury, Department of State and Coast Guard, as may be amended or supplemented, and any similar future advisory.

"Security Documents" means the Account Security, the Guarantee, the General Assignment, the Shares Security Deed, the Manager's Undertakings and any other security documents granting a Security Interest in respect of the obligations of the Charterers under or in connection with this Charter.

"Security Interest" means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; or

(c)
any other right which confers on a creditor or potential creditor a right or privilege to receive the amount actually or contingently due to it ahead of the general unsecured creditors of the debtor concerned; however this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution.

"Sellers" means the Charterers acting in their capacity as seller of the Vessel under the MOA.

"Shares Security Deed" means the shares security deed executed or to be executed by the Guarantor in favour of the Owners over the shares in the Charterers in agreed form.

"SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

"Special Termination Notice Date" means the date on which the Special Termination Sum is payable by the Charterers to the Owner in accordance with Clause 44(A).1 or 44(A).3.

"Special Termination Sum" means, in respect of any date (for the purposes of this definition only, the "Relevant Date"), the aggregate of:

(a)	the Outstanding Finance Amount as at the Relevant Date;

(b)	any accrued but unpaid Variable Charterhire and/or any default interest as at the Relevant Date;

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(c)	any Breakfunding Costs and any other costs, expenses and fees payable by the Owners to the Owner's Financier under the relevant Financial Instruments but excluding any Swap Costs;

(d)	any reasonable and documented costs, expenses, losses and liabilities incurred by the Owners in connection with the termination of this Charter under Clause 44(A); and

(e)	all other outstanding amounts payable under this Charter and other Leasing Documents together with any applicable interest thereon.

"Sub-charter" means, as the context requires, any sub-charter or other form of contract for employment in respect of the Vessel (including, but not limited to, any Assignable Sub-charter) entered or to be entered into by the Charterers (as disponent owners) and any other Sub-charterer, whether or not already in existence.

"Sub-charterer" means any charterer under a Sub-charter (including, but not limited to, any Assignable Sub-charter).

"Swap Costs" means any amount payable by the Owners or costs incurred by the Owners (after netting out any gains) as a result of the termination or close-out of any Treasury Transaction entered into in connection with the Leasing Documents.

"Term" means each consecutive three (3) months' period falling during the Charter Period, provided that:

(a)	the first Term shall commence on (and include) the Commencement Date and end on (and include) the first Payment Date;

(b)	each subsequent Term (apart from the final Term) shall commence on (and include) the date falling immediately after the last day of the previous Term;

(c)	any Term which would otherwise overrun a Payment Date shall instead end on (and include) that Payment Date; and

(d)	the final Term shall end on (and include) the Maturity Date.

"Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

"Termination Event" means any event described in Clause 44 (Termination Events).

"Termination Notice Date" shall have the meaning as defined under Clause 44.2.

"Termination Sum" means, in respect of any date (for the purposes of this definition only, the "Relevant Date"), the aggregate of (without double counting amounts that may be included in more than one sub-paragraph below):

(a)	the Outstanding Finance Amount as at the Relevant Date together with a fee calculated at the rate of two point five per cent. (2.5%) of such Outstanding Finance Amount;

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(b)	any accrued but unpaid Variable Charterhire as at the Relevant Date;

(c)	any Breakfunding Costs and any other costs, expenses and fees payable by the Owners to the Owner's Financier under the relevant Financial Instruments but excluding any Swap Costs;

(d)	any and all costs, expenses, losses and liabilities incurred by the Owners in connection with the termination of this Charter under Clause 44 (Termination Events); and

(e)
any and all costs, expenses, losses and liabilities incurred by the Owners (and the Owners' Financier (if any)), and in locating, repossessing, recovering, repositioning, berthing, insuring and maintaining the Vessel and/or in collecting any payments due under this Charter and/or in obtaining the due performance of the obligations of the Charterers under this Charter or the other Leasing Documents;

(f)
all other outstanding amounts payable under this Charter and other Leasing Documents together with any applicable interest thereon (including, but not limited to, any default interest on any amount owing under paragraphs (a) to (e) above), and for the avoidance of doubt, this shall not include any then applicable purchase option fee under paragraph (a) of the definition of "Purchase Option Price".

"Third Party Approved Manager" means any Approved Manager which is not owned or controlled by the Guarantor.

"Total Loss" means:

(a)	in the case of an actual loss of the Vessel, the date on which it occurred or, if that is unknown, the date when the Vessel was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Vessel, the earlier of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the Owners with the insurers in which the insurers agree to treat the Vessel as a Total Loss;

(c)
in the case of any expropriation, confiscation, requisition or acquisition of the Vessel whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to an extension), on the date on which the expropriation, confiscation, requisition or, as the case may be, the acquisition of the Vessel is completed by delivery of the Vessel to the relevant government or official authority or the person or persons claiming to be or to represent the relevant government or official authority, unless it is redelivered within forty-five (45) days to the full control of the Owners or the Charterers; and

(d)
in the case of any arrest, condemnation, capture, seizure or detention of the Vessel (including any hijacking or theft), unless it is redelivered within forty-five (45) days to the full control of the Owners or the Charterers, the date falling on the expiration of such days.

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"Total Loss Payment Date" shall have the meaning given to that term in Clause 40.9.

"Total Loss Proceeds" means the proceeds of any policy or contract of insurance or any Requisition Compensation in each case arising in respect of a Total Loss.

"Treasury Transaction" means any derivative transaction entered into in connection with protection against or benefit from any fluctuation in price or rate.

"Upfront Fee" has the meaning given to that term in Clause 41.1.

"US" means United States of America.

"US Government Securities Business Day" means any day other than:

(a)	a Saturday or a Sunday; and

(b)
a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

"US Tax Obligor" means (a) a person which is resident for tax purposes in the United States of America or (b) a person some or all of whose payments under the Leasing Documents are from sources within the United States for United States federal income tax purposes.

"Variable Charterhire" means, in relation to a Payment Date, a variable element of charterhire which shall be an amount calculated by applying the applicable Interest Rate for the relevant Term to the Outstanding Finance Amount prevailing on the first day of the relevant Term (which for the avoidance of doubt, shall be the Finance Amount in respect of the first Charterhire instalment), for the actual number of days elapsed within the relevant Term.

"Vessel" means the 176K dwt bulk carrier (Capesize) named m.v. "Friendship" registered under the Flag State with IMO number 9410454.

61.2	In this Charter:

"agreed form" means, in relation to a document, such document in a form agreed in writing between the Owners and the Charterers and, if required by the Owners in their sole discretion, the Owners' Financier;

"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

"company" includes any partnership, joint venture and unincorporated association;

"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;

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"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;

"continuing" means, in relation to any Termination Event, a Termination Event which has not been waived by the Owners and in relation to any Potential Termination Event, a Potential Termination Event which has not been waived by the Owners or remedied to the satisfaction of the Owners;

"control" over a particular company means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)	cast, or control the casting of, more than fifty one percent (51%) per cent, of the maximum number of votes that might be cast at a general meeting of such company; or

(b)	appoint or remove all, or the majority, of the directors or other equivalent officers of such company; or

(c)	give directions with respect to the operating and financial policies of such company with which the directors or other equivalent officers of such company are obliged to comply;

"document" includes a deed; also a letter, fax or telex;

"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

"months" shall be construed in accordance with Clause 61.3;

the Owners' "cost of funds" in relation to the Outstanding Finance Amount or any part thereof is a reference to the average cost (determined either on an actual or a notional basis) which the Owners would incur if they were to fund or finance, from whatever source(s) they may reasonably select, an amount equal to the amount of the Outstanding Finance Amount or any part thereof for a period equal in length to the Term of the Outstanding Finance Amount or any part thereof;

"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;

"policy", in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;

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"protection and indemnity risks" means the usual risks covered by a protection and indemnity association which is a member of the International Group of P&I Clubs including pollution risks, extended passenger cover and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02 or 1/11/03), clause 8 of the Institute Time Clauses (Hulls)(1/10/83) or clause 8 of the Institute Time Clauses (Hulls) (1/11/1995) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

"regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

"subsidiary" has the meaning given in Clause 61.4; and

"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.

61.3
Meaning of "month". A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

(a)	on the Business Day preceding the numerically corresponding day if the numerically corresponding day is not a Business Day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and "month" and "monthly" shall be construed accordingly.

61.4	Meaning of "subsidiary". A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P,

(e)	and any company of which S is a subsidiary is a parent company of S.

61.5	In this Charter:

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(a)
references to a Leasing Document or any other document being in the form of a particular appendix or to any document referred to in the recitals include references to that form with any modifications to that form which the Owners approve;

(b)	references to, or to a provision of, a Leasing Document or any other document are references to it as amended or supplemented, whether before the date of this Charter or otherwise;

(c)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Charter or otherwise;

(d)	words denoting the singular number shall include the plural and vice versa; and

(e)	references to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Owners after consultation with the Charterers.

61.6	Headings. In interpreting a Leasing Document or any provision of a Leasing Document, all clauses, sub-clauses and other headings in that and any other Leasing Document shall be entirely disregarded.

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SCHEDULE 1

ACCEPTANCE CERTIFICATE

Friend Ocean Navigation Co. (the "Charterers") hereby acknowledges that at           hours on          , there was delivered to, and accepted by, the Charterers the Vessel known as m.v. " Friendship", registered in the name of Insight 23 Holding Limited (the "Owners") under the flag of the Republic of Liberia with IMO number 9410454 under a bareboat charter dated _______________________(the "Charter") and made between the Owners and the Charterers and that Delivery (as defined in the Charter) thereupon took place and that, accordingly, the Vessel is and will be subject to all the terms and conditions contained in the Charter.

The Charterers warrant that the representations and warranties made by them in Clause 45 (Representations and Warranties) of the Charter remain correct and that no Termination Event (as defined in the Charter) has occurred and is continuing at the date of this Acceptance Certificate.

Name:
Title:
for and on behalf of
Friend Ocean Navigation Co.
Date:

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SCHEDULE 2

Part A

The following are the documents referred to in Clause 34.2(f)(i):

1	Corporate Authority

1.1	A copy of the constitutional documents of the Charterers and the Guarantor.

1.2	If required, a copy of the resolutions of the board of directors (or equivalent) of the Charterers and the Guarantor:

(a)	approving the terms of, and the transactions contemplated by, the Leasing Documents to which it is a party and resolving that it execute the Leasing Documents to which it is a party;

(b)	authorizing a specified person or persons to execute the Leasing Documents to which it is a party on its behalf; and

(c)
authorising a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under, or in connection with, the Leasing Documents to which it is a party.

1.3	If required, an copy of the power of attorney of any party to a Leasing Document authorising a specified person or persons to execute the Leasing Documents to which it is a party.

1.4	If required, a copy of the specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2 above.

1.5	If required, a copy of the resolutions signed by all the holder(s) of the issued shares of the Charterers, approving the terms of, and the transactions contemplated by such Leasing Documents.

1.6
A copy of the certificate of an officer or authorised signatory of each of the Charterers and the Guarantor certifying that each copy document relating to it specified in this Part A of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Charter.

2	Leasing Documents

2.1	Duly executed copies of each Leasing Document (other than the Account Security, the General Assignment and the Manager's Undertakings) and of each document to be delivered under each of them.

2.2	Agreed forms of the Account Security, the General Assignment and the Manager's Undertakings and of each document to be delivered under each of them.

3	Vessel Documents

3.1	A copy of each executed Approved Management Agreement establishing that the Vessel will, as from the Commencement Date, be managed by the relevant Approved Manager and approved by the Owners.

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3.2	A copy of the Document of Compliance of the relevant Approved Technical Manager.

3.3	A copy of the Vessel's class certificate evidencing that the Vessel maintains such classification (free of any overdue recommendations and conditions) as is acceptable to the Owners.

3.4
Copies of the Vessel's Safety Management Certificate (together with any other details of the applicable safety management system which the Owners may require) and of any other documents required under the ISM Code and the ISPS Code (including, without limitation, an ISSC and IAPPC).

4	Legal opinions

4.1
An agreed form legal opinion by English law legal advisers to the Owners on such matters on the laws of England in relation to the documents listed in paragraphs 2.1 and 2.2 of Part A of this Schedule, in form and substance acceptable to the Owners.

4.2
Agreed forms of legal opinions by lawyers appointed by the Owners on such matters relating to the documents listed in paragraphs 2.1 and 2.2 of Part A of this Schedule, concerning the laws of the Republic of the Marshall Islands, the Republic of Libera and Greece and such other relevant jurisdictions as the Owners may require, in form and substance acceptable to the Owners.

5	Initial Sub-charter

5.1	A copy of the Initial Sub-charter (and any addendums thereto).

5.2	Evidence to the satisfaction of the Owners that the Initial Sub-charterer consents to the sale and leaseback of the Vessel contemplated by the Leasing Documents.

6	Escrow Agreement

A copy of the executed Escrow Agreement.

7	Vessel Insurances

7.1
Agreed form of letters of undertaking and certificates of entry (as the case may be) relating to insurances as set out in Clause 38 (Insurance) acknowledged by the relevant insurer, insurance broker, protection and indemnity association or war risks association (as the case may be).

7.2	An insurance report or certificate by an insurance broker or consultant appointed by the Owners (but at the cost of the Charterers) in an agreed form acceptable to the Owners.

8	Payment Notice

A duly completed copy of the Payment Notice to be received by the Owners not later than three (3) Business Days prior to the Prepositioning Date.

9	Deed of Release

A copy of the agreed form deed of release discharging (i) all of the Charterers' obligations under the Existing Facility Agreement and the Existing Mortgage Security Documents and (ii) all Security Interests encumbering the Vessel or any part thereof (if any), in such form as is satisfactory to the Owners.

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10	Others

10.1	A copy of the duly executed commercial invoice of the Vessel.

10.2	Copies of the Original Financial Statements.

10.3	Evidence that the Earnings Account has been or will be opened.

10.4	Evidence that any fees, costs and expenses then due from the Charterers to the Owners under the Leasing Documents have been paid and received by, or will be paid and received by, the Owners.

10.5
Such evidence relating to the Charterers or the Guarantor as the Owners may reasonably require for their (or their financiers) to be able to satisfy each of their "know your customer" or similar identification procedures in relation to the Leasing Documents.

10.6
A copy of any other consents, approvals, authorization or other document, opinion or assurance which the Owners consider to be reasonably necessary or desirable in connection with the entry into and performance of the transactions contemplated by any of the documents listed in paragraph 2 of Schedule 2, Part A or for the validity and enforceability of such documents.

10.7	Such other information and documents as the Owners may reasonably require by giving notice to the Charterers.

10.8	If the Owners so require, in relation to any of the documents referred to in this Schedule 2 Part A, an English translation of that document (with such cost to be borne by the Charterers).

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Part B

The following are the documents referred to in Clause 34.2(f)(ii):

1	Bringdown Certificate

If required, a copy of the certificate of an authorised signatory of the Charterers and the Guarantor certifying that each document which they are required to provide under Part A of Schedule 2 of this Charter, is correct, complete and in full force and effect as at the Commencement Date.

2	Deed of Release

Duly executed copy of the deed of release referred to in paragraph 9 of Schedule 2, Part A of this Charter.

3	Security Documents

Duly executed copies of each of the Account Security, the General Assignment and the Manager's Undertakings and of each document to be delivered under each of them.

4	Vessel Documents

Documentary evidence that the Vessel:

(a)	is or will be definitively and permanently registered in the name of the Owners under the Flag State;

(b)	is or will be in the absolute and unencumbered ownership of the Owners; and

(c)	has been or will be unconditionally delivered by the Charterers to the Owners pursuant to the terms of the MOA, where such documents shall include without limitation:

(i)
a copy of the certificate or transcript issued by the competent authorities of the Flag State on the date of Delivery evidencing the Charterers' (as sellers under the MOA) ownership of the Vessel and that the Vessel is free from registered encumbrances and mortgages;

(ii)
the original (if required by the Flag State) or a copy of the bill of sale in a form recordable in the Flag State, transferring title of the Vessel by the Charterers (as sellers under the MOA) to the Owners (as buyers under the MOA) and stating that the Vessel is free from all mortgages, encumbrances and maritime liens (whether maritime or otherwise) or any other debts whatsoever, duly notarially attested and legalised or apostilled as may be required by the Flag State; and

(iii)	a copy of the protocol of delivery and acceptance duly executed by the Charterers and Owners.

(d)	Any additional documents as may be required by the competent authorities of the Flag State for the purpose of registering the Vessel in the name of the Owners as registered owner.

5	Others

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5.1
Evidence that any fees, costs and expenses then due from the Charterers to the Owners under the Leasing Documents have been paid and received by, or will be paid and received by, the Owners, on Delivery of the Vessel.

5.2	If the Owners so require, in relation to any of the documents referred to in this Schedule 2 Part B, an English translation of that document (with such cost to be borne by the Charterers).

5.3	Such other information or documents as the Owners may reasonably require by giving notice to the Charterers.

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Part C

The following are the documents referred to in Clause 34.2(f)(iii):

1	Registration of security

Documentary evidence that, if applicable, the Security Interests intended to be created by the Security Documents have been duly perfected within the time periods as set out under applicable law.

2	Legal opinions

Not later than five (5) Business Days after the date that (i) the Delivery under this Charter and (ii) the "Delivery" as defined under the Other Charter have all taken place, issued signed copies of the legal opinions referred to in paragraphs 4.1 and 4.2 of Schedule 2, Part A of this Charter.

3	Insurances

(a)
Not later than fifteen (15) Business Days after the Commencement Date, receipt of copies of the executed letters of undertaking and certificates of entry (as the case may be) relating to insurances as set out in Clause 38 (Insurance) acknowledged by the relevant insurer, insurance broker, protection and indemnity association or war risks association (as the case may be), each in the agreed form under paragraph 5 of Schedule 2, Part A of this Charter.

(b)	Not later than twenty (20) Business Days after the Commencement Date, the issued insurance report in the form agreed under paragraph 5 of Schedule 2, Part A of this Charter.

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EXECUTION PAGE

OWNERS

SIGNED	)
for and on behalf of	)
INSIGHT 23 HOLDING LIMITED	) /s/ Mao Yufei
acting by MAO Yufei	)
its attorney-in-fact	)
in the presence of:	)

/s/ Sun Linzi
Witness
Name: Sun Linzi
Address: Room 6006, 6th Floor, No.15, Second East Zhongshan Road, Shanghai, P.R.China 200002

CHARTERERS

EXECUTED	)
for and on behalf of	)
FRIEND OCEAN NAVIGATION CO.	) /s/ Stavros Gyftakis
acting by Stavros Gyftakis	)
being its attorney-in-fact	)
witnessed by:	)

/s/ Maria Moschopoulou

Witness
Name: Maria Moschopoulou
Address: 154 Vouliagmenis Avenue,
16674 Glyfada, Athens Greece

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